                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        GREASE MONKEY HOLDING CORPORATION
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
                  Common Stock, par value $.03 per share ("Common Stock") and Series C Preferred Stock, $100.00 stated value ("Preferred Stock") of Grease Monkey Holding Corporation

(2) Aggregate number of securities to which transaction applies:
                  4,690,518 shares of Common Stock and 20,896 shares of Preferred Stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  $1.00 per share of Common Stock and $100.00 per share of Preferred Stock (plus accrued and unpaid dividends) in cash-out merger

(4)   Proposed maximum aggregate value of transaction:
                  $7,522,057

(5)   Total fee paid:
                  $1,505

[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                        GREASE MONKEY HOLDING CORPORATION
                           633 17th Street, Suite 400
                             Denver, Colorado 80202


                                October 14, 1999


Dear Shareholders:

         You are cordially invited to attend a Special Meeting of Shareholders of Grease Monkey Holding Corporation ("Grease Monkey" or the "Company") to be held on November 22, 1999, at 2 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202. The purpose of the Special Meeting is to consider and vote upon a merger that, if approved and subsequently consummated, will result in the shareholders of the Company (other than shareholders who have perfected their appraisal rights) receiving (a) $1.00 in cash per share for their shares of Grease Monkey common stock, $.03 par value ("Common Stock") and (b) $100.00 plus an amount equal to any unpaid cumulative dividends in cash per share for the Series C Preferred Stock, $100.00 stated value (the "Preferred Stock"). The acquiror of Grease Monkey, QL 3000, Inc., a newly formed Florida corporation ("QL 3000"), was organized at the direction of E. Chester Stokes, Jr. and David C. Plyler.

         The Board of Directors of Grease Monkey has recommended to Grease Monkey's shareholders that the merger and related agreements be approved. In connection with its evaluation of the merger, the Board of Directors engaged Green, Manning & Bunch Securities, Inc. ("GMB") to act as its financial advisor. GMB has rendered its opinion dated March 8, 1999 that based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration to be received in the merger is fair from a financial point of view to the shareholders of the Company. The written opinion of GMB, dated March 8, 1999, is attached as Appendix B to the enclosed Proxy Statement and should be read carefully and in its entirety by the shareholders.

         THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MERGER.

         Approval of the merger at the Special Meeting will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock entitled to vote at the Special Meeting, voting as separate groups. The accompanying Proxy Statement provides you with a summary of the proposed merger and additional information about the parties involved and their interests. If the merger is approved by the holders of the Common Stock and Preferred Stock, the closing of the merger will occur as soon after the Special Meeting as all of the other conditions to closing the merger are satisfied.

         PLEASE GIVE ALL THIS INFORMATION YOUR CAREFUL ATTENTION. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A FAILURE TO

VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND.

                                       Sincerely,

                                       James B. Wallace
                                       Chairman

                        GREASE MONKEY HOLDING CORPORATION
                           633 17th Street, Suite 400
                             Denver, Colorado 80202

                              ---------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 22, 1999

                              ---------------------


         Notice is hereby given that a Special Meeting of Shareholders of Grease Monkey Holding Corporation, a Utah corporation ("Grease Monkey" or the "Company"), will be held on November 22, 1999 at 2:00 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, CO 80202, for the following purposes:

(1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated March 26, 1999 (as amended by the Amendment Release and Extension Agreement, dated July 30, 1999, the "Merger Agreement"), pursuant to which QL 3000, Inc., a newly formed Florida corporation ("QL 3000"), will be merged with and into the Company and each shareholder of the Company (other than shareholders who are entitled to and have perfected their appraisal rights) will become entitled to receive (a) $1.00 in cash for each outstanding share of common stock, $.03 par value, of the Company (the "Common Stock") and (b) $100.00 plus an amount equal to any unpaid cumulative dividends in cash per share for the Series C Preferred Stock, $100.00 stated value (the "Preferred Stock") owned immediately prior to the effective time of the merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

(2) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         The Board of Directors has determined that only holders of Common Stock and Preferred Stock of record at the close of business on October 8, 1999, will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or adjournments thereof. A form of proxy and a Proxy
Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany and form a part of this notice.

                                       By order of the Board of Directors,


                                       /s/ Rex L. Utsler
                                       Secretary

October 14, 1999                                              Denver, Colorado

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

         THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         Any shareholder shall have the right to dissent from the merger and to receive payment of the "fair value" of his or her shares upon compliance with the procedures set forth in Sections 16-10a-1301 through 16-10a-1331 of the Utah Business Corporation Act. See "Rights Of Dissenting Shareholders" in the Proxy Statement that accompanies this notice and the full text of Sections 16-10a-1301 through 16-10a-1331 of the Utah Business Corporation Act, which is attached as Appendix C and is described in the accompanying Proxy Statement.

                              TABLE OF CONTENTS

                                                                              PAGE
Questions and Answers about the Merger.......................................  1

Who Can Help Answer Your Questions...........................................  3

Cautionary Statement Concerning Forward-Looking Information..................  4

Summary......................................................................  5

Historical Market Information................................................ 10

Selected Consolidated Financial Data......................................... 11

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................... 12

Special Factors.............................................................. 29

The Board's Recommendation................................................... 32

Opinion Of Financial Advisor................................................. 35

Purpose and Reasons of QL 3000 for the Merger................................ 38

Conflicts Of Interest........................................................ 39

Certain Effects Of The Merger................................................ 39

Financing Of The Merger...................................................... 40

Conduct Of Grease Monkey's Business After The Merger......................... 41

The Special Meeting.......................................................... 42

Date, Time, And Place Of The Special Meeting................................. 42

Proxy Solicitation........................................................... 42


                                       i

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                              PAGE

Record Date And Quorum Requirement........................................... 42

Voting Procedures............................................................ 42

Voting And Revocation Of Proxies............................................. 43

Effective Time Of The Merger And Payment For Shares.......................... 43

Other Matters To Be Considered............................................... 44

The Merger................................................................... 45

Terms Of The Merger Agreement................................................ 45

Rights Of Dissenting Shareholders............................................ 49

Federal Income Tax Consequences.............................................. 52

Principal Shareholders....................................................... 54

Certain Information Concerning QL 3000 and QL 3000 Investors................. 55

Purchases Of Common Stock By Certain Persons................................. 55

Independent Auditors......................................................... 55

Shareholder Proposals........................................................ 55

Other Matters................................................................ 56

Incorporation of Certain Documents by Reference.............................. 56

Where You Can Find More Information.......................................... 56


                                       ii

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                              PAGE
Financial Statements......................................................... F-1
Appendix A - Merger Agreement and Amendment, Extension
   and Release Agreement..................................................... A-1
Appendix B - Opinion of GMB.................................................. B-1
Appendix C - Utah Business Corporation Act - Part 13 Dissenters' Rights...... C-1

                        GREASE MONKEY HOLDING CORPORATION
                           633 17th Street, Suite 400
                             Denver, Colorado 80202
                              ---------------------
                                 PROXY STATEMENT
                              ---------------------
The Proxy Statement is dated October 14, 1999 and was first mailed to Shareholders on approximately October 22, 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:   WHAT WILL HAPPEN IN THE MERGER?

A: Upon consummation of the merger, QL 3000 will be merged with and into Grease Monkey with Grease Monkey being the surviving corporation. All shareholders of Grease Monkey, other than those shareholders who exercise their appraisal rights, will receive a cash payment for their outstanding shares of Common Stock and Preferred Stock. After the merger, Grease Monkey will become a privately held company owned by the following investors in QL 3000 (the "QL 3000 Investors"):

     E. Chester Stokes, Jr.
     David C. Plyler
     Thomas C. Bergmann
     Ronald E. Smith
     Island Food Stores, Ltd.

To review the structure of the merger in greater detail, see pages 45 through 48.

Q:   WHY IS GREASE MONKEY BEING ACQUIRED?

A: The Board of Directors believes that the acquisition of Grease Monkey is in the best interests of the shareholders of Grease Monkey, that the merger will enable the shareholders to liquidate their holdings and that as a private company, Grease Monkey will have reduced costs, greater access to capital and will have greater operating flexibility to focus on enhancing value by emphasizing growth and operating cash flow. To review the background and reasons for the merger in greater detail, see pages 29 through 32.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive (a) $1.00 in cash, without interest, for each share of Common Stock, and (b) $100.00 plus an amount equal to any unpaid cumulative dividends in cash, without interest, for each share of Preferred
     Stock. This is the "Cash Merger Consideration." For example: If you own 100 shares of Common Stock, upon completion of the merger you will receive $100.00 in cash.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger during November 1999.

Q:    WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The receipt of the Cash Merger Consideration by you will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see pages 52 through 53.

      Your tax consequences will depend on
      your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:    WHAT AM I BEING ASKED TO VOTE UPON?

A:    You are being asked to approve and adopt the Merger
      Agreement, which provides for the acquisition of Grease Monkey by the QL 3000 Investors. After the merger, Grease Monkey will become a privately held company and you will no longer own an equity interest in Grease Monkey.

      The Grease Monkey Board has approved and adopted the merger and recommends voting for the approval and adoption of the Merger Agreement.

Q:    WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

      Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock, voting as separate groups. Therefore, a failure to vote or a vote to abstain will have the same legal effect as a vote against the merger.

      The Special Meeting will take place on November 22, 1999 at 2:00 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202. You may attend the Special Meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Special Meeting and either change your vote or attend the Special Meeting and vote in person.

Q:    IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER,
      WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares of Common Stock only if you provide instructions on how to vote.
      You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposal to approve and adopt the Merger Agreement.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your Common Stock and Preferred Stock certificates for the Cash Merger Consideration.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

                     James B. Wallace
                     Brownlie, Wallace, Armstrong & Bander Exploration 475 17th Street
                     Denver, Colorado  80202
                     Telephone:  (303) 308-1660 ext. 3420

         You should note that James B. Wallace, as well as certain of the other directors and executive officers of Grease Monkey, are participants in the merger.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         THIS PROXY STATEMENT AND OTHER STATEMENTS MADE FROM TIME TO TIME BY GREASE MONKEY, QL 3000, OR THEIR AFFILIATES OR REPRESENTATIVES CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF, OR CURRENT EXPECTATIONS OF GREASE MONKEY AND QL 3000 AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT TEAMS, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT OF GREASE MONKEY AND QL 3000 THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DETAILED HEREIN AND: (i) COMPETITIVE PRESSURES IN THE QUICK LUBE, AUTOMOTIVE SERVICE AND PETROLEUM INDUSTRIES; (ii) MANAGEMENT AND INTEGRATION OF THE OPERATIONS OF ACQUIRED BUSINESSES; (iii) GREASE MONKEY'S BUSINESS AND GROWTH STRATEGIES; (iv) LIMITED ACCESS TO ADDITIONAL NECESSARY CAPITAL; AND (v) GENERAL ECONOMIC CONDITIONS. GREASE MONKEY AND QL 3000 UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGES IN ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS, OR CHANGES IN FUTURE OPERATING RESULTS
OVER TIME.

                                    SUMMARY

         This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the Merger Agreement. See "Where You Can Find More Information" (page 56).

EFFECTS OF THE MERGER

Pursuant to the merger, QL 3000 will be merged with and into Grease Monkey with Grease Monkey being the surviving corporation (the "Surviving Corporation"). As a result of the merger, the entire equity interest in the Company will be owned by the QL 3000 Investors, and the Common Stock will no longer be publicly traded. The shareholders will no longer be shareholders of Grease Monkey and they will not participate in Grease Monkey's future earnings and growth or bear the risk of any decreases in the value of Grease Monkey. Instead, the shareholders will have the right to receive (a) $1.00 in cash, without interest, for each share of Common Stock held, and (b) $100.00 plus an amount equal to any unpaid cumulative dividends in cash, without interest, for each share for the Preferred Stock held (other than shares of Common Stock and Preferred Stock in respect of which appraisal rights have been perfected under Utah law). QL 3000 Investors will have the opportunity to benefit from any future earnings and growth of Grease Monkey and will bear the risk of any decrease in Grease Monkey's value. In addition, the members of Grease Monkey's management have interests in the merger as employees and/or directors which are different from, or in addition to, yours as a Grease Monkey shareholder. To review these interests, see "-- Conflicts of Interest" and "Special Factors -- Conflicts of Interest."

THE COMPANIES

Grease Monkey Holding Corporation
633 17th Street, Suite 400
Denver, Colorado  80202
(303) 308-1660

Grease Monkey is a Utah corporation formed in 1976 that is engaged in the business of owning, operating, leasing, managing and franchising automotive fast service lubrication and oil change centers under the trade name of Grease Monkey ("Grease Monkey Centers" or "Centers").

Grease Monkey Centers provide automobile users with convenient preventative fluid maintenance services. In about ten minutes, without an appointment, Grease Monkey service technicians change the oil, install a new oil filter, lubricate the chassis, adjust tire pressure, wash windows and vacuum the interior of an automobile. At the same time, all fluid levels are checked and topped off, if necessary. The price for this basic service is $23.99 to $32.99 in the United States ($11.65 to $19.50 in Mexico), depending upon the location of the Center. Grease Monkey Centers also offer transmission fluid changes, differential fluid changes, radiator flushes, air conditioning recharges, automotive light bulb replacement, an oil additive package, and will replace air filters and install new wiper blades.

Grease Monkey Centers are two- or three-bay drive-through buildings built to the Company's specifications. Grease Monkey buildings utilize service basements from which the underneath portion of the vehicle is serviced at the same time other technicians service the vehicle from above. The buildings also include a pleasant customer waiting area.

QL 3000, Inc.
9551 Bay Meadows Road
Jacksonville, Florida  32356
(904) 730-2660

QL 3000 is a Florida corporation, formed in September 1998 for the purpose of acquiring Grease Monkey and other automotive fast service lubrication and oil change centers throughout the United States.

THE SPECIAL MEETING (PAGES 42-44)

The Special Meeting will be held on November 22, 1999, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202. At the Special Meeting, Grease Monkey shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

RECORD DATE; VOTING POWER (PAGE 42)

Holders of record of Common Stock and Preferred Stock at the close of business on October 8, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. As of such date, there were 4,690,518 shares of Common Stock issued and outstanding held by approximately 2,284 holders of record and 20,896 shares of Preferred Stock held by approximately 50 holders of record. Holders of record of Common Stock or Preferred Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED (PAGE 42)

Approval by the Grease Monkey shareholders of the proposal to approve and adopt the Merger Agreement will require the affirmative vote of a majority of the shares of Common Stock and Preferred Stock outstanding on the Record Date, voting as separate groups. Accordingly, a failure to vote or a vote to abstain will have the same legal effect as a vote against the merger.

Jerry D. Armstrong, James B. Wallace, Ray O. Brownlie, J.H. Bander, Charles
E. Steinbrueck, Cortlandt S. Dietler, George F. Wood, Wayne H. Patterson and Jim D. Baldwin have agreed to vote all of their Common Stock and Preferred Stock to approve the merger. Such persons hold an aggregate of 2,017,396 shares of Common Stock (or approximately 43% of the total Common Stock outstanding) and 7,161 shares of Preferred Stock (or approximately 34% of the total Preferred Stock outstanding).

A "no" vote on the enclosed proxy card will be a vote against the merger. If we do not receive "yes" votes from a majority of the outstanding shares of Common Stock and Preferred Stock, the merger will not be approved and you will continue to own shares in a publicly traded company.

A shareholder who gives a proxy with respect to voting on the Merger Agreement may revoke it at anytime before it is voted at the Special Meeting by (i) filing an instrument with the Secretary of Grease Monkey revoking it,
(ii) submitting a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting.

RECOMMENDATIONS (PAGES 32-35)

The Grease Monkey Board determined that the merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Grease Monkey shareholders and recommended that the shareholders approve the Merger Agreement. The Grease Monkey Board recommends that the Grease Monkey shareholders vote "For" the approval of the Merger Agreement. Rex L. Utsler, President, Chief Operating Officer and a director of the Company, dissented from the Board's determination and recommendation. You should refer to the reasons that the Grease Monkey Board considered in determining whether to approve and adopt the Merger Agreement on pages 32-35.

OPINION OF FINANCIAL ADVISOR (PAGES 35-39)

Green, Manning & Bunch Securities, Inc. ("GMB"), an investment banking firm that served as financial advisor to the Board, has rendered an opinion dated March 8, 1999 to the Board that the Cash Merger Consideration is fair from a financial point of view to the shareholders of Grease Monkey. Upon completion of the merger, GMB will receive an investment banking fee of $425,000 plus reimbursement of expenses of up to $20,000, of which $80,000 has already been paid. A copy of the fairness opinion, setting forth the information reviewed, assumptions made, and matters considered, is attached to this Proxy Statement as Appendix B. You should read the fairness opinion of GMB in its entirety.

TERMS OF THE MERGER AGREEMENT (PAGES 45-48)

The Merger Agreement is attached to this Proxy Statement as Appendix A. You are encouraged to read the Merger Agreement in its entirety. It is the legal document that governs the merger.

GENERAL. The Merger Agreement provides that QL 3000 will be merged with and into Grease Monkey, with Grease Monkey being the surviving corporation (the "Surviving Corporation"). As a result of the merger, the shareholders of Grease Monkey will receive $1.00 in cash, without interest, for each share of Common Stock, and (b) $100.00 plus an amount equal to any unpaid cumulative dividends per share for the Preferred Stock.

CONDITIONS TO THE MERGER. The completion of the merger depends upon the satisfaction of a number of conditions, including:

     - requisite approval of the Merger Agreement by the Grease Monkey shareholders;

     - receipt of all necessary authorizations, consents and approvals of governmental agencies, authorities and other third parties; and

     - absence of a material adverse effect on the business of Grease Monkey.

Each party may, at its option, waive the satisfaction of any condition to such party's obligations under the Merger Agreement. Even if the shareholders approve the merger, there can be no assurance that the merger will be consummated.

SOLICITATION. Until consummation or abandonment of the merger, Grease Monkey and its affiliates are not permitted to initiate or solicit any proposal from a third party with respect to the disposition of all of its assets, a merger, consolidation, business combination, or similar transaction involving Grease Monkey or any of its subsidiaries.

TERMINATION. Either Grease Monkey or QL 3000 may terminate the Merger Agreement under certain circumstances, including if:

     -   both parties consent in writing;

     - legal restraints or prohibitions prevent the consummation of the merger; or

     - the other party breaches in a material manner any of its representations, warranties or covenants under the Merger Agreement and such breach is not cured within 10 days of notice.

In addition, Grease Monkey may, under certain circumstances, terminate the Merger Agreement if the merger is not completed by the later of October 31, 1999 or 10 business days after the meeting described herein, or if the Board accepts a competing offer.

FEES AND EXPENSES. Grease Monkey and QL 3000 will pay their own fees, costs, and expenses incurred in connection with the Merger Agreement.

SHARE OWNERSHIP OF GREASE MONKEY FOLLOWING THE MERGER (PAGE 39)

Following the merger, all of the issued and outstanding shares of Grease Monkey will be owned by the QL 3000 Investors.

ACCOUNTING TREATMENT

QL 3000 believes that the merger will be accounted for as a purchase for accounting purposes.

FINANCING OF THE MERGER (PAGE 40)

E. Chester Stokes, Jr., has committed to provide or to cause to be provided all debt and equity financing required to complete the merger. It is anticipated that debt financing of approximately $12,390,000 will be provided by Convenient Store Finance Company, LLC ("CSFC"), or one or more other lenders, and Mobil Oil Corporation ("Mobil"). Shareholder capitalization of approximately $2,000,000 will be provided by E. Chester Stokes, Jr. and Island Food Stores, Ltd.

The loans from CSFC and Mobil will be made simultaneously with the closing of the merger and will be secured by assets of Grease Monkey. To facilitate the financing with CSFC, E. Chester Stokes, Jr. will guarantee approximately $4,540,000 of Grease Monkey indebtedness to Mobil and Mobil will release liens held by it on certain assets of Grease Monkey.

CONFLICTS OF INTEREST (PAGE 39)

GREASE MONKEY MANAGEMENT. Certain members of management have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a Grease Monkey shareholder. As described under "Principal Shareholders," certain of Grease Monkey's officers and directors are also shareholders and therefore, will participate in the merger if it is completed. In addition, if the merger is completed, some members of management may remain as senior management of the Surviving Corporation. Also, certain indemnification arrangements for existing directors and officers of Grease Monkey will be continued by the Surviving Corporation after the merger. QL 3000 and Rex L. Utsler, President and Chief Operating Officer of Grease Monkey, are currently in negotiations pursuant to which Mr. Utsler may invest in the Surviving Corporation after the merger is completed. No agreements, arrangements or understandings have been made between QL 3000 and Mr. Utsler as of the date of this Proxy Statement. Certain members of the Board of Directors are principals of Brownlie, Wallace, Armstrong & Bander Exploration ("BWAB Exploration"), which has advanced Grease Monkey an aggregate of approximately $409,000. Such advances will be repaid to BWAB Exploration upon the closing of the merger.

GMB. GMB served as financial advisor to the Board and has had certain relationships with Grease Monkey and its management that could be perceived as adversely affecting its independence. Of GMB's $425,000 investment banking fee (plus expenses of up to $20,000), $345,000 is contingent on the completion of the merger. GMB believes that the foregoing arrangements do not affect its ability to act independently and impartially as financial advisor to the Board.

APPRAISAL RIGHTS (PAGES 49-51)

Any shareholder of Grease Monkey who does not vote in favor of the proposal to approve the Merger Agreement and who complies strictly with the applicable provisions of Sections 16-10a-1301 through 16-10a-1331 of the Utah Business Corporation Act (the "UBCA") has appraisal rights to be paid cash for the "fair value" for such holder's shares of Common Stock or Preferred Stock. To perfect these appraisal rights with respect to the merger, you must follow the required procedures precisely. The provisions of Sections 16-10a-1301 through 16-10a-1331 are attached to this Proxy Statement as Appendix C.

                          HISTORICAL MARKET INFORMATION

         Since June 1998, the Company's Common Stock has traded on the OTC Bulletin Board ("OTCBB") under the symbol GMHC. Prior thereto, the Company's Common Stock was traded on The Nasdaq Small Cap Market tier of The Nasdaq Stock Market. The Company's Preferred Stock is not listed on any securities market or exchange. The following table reports high, low and last sales prices of the Common Stock as reported by Nasdaq (or the OTCBB, as applicable) for the periods indicated:

                Period                 High Trade      Low Trade      Last Trade
                ------                 ----------      ---------      ----------
1997:
     First Quarter...............         $2.13           $1.63          $1.75
     Second Quarter..............         $2.06           $1.75          $1.75
     Third Quarter...............         $2.06           $1.63          $1.63
     Fourth Quarter..............         $1.44           $1.19          $1.19

1998:
     First Quarter...............         $1.27           $1.17          $1.17
     Second Quarter..............         $1.17           $1.02          $1.04
     Third Quarter...............         $0.90           $0.69          $0.73
     Fourth Quarter..............         $1.08           $0.60          $0.81

1999:
     First Quarter...............         $0.94           $0.63          $0.84
     Second Quarter..............         $0.97           $0.75          $0.78
     Third Quarter...............         $0.88           $0.69          $0.69
     Fourth Quarter (through
     October 14, 1999)...........         $0.75           $0.69          $0.75

         Prices represent quotations between dealers and do not include retail mark-ups, mark-downs, or commissions.

         On March 25, 1999, the last trading day prior to the announcement of the execution of the Merger Agreement, the high, low and closing sales prices per share of Common Stock as reported by the OTCBB were $0.84, $0.84 and $0.84, respectively. On October 14, 1999, the last trading day prior to printing of this Proxy Statement, the high, low and closing sales prices per share of Common Stock as reported by Nasdaq were $0.75, $0.75 and $0.75, respectively.

         To date, the Company has not paid any cash dividends on its Common Stock. Holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available. All accrued and unpaid dividends on the Company's outstanding shares of Preferred Stock must be paid before dividends are paid on the Common Stock. As of September 30, 1999, the Company is in arrears in the declaration and payment of dividends on the Preferred Stock in the amount of approximately $726,100, which has not been recognized in the financial statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         Certain selected consolidated historical financial data derived from the audited financial statements of the Company are set forth below. The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes, and other financial information included in this Proxy Statement.

                                                                                      SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                     JUNE 30,
                                      ------------  ------------  ------------   ------------  ------------
                                          1996          1997          1998           1998           1999
                                          ----          ----          ----           ----           ----
                                                                                         (UNAUDITED)
INCOME STATEMENT DATA:
Operating Revenue...................  $20,142,793   $21,169,314   $20,101,585    $10,183,892   $10,187,668
Operating Expenses..................   20,040,889    21,250,719    21,089,952     10,410,472     9,572,419
Operating Income (loss).............      101,904       (81,405)     (988,367)      (226,580)      615,249
Other Income (expense)..............     (679,027)   (1,077,181)   (1,041,481)      (428,580)     (422,017)
Net Income (loss)...................     (577,123)   (1,158,586)   (2,029,848)      (655,160)      193,232
Net Income (loss) per share:
   -basic...........................        (0.16)        (0.28)        (0.46)         (0.15)         0.03
   -diluted.........................        (0.16)        (0.28)        (0.46)         (0.15)         0.03

                                                    DECEMBER 31,                           JUNE 30,
                                      ------------  ------------  ------------   ------------  ------------
                                          1996          1997          1998           1998           1999
                                          ----          ----          ----           ----           ----
                                                                                         (UNAUDITED)
BALANCE SHEET DATA:

Working capital (deficit)...........   $  52,520    $  (358,236)  $(1,807,953)   $  (781,694)  $(1,419,648)
Total assets........................  15,217,123     15,397,850    14,212,264     15,864,903    13,771,374
Total liabilities...................  13,770,116     14,781,608    15,494,588     15,888,584    14,829,203
Shareholders' equity (deficit)......   1,447,007        616,242    (1,282,324)       (23,681)   (1,057,829)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

QUARTER ENDED JUNE 30, 1999 COMPARED TO THE QUARTER ENDED JUNE 30, 1998

         The Company reported net income of $193,232 for the first half of 1999, as compared to a net loss of ($655,160) for the first half of 1998. For the second quarter of 1999, the Company reported net income of $201,418 compared to a net loss of ($238,925) for the same quarter in 1998.

         Total revenue increased slightly by $3,776 for the first half of 1999, compared to the first half of 1998. Revenue during the second quarter of 1999 increased $79,463 over the same quarter last year, an increase of 2%. The increases are due primarily to increases in revenue from Company-owned Centers.

         Royalty fees are a percentage of gross sales paid monthly by all franchised Grease Monkey Centers. Royalty fee revenue for the first half of 1999 decreased by $108,383 or 7% compared to the first half of 1998. Royalty fee revenue for the second quarter of 1999 decreased by $39,193 or 5% over the second quarter of 1998. The average number of U.S. franchised Centers has remained constant at 159 franchised Centers open and operating during both the six and three month periods ending June 30, 1999 and 1998. The decreases in royalty income are caused primarily by the replacement of mature Centers which have left the system with newer Centers. While these mature Centers were replaced in number by the new Centers, the new Centers are in the early stages of development and do not generate the level of sales of a mature Center. In addition, the Company signed a Master Franchise Agreement for the Republic of Mexico on August 1, 1998 ("the Agreement"). The Master Franchisee retains eighty percent of royalties and franchise fees collected from Mexico franchisees after the effective date of the Agreement. The decrease in royalty revenue related to this transaction, when compared with the prior year is approximately $50,000 for the six month period and $39,000 for the second quarter of 1999. Based upon many factors, including the age of amounts owed the Company, the extent of collateralization, and historical performance, the Company may place certain financially troubled franchisees on a non-accrual status. For the first half of 1999, estimated royalties of $122,530 were not accrued under this policy, compared to $113,100 for the first half of 1998. During the second quarter of 1999, estimated royalties of $61,200 were not accrued compared to $62,430 for the second quarter of 1998. The Company has a royalty rebate program for franchisees under which eligible franchisees can receive a rebate of royalties paid. For the first half of 1999, the rebate accrued under this program was $110,967, compared to $114,051 for the first half of 1998. The rebate accrued for the second quarter of 1999 was $61,257 compared to a rebate of $58,061 for the second quarter of 1998. The rebate is recorded as a reduction in royalty revenue.

         The Company recognized franchise sales net revenue (sales net of related costs) of $24,024 and $64,818 during the second quarter and first six months of 1999, respectively, representing six Center openings. During the first six months and second quarter of 1998, the

Company recognized franchise sales net revenue of $131,174 and $136,674, respectively, representing seven Center openings. Franchise sales revenue represents initial one-time payments received by the Company from buyers of its franchises. The fee and any directly related costs are recognized as revenue and expense when the related franchise Center opens for business.

         At June 30, 1999, the Company operated 34 Centers as compared to 31 Centers at June 30, 1998. The average number of Centers operated during the quarter and six month period ended June 30, 1999, was 34 and 33 respectively, as compared to 31 for the same periods in 1998. For the first six months of 1999, the Company reported an operating margin (Company-owned Center sales less expenses, excluding interest, depreciation and amortization) of $1,587,980 on revenue of $7,989,365 at Company-owned Centers as compared to an operating margin of $1,190,193 on revenue of $7,454,780 for the same period last year. These results represent an increase of 7% in revenue and 33% in operating margin. For the second quarters of 1999 and 1998, the Company reported operating margins of $907,870 and $659,029 on revenue of $4,175,414 and $3,755,906, respectively, representing an increase in revenue of 11% and an increase in operating margin of 38%. The increase in the operating margin for Company-owned Centers is a result of an increase in revenue, coupled with concentrated efforts to reduce expenses (specifically payroll and operating expenses).

         In the first six months of 1999, the Company realized marketing allowances and gross margins on product and equipment sales of $164,480, as compared to $196,978 in the first six months of 1998. In the second quarter of 1999, marketing allowances and gross margins on product and equipment sales were $93,034, as compared to $98,642 in the second quarter of 1998. Product and equipment revenue represents the sale of fluid dispensing equipment and other supplies to franchisees, and marketing allowances that relate to the sale of oil filters, air filters, oil additives, and certain other products.

         General and administrative expenses for the first six months and second quarter of 1999 decreased $723,277 or 27% and decreased $351,254 or 25%, respectively, as compared to the first six months and second quarter of 1998. Variances in the first six months of 1999 as compared to the first six months of 1998 consisted primarily of reductions in: salaries, wages and personnel expenses of approximately $465,000; litigation expenses including legal fees, related costs and settlements of approximately $118,000; travel and entertainment expenses of approximately $55,000; franchise sales and promotional expenses of approximately $42,000; office expenses of approximately $28,000 and severance expenses of approximately $27,000. Variances in the second quarter of 1999 as compared to the second quarter of 1998 consisted primarily of reductions in: salaries, wages and personnel expenses of approximately $220,000; litigation expenses including legal fees, related costs and settlements of approximately $77,000; and severance expenses of approximately $27,000.

         Depreciation and amortization expense for the first six months and second quarter of 1999 increased 7% and 8%, respectively, as compared to the same periods in 1998. This increase is due primarily to an increase of two Company-owned Centers over the prior year periods.

         Gain (loss) on sale/disposition/closure of centers represents the net results of the refranchising/disposal of Company-owned Centers. When the Company refranchises a Center, a franchise license fee is included in the sales price and included in the resulting gain or loss on sale. The gain of $11,549 for the six months ended June 30, 1999, represents the refranchising of one Company-owned Center, the refranchising of one closed Center, marketing allowances paid based on subsidies granted certain franchisees on the refranchising of Company-owned Centers in 1996, and a reimbursement of costs previously expensed upon the closure of a Company-owned Center in 1997 and 1998. In addition, a loss was recognized on the sale of equipment to a franchisee. The loss of $55,943 for the six months ended June 30, 1998, represents the closure of two Company-owned Centers in 1998, marketing allowances paid based on subsidies granted certain franchisees on the refranchising of Company-owned Centers in 1996, and additional costs incurred in 1998 related to the closure of Company-owned Centers closed in 1997. In addition, a loss was recognized on the sale of a Company-owned Center to a third party.

         In the first six months and second quarter of 1999, the Company recognized $17,944 in franchise sales revenue resulting from undeveloped license cancellations. In the first six months of 1998, undeveloped licenses were cancelled resulting in $31,983 of revenue. There were no license cancellations in the second quarter of 1998.

         Interest expense includes interest on debt financing and interest recorded on capital leases of Company-owned Centers. The increase in interest expense from $425,940 in the first six months of 1998 to $461,018 in the first six months of 1999 was due primarily to an increase in average debt outstanding. This increase is due in part to borrowings associated with the purchase/development of three Company-owned Centers, and for working capital.

         The following schedule summarizes the activity with regard to Grease Monkey Company-owned Centers as well as Grease Monkey franchised Centers for the six months ended June 30, 1999 and 1998.

                                                            SIX MONTHS ENDED:
                                            JUNE 30, 1999                        JUNE 30, 1998
                                  ----------------------------------------------------------------------
                                   Company    Franchise                 Company    Franchise
                                    Owned       Owned       Total        Owned       Owned       Total
                                  ---------  -----------  ---------    ---------  -----------  ---------
Centers open, beginning.........      33         182          215          31         187           218

Centers opened..................       -           6            6           1           7             8

Centers purchased...............       2          (2)           -           -           -             -

Centers sold....................      (1)          2            1          (1)          -            (1)

Centers terminated or closed....       -          (4)          (4)         (2)        (14)          (16)

Centers reacquired..............       -           -            -           2          (2)            -
                                   --------  -----------  -------- -   ---------  -----------  ---------
Centers open, ending (A)........      34         184          218          31         178           209
                                   ========  ===========  =========    =========  ===========  =========
Vehicles serviced (000's).......                            1,338                                 1,354
                                                          =========                            =========
Franchise licenses issued (B)...                                2                                     4
                                                          =========                            =========
Undeveloped franchise
     licenses (C)...............                               17                                    44
                                                          =========                            =========
Franchise applications
     outstanding (C)............                               10                                    18
                                                          =========                            =========
Franchise license/application
     fees received (D)..........                           $8,400                               $89,800
                                                          =========                            =========

(A) Includes 26 franchised Centers in Mexico in 1999 and 20 franchised Centers in Mexico in 1998.
(B) Represents the number of licenses issued during the period.
(C) Represents the number of licenses/applications outstanding at June 30.
(D) Represents amounts received for franchise licenses/applications during the period.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

         The Company reported a net loss of $2,029,848 in 1998 compared to a net loss of $1,158,586 in 1997 and a net loss of $577,123 in 1996.

         The net loss reported in 1998 is in part due to costs associated with the sale, disposition and closure of Centers of $444,725. In addition, general and administrative expenses included approximately $796,000 of non-recurring charges due to terminated projects, severance agreements and settlements. Royalty revenue and other revenue decreased $472,784 and $285,834, respectively, primarily due to settlement agreements entered into with former franchisees in 1997 resulting in approximately $207,000 in royalty revenue and approximately $283,000 in other revenue. Leasing revenue has declined $447,662 when compared with 1997, due in part to a former franchisee abandoning two sites in 1998. During a significant portion of 1998, the Company was not receiving matching revenue for the expense outlay on these Centers. In addition, the Company acquired three franchised sites and was released from nine leases at franchised and third party locations, thus reducing not only rental income, but also the matching rent expense. On August 1, 1998, the Company entered into a Master Franchise Agreement for the Republic of Mexico. The Master Franchisee retains eighty percent of royalties and franchise fees collected from Mexico franchisees after the effective date of the agreement, which further reduces royalty revenue. Royalty revenue and product and equipment revenue in 1998 were also affected by the average number of franchises open and operating. The Company ended 1998 with a net decrease of five franchised Centers and an increase of two Company-owned Centers over 1997. During 1998, the Company terminated 18 mature franchised Centers and replaced them with 16 new franchised Centers. This compares to the 15 new franchised Center openings in 1997 and 11 franchised Center terminations in 1997. In 1998, the Company also opened two new Company-owned Centers, reacquired three Centers from failed franchisees, sold one Center, and closed two Centers. Franchise sales were down in 1998 with eight new franchise licenses sold compared to 14 sold in 1997.

         The net loss reported in 1997 is in part due to costs associated with: the sale, disposition and closure of Centers of approximately $368,000; the accrual of the Company's obligation under a Consultant Agreement with the Company's previous, now current, President of approximately $379,000; increases of approximately $435,000 in the general and administrative areas of salaries, wages and personnel expenses, professional fees, and Company-owned Center division overhead; and losses incurred and or accrued for settlements related to employment, real estate and environmental issues of approximately $176,000. These losses were offset by royalty revenue and other revenue recognized due to a settlement agreement entered into with a former franchisee of approximately $375,000. In addition, other income of approximately $118,000 was recognized based on settlements with two franchisees. 1997 ended with a net increase of three franchised Centers while the number of Company-owned Centers remained at 31 for both year ends. During 1997, the Company opened 15 new franchised Centers and terminated 11 franchised Centers. This compares to the 11 new franchised Center openings in 1996 and 6 franchised Center terminations in 1996. In 1997, the Company also opened one new Company-owned Center, purchased three Centers from franchisees, sold two Centers and closed two

Centers. Franchise sales were down in 1997 with 14 new franchise licenses sold compared to 27 sold in 1996.

         The net loss reported in 1996 is in part due to costs of $550,608 related to litigation and terminated projects. Similar costs in 1995 were $106,176. 1996 ended with a net increase of three franchised Centers and two Company-owned Centers over 1995. During 1996, the Company opened 11 new franchised Centers and terminated six franchised Centers. This compares to the 18 new franchised Center openings in 1995 and 13 franchised Center terminations in 1995. Franchise sales improved significantly in 1996, with 27 new franchise licenses sold compared to seven new franchise licenses sold in 1995. These sales, net of related costs, will be recognized as revenue when the Centers open for business.

         Operating revenue totaled $20,101,585 in 1998 compared to $21,169,314 in 1997 and $20,142,793 in 1996. The changes in revenue are due primarily to increases or decreases in the number of Company-owned Centers operated during the year and the number of Center openings as well as the number of Centers open and operating. In addition, leasing revenue decreased significantly in 1998 due to the release from nine leases at franchised and third party locations, thus reducing not only rental income, but the matching rent expense, and two sites were abandoned by a former franchisee. An increase in other revenue was recognized in 1997 due primarily to settlements with former franchisees.

         Royalty fees are a percentage of sales (ranging from 3% to 5%) paid monthly by all franchised Grease Monkey Centers. Royalty fee revenue decreased by 14% in 1998 to $2,981,454 and increased 10% in 1997 to $3,454,238. The decrease in royalty fees from 1997 to 1998 is partially due to the recording of the settlement agreement with a former franchisee. Under the settlement agreement, in 1997 the Company recognized approximately $207,200 of royalty fees not previously recognized. Contributing to the decline in royalties in 1998 was the signing of a Master Franchise Agreement for the Republic of Mexico on August 1, 1998, ("the Agreement"). The Agreement is for a term of fifteen years and is renewable for an additional fifteen-year term. The Master Franchisee retains eighty percent of royalties and franchise fees collected from Mexico franchisees after the effective date of the Agreement. The decrease in revenue related to this transaction, when compared with the prior year is approximately $40,000. On a same center basis, royalty income increased 1% or approximately $19,000 over the prior year. New Centers generated approximately $157,500 more in royalties over the prior year. These increases were offset by the loss of royalties related to terminated centers, Centers acquired from franchisees or Centers that were sold and left the system of approximately $327,000. The increase in royalty fees from 1996 to 1997 is due to the recording of a settlement agreement with a former franchisee in 1997, as discussed above. On a same Center basis, royalty income remained relatively constant increasing 4% or approximately $130,000 over the prior year. In addition, new Centers generated approximately $71,000 more in royalties over 1996. These increases were offset by the loss of royalties related to terminated centers and to Centers acquired from franchisees of approximately $112,000. The Company has a "non-accrual" policy wherein royalties are not accrued on certain financially troubled franchisees. In 1998, estimated royalties totaling $229,095 were not recognized as revenue pursuant to this policy, as compared to $146,875 in 1997 and $111,525 in 1996. Any such royalty subsequently collected is recorded as revenue in the period the funds are received.

         The Company has a royalty rebate program for franchisees under which eligible franchisees can receive a rebate of royalties paid. To be eligible, franchisees must be in compliance with their franchise agreement, must be current on amounts owed the Company and pay all amounts coming due the Company on time during the period of the royalty rebate program. Management implemented this program to reward those franchisees who comply with their franchise agreement, have paid the Company on a regular and consistent basis, to accelerate cash flow, and to provide an incentive for franchisees to continue to pay on a timely basis. During 1998, the Company paid a total of $234,142 to franchisees under this program, as compared to $233,486 in 1997 and $259,133 in 1996. The rebate is recorded as a reduction of royalty revenue. The royalty rebate program is not a requirement of the franchise agreement. Continuation of the program is reviewed by management on an annual basis. The royalty rebate program has been extended through December 31, 1999.

         The following table presents the activity of operating Centers:

                                                      1998         1997         1996
                                                      ----         ----         ----
              Open at beginning of year........        218          215          210
              Opened during year...............         18           16           11
              Terminated.......................        (18)         (11)          (6)
              Closed...........................         (3)          (2)           -
                                                     ------       ------       ------
              Open at end of year..............        215          218          215
                                                       ===          ===          ===

         The following table presents the number of Centers open, systemwide retail sales, royalty fees, total vehicles serviced and average sale per vehicle for the United States, Mexico and systemwide:

         Centers Open:                             1998              1997               1996
                                              --------------    ---------------    --------------
           US...............................            189                197               195
           Mexico...........................             26                 21                20
                                              --------------    ---------------    --------------
           Systemwide.......................            215                218               215
                                              ==============    ===============    ==============
         Sales (000's):
           US...............................  $      86,621             89,803            88,910
           Mexico...........................          3,096              3,457             2,159
                                              --------------    ---------------    --------------
           Systemwide.......................  $      89,717             93,260            91,069
                                              ==============    ===============    ==============
         Percent change in sales:
           US...............................           (4%)                 1%                 -
                                              ==============    ===============    ==============
           Mexico...........................          (10%)                60%               63%
                                              ==============    ===============    ==============
           Systemwide.......................           (4%)                 2%                1%
                                              ==============    ===============    ==============
         Royalty fees (000's):
           US...............................  $       2,910              3,325             3,078
           Mexico...........................             71                129                66
                                              --------------    ---------------    --------------
           Systemwide.......................  $       2,981              3,454             3,144
                                              ==============    ===============    ==============
         Percent change in royalties:
           US...............................          (12%)                 8%              (2%)
                                              ==============    ===============    ==============
           Mexico...........................          (45%)                95%               14%
                                              ==============    ===============    ==============
           Systemwide.......................          (14%)                10%              (2%)
                                              ==============    ===============    ==============
         Vehicles serviced (000's):
           US...............................          2,574              2,730             2,731
           Mexico...........................            144                154               103
                                              --------------    ---------------    --------------
           Systemwide.......................          2,718              2,884             2,834
                                              ==============    ===============    ==============
         Average sale per vehicle:
           US...............................  $       33.65              32.89             32.55
                                              ==============    ===============    ==============
           Mexico...........................  $       21.55              22.41             21.04
                                              ==============    ===============    ==============
           Systemwide.......................  $       33.01              32.33             32.14
                                              ==============    ===============    ==============

         Franchise sales revenue represents initial payments received by the Company from the buyers of its franchise. The fee is $28,000 (less for franchises purchased prior to September 1992 and for additional franchises purchased by existing franchisees) and is not refundable. In addition, the Company collects development fees under exclusive territory development agreements and area development agreements. Initial franchise fees and certain development fees are deferred and recognized as revenue when the related Center opens for business. The following table presents the number of franchises issued including related fees and costs, and the nature of franchise sales revenue recognized:

                                                   1998              1997               1996
                                              --------------    ---------------    --------------
         Franchise licenses issued:
           US (1) ..........................              4                 10                20
           Mexico...........................              4                  4                 7
                                              --------------    ---------------    --------------
             Total..........................              8                 14                27
                                              ==============    ===============    ==============
         Franchise fees paid:
           US...............................  $      66,000            250,500           386,600
           Mexico...........................         74,000            124,000           154,800
                                              --------------    ---------------    --------------
             Total..........................  $     140,000            374,500           541,400
                                              ==============    ===============    ==============
         Franchise costs deferred:
           US...............................  $      27,096             61,976            99,964
           Mexico...........................         31,440              7,600            11,177
                                              --------------    ---------------    --------------
             Total..........................  $      58,536             69,576           111,141
                                              ==============    ===============    ==============
         Franchises opened:
           US (1) ..........................              8                 14                 6
           Mexico...........................              8                  1                 4
                                              --------------    ---------------    --------------
             Total..........................             16                 15                10
                                              ==============    ===============    ==============
         Franchise fees recognized on
         openings:
           US (2) ..........................  $     171,090            229,401           104,900
           Mexico...........................        201,600             28,000            78,400
                                              --------------    ---------------    --------------
             Total..........................  $     372,690            257,401           183,300
                                              ==============    ===============    ==============
         Franchise costs recognized on
         openings:
           US (3) ..........................  $      51,187             78,222            11,683
           Mexico...........................         37,056              7,600            21,160
                                              --------------    ---------------    --------------
             Total..........................  $      88,243             85,822            32,843
                                              ==============    ===============    ==============
         Undeveloped franchise licenses/
         applications cancelled.............             25                  -                 5
                                              ==============    ===============    ==============
         Income recognized on cancellations.  $     202,491                  -            27,563
                                              ==============    ===============    ==============

(1) Excludes franchise licenses related to refranchised Company-owned Centers during the year; none in 1998, three in 1997 and five in 1996.

(2) Excludes franchise fees related to refranchised Company-owned Centers; none in 1998, $58,800 in 1997 and $128,800 in 1996.

(3) Excludes franchise costs related to refranchised Company-owned Centers; none in 1998 and 1997 and $5,000 in 1996.

         At December 31, 1998, 26 franchises had been sold which were not open and commitment fees for 9 franchises had been paid, representing $467,253 in deferred franchise sales revenue, compared to 49 unopened franchises and commitment fees for 24 franchises representing $985,470 in deferred franchise sales revenue at the end of 1997.

         The Company terminated twenty-five undeveloped licenses/applications in 1998, none in 1997 and five in 1996 for non-performance, representing income of $202,491 in 1998 and $27,563 in 1996.

         In 1998, the Company realized marketing allowances and gross margins on product and equipment sales of $371,775, as compared to $460,359 in 1997 and $436,033 in 1996. Product and equipment revenue represents the sale of fluid dispensing equipment and other supplies to franchisees, and marketing allowances relate to the sale of oil filters, air filters, oil additives and certain other products. Marketing allowances and gross margins on product and equipment sales decreased $88,584 in 1998. The number of Center openings and closures during a period will impact product and equipment revenue. Five of the Mexico Center openings were completed after the signing of the Master Franchise Agreement and thus did not purchase product and equipment through the U.S. vendor programs. Revenue in 1997 was comparable to that of 1996.

         Company-owned Centers at December 31, 1998, include 20 Centers located in Denver, Colorado; 8 Centers in Seattle, Washington; 2 Centers in California; and 1 Center each in Indiana, Texas and Rhode Island.

         The following table shows the Company's activity with respect to Company-owned Centers over the past three years:

                                                     1998      1997      1996
                                                     ----      ----      ----
                Company-owned Centers at the
                beginning of the year............     31        31        29
                New Centers built or purchased...      2         4         2
                Centers acquired from failed
                franchisees......................      3         -         5
                Centers refranchised.............      -        (2)       (5)
                Centers closed...................     (3)       (2)        -
                                                     ----      ----      ----
                Company-owned Centers at the
                end of the year..................     33        31        31
                                                     ====      ====      ====
                Average number of Centers
                operated during the year based
                on number of months operated.....     31        31        32
                                                     ====      ====      ====

         Company-owned Centers have become a significant portion of the Company's business since 1990. Historically, Company-owned Centers were Centers relinquished by failed franchisees, acquired from franchisees through the Company's exercise of its right of first refusal, or purchased by the Company. Centers which, in the past, have been acquired from failed franchisees were acquired due to the failure of the franchisee to pay amounts due the Company, principally rents and royalties.

         The following table sets forth the results of operations from Company-owned Centers:

                                                                 Years Ended December 31,
                                                        -----------------------------------------
                                                           1998            1997           1996
                                                        ----------      ----------     ----------
         Income before depreciation,
           amortization and division overhead........   $2,373,964      $2,052,704     $2,011,429

         Depreciation................................     (590,569)       (564,846)      (565,490)
         Amortization................................     (246,881)       (259,812)      (225,518)
         Company-owned Centers division
         overhead (1) ...............................     (695,985)       (819,154)      (678,476)
                                                        ----------      ----------     ----------
         Operating income from Company-owned
         Centers (2) ................................   $  840,529         408,892        541,945
                                                        ==========      ==========     ==========
         Number of Centers by category:
           Built or purchased........................           24              25             21
           Failed franchises acquired................            9               6             10
                                                        ----------      ----------     ----------
              Total..................................           33              31             31
                                                        ==========      ==========     ==========

(1) Consists of management, accounting and administrative personnel and their related expenses which are directly identifiable to the Company-owned Centers division and is included in general and administrative expenses in the Company's financial statements.

(2) Included in the above operating results are results from refranchised centers through the date of sale.

         Leasing revenue represents revenue primarily derived from properties subleased by the Company to franchisees and third parties. Leasing revenue, which includes rent and interest income related to capital and operating leases, was $1,100,214 in 1998; $1,547,876 in 1997 and $1,434,086 in 1996.
Leasing revenue has declined $447,662 from 1997. Factors contributing to the decline include: the abandonment of a franchise site late in the third quarter of 1997 resulting in the Company being required to subsidize the rent to obtain a new subtenant; and a former franchisee abandoned two sites in 1998, and the Company did not receive matching revenue for the expense outlay on these Centers during the year (the Company has entered into new sublease agreements for these two centers in 1999). In addition, during 1998 the Company acquired three franchise sites and was released from nine leases at franchised and third party locations, thus reducing not only rental income, but also the matching rent expense. The Company also sold one of its owned property locations and put another location up for sale, losing the third party subtenant income on those sites as well.

         Leasing expense represents leasing costs incurred in connection with properties leased by the Company and then subleased to franchisees and third parties. Leasing expense, which includes rent and interest expense related to capital and operating leases, was $1,282,530 in 1998; $1,549,315 in 1997 and $1,376,677 in 1996.

         The following table summarizes General and Administrative Expenses:

                                                       1998           1997           1996
                                                    ----------     ----------     ----------
         Salaries, wages and personnel
         expenses..............................    $2,121,976     $2,213,725     $2,007,997
         Travel and entertainment expenses.....       307,389        374,665        375,460
         Office expenses.......................       601,027        631,059        648,552
         Franchise development and training
         expenses..............................       163,372        121,467         48,555
         Franchise sales and promotional
         expenses..............................        56,084         98,875         90,276
         Terminated projects...................       367,156         12,644        206,469
         Litigation, including legal fees and
         related costs.........................       246,587        137,612        344,139
         Professional fees - legal, tax and
         accounting............................       261,281        233,910        145,733
         Company-owned Centers division
         overhead..............................       693,941        819,150        678,476
         Loss on sale of assets/asset
         impairment............................        60,618         65,490          1,110
         Consultant Agreement/severance
         expenses..............................       314,825        459,420              -
         Other.................................       403,676        214,456        193,614
                                                   ----------     ----------     ----------
            Total general and administrative
            expenses...........................    $5,597,932     $5,382,473     $4,740,381
                                                   ==========     ==========     ==========

         General and Administrative expenses increased 4% in 1998 over 1997. This increase is a result of several factors. One such factor was a severance accrual in the amount of $314,825 for the Company's former President and Chief Executive Officer, the former Senior Vice President of Operations and other employees. The Company had also previously entered into an agreement for the development of a new point of sale system to be used at both Company-owned and franchised Centers. Upon review of the agreement by current management, further development was terminated and costs capitalized to date were expensed in the amount of approximately $230,000. As mentioned previously, during 1998 the Company entered into a Master Franchise Agreement for the Republic of Mexico. Based upon this agreement, certain assets related to operations in Mexico were evaluated and adjusted, resulting in a write-off of approximately $132,000. Other factors include costs associated with a potential corporate restructuring of approximately $110,000 and increases in litigation expenses, including legal fees and related costs of approximately $109,000. These increases were offset by decreases in costs associated with salaries, wages and personnel expenses of approximately $91,000, travel and entertainment expenses of approximately $67,000, and Company-owned Centers division overhead of approximately $125,000.

         The 14% increase in general and administrative expenses from 1996 to 1997 is due primarily to the accrual of the Company's obligation under a Consultant Agreement with the

Company's previous, now current, President as described above. Other factors include increases in Company-owned Centers division overhead, professional fees related to legal issues, salaries, wages and personnel expenses and franchise development and training expenses.

         The provision for credit losses increased in 1998 to $310,708 from $253,368 in 1997 and from $206,221 in 1996. The increase in 1998 is primarily attributed to a former franchisee that abandoned two sites in 1998, which required additional provisions. Additional provisions were also recorded on all Mexico franchisees that were delinquent on August 1, 1998, when the Company entered into a Master Franchise Agreement for the Republic of Mexico discussed previously. The increase in 1997 is due primarily to a more aggressive policy for addressing non-performing accounts, which resulted in additional provisions on eight non-performing franchisee accounts.

         Depreciation expense totaled $723,115 in 1998 compared to $688,041 in 1997 and $694,241 in 1996. The depreciation expense increased $35,074 in 1998, primarily due to increased capital expenditures in 1998. A new phone system was installed in the corporate office in addition to new computer equipment and software programs. This is a part of the process the Company is currently undertaking to become "Year 2000" compliant. Company-owned Centers capital expenditures also increased primarily due to two new Center openings. The depreciation expense in 1997 compared to 1996 remained relatively constant. Amortization expense totaled $289,829 in 1998 compared to $284,689 in 1997 and $245,454 in 1996. The increase in amortization expense from 1996 to 1997 is due to the purchase of two Company-owned Centers in 1997.

         Gain (loss) on sale/disposition/closure of Centers represents the net results of the refranchising/disposal/closure of Company-owned Centers. When the Company refranchises a Center, a franchise license fee is included in the sales price and included in the resulting gain or loss on sale. The loss of $444,725 in 1998 represents the closure of two Company-owned Centers in 1998, marketing allowances paid based on subsidies granted certain franchisees on the refranchising of Company-owned Centers in 1996 and additional costs incurred in 1998 related to the closure of Company-owned Centers closed in 1997. In addition, losses were recognized on the sale of a Company-owned Center to a third party, and the foreclosure of two franchised Centers. An impairment assessment was recorded on two Centers that were abandoned by a franchisee, and one Company-owned Center, which sold in 1999. The Company signed a Management Agreement at two of its Company-owned Centers, and recorded an impairment assessment. The loss of $368,169 in 1997 represents the refranchising of two Company-owned Centers, the sale of one Center, the closure of three Centers, and marketing allowances paid based on subsidies granted certain franchisees on the refranchising of Company-owned Centers in 1996.

         In 1998, the Company recognized $202,491 in franchise sales revenue resulting from license cancellations. There were no license cancellations in 1997.

         Interest expense includes interest on debt financing and interest recorded on capital leases of Company-owned Centers. The increase in interest expense from $774,671 to $827,185 in

1998 was due primarily to an increase in average debt outstanding of approximately $1,150,000. This increase is due in part to borrowings associated with the purchase of two Centers late in the first quarter of 1997, and two Centers purchased/developed in 1998. Also, approximately $600,000 ($409,000 from a related party) was borrowed in 1998 for working capital. Capital leases were entered into for Company-owned Centers in the early third quarter of 1997 and the late second quarter of 1998, thus adding to interest expense.

LIQUIDITY AND CAPITAL RESOURCES

Capital Resources

         The Company currently has lines of credit with varying interest rates from, or guaranteed by, a related party. The lines total $489,000 of which approximately $484,000 was outstanding at June 30, 1999. Monthly payments are interest only and the balance is due upon demand.

         In September 1997, the Company entered into a $5,000,000 Loan Agreement with a bank. In connection with the Company entering into a Master Supply Contract with a motor oil supplier, the supplier agreed to guarantee the loan. Draws under the Loan Agreement were used for the purpose of paying off certain debt, including the Company's former Loan Agreement and Fast Lube Supply Agreement, for acquiring, constructing and/or developing Company Centers and for working capital. Any draws are evidenced by notes which amortize over ten years with a five year balloon payment and bear interest at a rate provided under the Loan Agreement plus guarantee fees. For an increased guarantee fee, the Company can extend the payment terms an additional five years. An initial draw of $2,620,000 was made on September 29, 1997. The remaining draws totaling $2,380,000 were made during 1998 and during the first quarter of 1999. As of June 30, 1999, approximately $4,541,000 is outstanding under the loan agreement.

         The growth of the Grease Monkey system is dependent on the ability of the Company and its franchisees to obtain real estate development capital. Historically, Grease Monkey Centers have been built utilizing build-to-suit services, whereby the land is purchased and the building is constructed to the Company's specifications, then leased to the Company or to a franchisee, by a third party. Recently, franchisees have moved toward purchasing and developing the real estate for their own account, thereby creating greater value in their business.

Liquidity

         Cash provided by operations during the first six months of 1999 was $472,035 as compared to cash provided by operations of $16,490 in the first six months of 1998. The most significant factors contributing to the positive variance were an improved operating margin at Company-owned Centers and a decrease in general and administrative expenses.

         Cash provided by investing activities was $43,878 in the first six months of 1999, as compared to cash used in investing activities of $1,137,576 in the first six months of 1998. Cash provided in both periods consisted primarily of receipts on direct financing leases which decreased slightly over the periods. Additional cash was received in the first six months of 1999 with the sale of a vacant site, and additional cash was received in the first six months of 1998 with the refranchising/sale of a Company-owned Center. Cash used in investing activities for the first six months of 1998 consisted primarily of cash used for the development of Centers. Additional cash was used in both periods for the purchase of property and equipment, primarily for Company-owned Center equipment.

         Cash used in financing activities was $380,189 in the first six months of 1999 as compared to cash provided by financing activities of $1,009,886 in the first six months of 1998. Cash provided by financing activities in the first six months of 1999 and 1998 consisted primarily of proceeds from long-term obligations for working capital and the development of Centers. Financing activities also included cash used to reduce long-term debt and capital lease obligations of $563,114 in the first six months of 1999 and $502,520 in the first six months of 1998.

         The Company does not have any material commitments for capital expenditures other than for the required replacement or upgrade of underground storage tanks at Company-owned Centers and the costs to achieve Year 2000 compliance.

         Prior to the three and six month periods ended June 30, 1999, the Company had incurred losses from operations over the past three fiscal years coupled with a decrease in cash flow from operations for the same period. As of June 30, 1999, the Company had a working capital deficit of $1,419,648 and total liabilities exceeded total assets. These factors among others may indicate that the Company may not be able to meet its obligations in a timely manner without increased cash flow from operations, sale of non-producing assets or additional financing.

         As noted in the results of operations for the six months ended June 30, 1999, the Company has taken steps to reduce losses and generate cash flow from operations and anticipates the sale of non-producing assets which will generate sufficient cash flow to meet its obligations in a timely manner. Should the Company be unable to achieve its projected level of cash flow from operations or sell its non-producing assets, additional financing could be necessary. As a result of the current Merger Agreement, the Company is not actively investigating financing alternatives.

         Should the merger not proceed, the Company believes it could obtain additional financing, however, there can be no assurance that such financing would be available on a timely basis or on acceptable terms.

THE YEAR 2000 ISSUE

         The Year 2000 issue is the result of the inability of hardware, software and control systems to correctly identify two-digit references to specific years, beginning with the Year 2000. This could result in system failures or miscalculations causing disruptions of the Company's operations and the Company's suppliers.

         The Company has instituted a Year 2000 project. The project includes an evaluation of its computer systems and significant software programs. This evaluation includes the Company's network hardware and software, Point-of-Sale hardware and software at the

Company-owned Centers and accounting and business process software. The Company has developed an implementation plan to replace the systems noted in its evaluation that did not appear to be Year 2000 compliant.

         As part of the Company's Year 2000 project, the Company is currently in the process of contacting its significant third party suppliers, such as its oil and parts suppliers, to determine the extent to which the Company is vulnerable to its suppliers' failure to remediate their Year 2000 issues. However, the Company cannot assure that third-party suppliers will adequately address their Year 2000 issues or that failure of the third-party suppliers to address their Year 2000 issues would not have a material adverse effect on the Company or its operations.

         In addition, the Company has communicated with its franchisees to determine the extent to which the Company is vulnerable to the franchisees' failure to remediate their Year 2000 issues. However, the Company cannot assure that the franchisees will adequately address their Year 2000 issues or that failure of the franchisees to address their Year 2000 issues would not have a material adverse effect on the Company or its operations.

         Based upon the findings at June 30, 1999, the Company's remaining costs of becoming Year 2000 compliant are less than $50,000.

         The Company's failure to resolve Year 2000 issues on or before December 31, 1999, could result in system failures or miscalculation causing disruption in operations and normal business activities. Additionally, failure to timely remediate Year 2000 issues by third parties upon whom the Company's business relies could result in disruptions in the Company's supply of parts and materials or result in other problems related to the Company's daily operations.

         The Company is currently working on a contingency plan for all critical aspects of the Year 2000 issues.

RECENT EVENTS

         On December 15, 1998, a demand for arbitration was made against Grease Monkey by Navfam, Inc. based upon the alleged breach by Grease Monkey of a Software License Agreement, dated April 7, 1998. The matter was governed by the American Arbitration Association in Los Angeles, California, and was assigned Case No. 72Y1140138198. On October 8, 1999, the arbitrator found that Grease Monkey International wrongfully repudiated the agreement, and Navfam, Inc. was awarded approximately $579,000 in damages, plus pre-judgment interest. The arbitrator's award is binding and not subject to appeal. Grease Monkey is currently negotiating with Navfam, Inc. regarding the terms of the payment due to Navfam, Inc.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         During the latter part of 1997 and early 1998, changes in the quick lube industry were adversely affecting the Company's historical growth rate and profitability. During the latter part of 1997 and early 1998, management of the Company observed that due to limited access to capital, increased competition and aggressive pricing by competitors, internal growth was becoming more difficult to achieve. In addition, acquisitions were becoming less attractive because acquisition prices had increased and the Company's reduced stock price made acquisitions more expensive and dilutive to earnings.

         On June 4, 1998, Grease Monkey retained Green Manning & Bunch Securities, Inc. ("GMB") as the exclusive financial advisor and representative of the Company with respect to maximizing shareholder value, including a possible sale of all, or substantially all, of the Company. During June and July 1998, GMB prepared a Confidential Memorandum, based upon information provided by the Company, describing the Company, its operations, management and financial data. Between late July and mid-September 1998, GMB contacted over 40 prospective purchasers of Grease Monkey, all of whom were pre-approved by the Company. The prospective purchasers who were contacted by GMB included companies in the quick lube industry, as well as other strategic and financial investors. In addition, from the date GMB was initially engaged by Grease Monkey, GMB has responded to unsolicited offers or inquiries from parties who expressed an interest in acquiring Grease Monkey.

         On July 28, 1998, GMB first spoke to a representative of QL 3000. QL 3000 executed a Confidentiality Agreement, and GMB sent the Confidential Memorandum to QL 3000. On July 30, 1998, QL 3000 expressed an interest in acquiring Grease Monkey. On August 4, 1998, Grease Monkey sent additional information to QL 3000, including individual profit and loss statistics for the Company-owned centers, lease schedules and average ticket statistics. On August 6, 1999, GMB sent a center location list to QL 3000. On August 14, 1998, GMB received an unsolicited offer from QL 3000 to buy the assets of Grease Monkey for $6,000,000. In addition, QL 3000 would have assumed all the liabilities of Grease Monkey as specified on the projected balance sheet of Grease Monkey on December 31, 1998.

         On August 25, 1998, GMB requested that all interested parties submit preliminary indications of interest to acquire Grease Monkey to GMB no later than September 4, 1998. By mid-September 1998, GMB received indications of interest from QL 3000 and four other parties. QL 3000's amended offer to purchase Grease Monkey was received on September 4, 1998. QL 3000 offered to purchase 100% of Grease Monkey's assets for $15,000,000 (inclusive of assumed debt), assuming current assets of $2,618,000, which would have been adjusted based on the actual Grease Monkey balance sheet at closing.

         On September 15, 1998, GMB updated the Board of Directors of Grease Monkey on the status of discussions with potential purchasers. GMB communicated to the Board that there was not a great deal of interest by prospective purchasers in acquiring Grease Monkey due primarily to the Company's poor historical financial performance. GMB advised the Board that any offer to acquire the stock of Grease Monkey was likely to be at or below the market value.

         At this Board meeting, GMB also provided a summary of five preliminary indications of interest to acquire Grease Monkey. QL 3000's offer, which equaled approximately $.62 per share of Common Stock outstanding, was clearly superior to the other four preliminary offers. The Board of Directors authorized continued discussions with QL 3000.

         From October 12-14, 1998, two representatives of QL 3000 visited Denver to conduct preliminary due diligence on Grease Monkey. During their visit, representatives from QL 3000 met with several Grease Monkey employees as part of their due diligence investigation. During these meetings, GMB informed QL 3000 that their existing offer to acquire Grease Monkey was inadequate. On October 13, 1998 at a Grease Monkey Board Meeting, the Board again authorized continued discussions with QL 3000.

         On October 27, 1998, representatives from QL 3000 again visited Denver to meet with the Chairman of the Board of Grease Monkey and GMB. During a meeting that day, QL 3000 offered to acquire the common stock of Grease Monkey for $1.00 per share, including paying-off the preferred stock and accrued dividends, and assuming all of Grease Monkey's liabilities. QL 3000 also proposed that it assume management responsibilities for Grease Monkey while they completed the acquisition of Grease Monkey. During this meeting it was agreed that, subject to the approval of the proposed transaction by the Board of Directors of Grease Monkey, QL 3000's legal counsel would immediately begin preparing a first draft of the Merger Agreement.

         On November 2, 1998, the Board of Directors of Grease Monkey met to discuss the proposed transaction with QL 3000. At that meeting, the Board of Directors agreed to proceed with sale of Grease Monkey to QL 3000. However, the Board of Directors declined QL 3000's request that they be allowed to manage Grease Monkey while the acquisition was being completed. The Board concurred that the appropriate next step was to have QL 3000 prepare a first draft of the definitive Merger Agreement, which was received by Grease Monkey and its representatives on November 12, 1998.

         In November and December 1998, QL 3000 conducted intensive due diligence on Grease Monkey and prepared a business plan for the Company for use in soliciting debt financing for the transaction. On December 7, 1998, QL 3000 sent a due diligence checklist to Grease Monkey, requesting detail on such information as corporate records and documents, stocks and securities, general business matters, employee documents and information, technology, taxes, litigation and claims, government regulation and licensing, material contracts, and real property.

         From December 8-10, 1998, representatives from QL 3000 visited Denver again. The primary purpose of the trip was to complete the due diligence checklist described above and to develop very detailed financial models for use in developing QL 3000's business plan.

         During the remainder of December 1998 and in early 1999, QL 3000 continued its due diligence investigation of Grease Monkey. QL 3000 spent the majority of its time in discussions with various potential debt and equity financing sources to fund the merger consideration. QL

3000 completed its business plan for Grease Monkey in early January 1999, which was required by the prospective lenders to QL 3000 to provide debt financing for the transaction.

         Meanwhile, during December 1998 and early 1999, negotiations continued on the Merger Agreement. Most importantly, QL 3000 needed to provide evidence that it could secure adequate financing to pay the merger consideration. On January 26, 1999, GMB, at the request of the Board of Directors of Grease Monkey, sent a letter to QL 3000 requesting that they provide Grease Monkey a written summary (by no later than February 3, 1999) of how QL 3000 intended to secure the required financing for the proposed merger with Grease Monkey. On February 1, 1999, QL 3000 sent a letter to Grease Monkey summarizing their proposed financing arrangements for the proposed merger with Grease Monkey. QL 3000 would provide approximately $3.0 million in equity to finance the transaction. In addition two lenders, had provided QL 3000 term sheets in which they would each provide up to $11.0 million in debt financing for the transaction. Finally, a vendor would provide up to $1.5 million in financing via a contractual relationship.

         On March 1, 1999, representatives from QL 3000 made another trip to Denver to finalize their due diligence investigation of Grease Monkey. During the trip, QL 3000 reviewed the corporate records of Grease Monkey and its subsidiaries, environmental records, the Mexican franchise agreements and the Master Franchise Agreement, personnel issues, and software development. Finally, QL 3000 discussed potential transaction structures for the proposed merger with Grease Monkey.

         On March 8, 1999, GMB gave the oral opinion to the Board of Directors of Grease Monkey that the proposed merger consideration of $1.00 per share to each common shareholder, and to pay all amounts due in respect of each share of preferred stock, was an attractive offer to the common shareholders of the Company. At that meeting, the Board authorized Grease Monkey to enter into the Merger Agreement with QL 3000.

         On March 26, 1999, Grease Monkey signed the Merger Agreement to be acquired by QL 3000, subject to a financing commitment contingency which had to be satisfied within 60 days, and certain other conditions. That same day, Grease Monkey publicly announced that it had signed the Merger Agreement to be acquired by QL 3000.

         After the Merger Agreement was signed, representatives from QL 3000 continued their discussions with various debt and equity sources to finance the proposed transaction. With respect to debt financing, QL 3000 had ongoing discussions with several lenders, including CSFC and SunTrust Bank. On May 25, 1999, Grease Monkey received a letter from E. Chester Stokes, Jr., a principal shareholder of QL 3000, indicating that he would unconditionally commit to provide or cause to be provided the additional debt financing required to complete the merger. In a subsequent letter on May 28, 1999, he enclosed a copy of a commitment letter from Mobil Oil Company evidencing its agreement to continue its existing loans to Grease Monkey following the merger. In this letter, Mr. Stokes also agreed to provide or cause to be provided the balance of all necessary debt and equity financings to complete the merger. He also stated that he had completed all necessary due diligence inspections with respect to the financings. On May 28, 1999, he delivered a copy of his current financial statement to Grease Monkey.

         On May 29, 1999, Grease Monkey announced that the financing commitment contingency under the Merger Agreement with QL 3000 had been satisfied.

         On July 28, 1999, the Board of Directors met. At such meeting, after being advised by its counsel and GMB, the Board reiterated its approval of the Merger Agreement and the merger and authorized James Wallace to negotiate and enter into an extension to the Merger Agreement.

         From July 21, 1999 until August 4, 1999, Grease Monkey and QL 3000, and their respective counsel negotiated an Amendment, Extension and Release Agreement.

         On August 5, 1999, the Board of Directors approved the Amendment, Extension and Release Agreement and authorized Grease Monkey's officers to execute and deliver the agreement and to take action necessary or advisable to complete the merger.

THE BOARD'S RECOMMENDATION

         Following an extensive review and evaluation of the merger, the Board approved the Merger Agreement and recommended that the shareholders of the Company approve the Merger Agreement, with Rex L. Utsler, President, Chief Operating Officer and a director of the Company, dissenting. In connection with the foregoing, the Board determined that the merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the shareholders. In connection with their recommendations, the Board adopted the analyses and findings of the Board's financial advisor, GMB See "Special Factors --Opinion of Financial Advisor." THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

         The Board of Directors determined that it was an appropriate time to enter into the proposed transaction when QL 3000 made its proposal to the Company based on recent developments in the quick lube industry and on contacts which the Company had had with other potential acquirors during the previous several months. During the latter part of 1997 and early 1998, changes in the quick lube industry were adversely affecting the Company's historical growth rate and profitability. The Company had historically grown in size and profitability through internal growth and acquisitions. During this time period, management of the Company reported to the Board of Directors that due to limited access to capital, increased competition and aggressive pricing by competitors, internal growth was becoming more difficult to achieve. In addition, acquisitions were becoming less attractive because acquisition prices had increased and the Company's reduced stock price made acquisitions more expensive and dilutive to earnings. Based on these contacts, the Board and the Board of Directors were aware of the terms on which those potential acquirors were willing to enter into transactions with the Company. When QL 3000 made their proposal, the Board and the Board of Directors determined that it was an appropriate time to enter into a transaction on the proposed terms in light of the foregoing factors and with the knowledge of the terms on which other acquirors were willing to enter into a transaction at that time.

         The Board met on seven occasions between June 4, 1998 and the date of this Proxy Statement, in person or by telephone conference, to consider developments relating to a possible sale of the Company. The Board was assisted in its deliberations by its financial advisor, GMB, and its legal counsel, Otten, Johnson, Robinson, Neff & Ragonetti, P.C. At a meeting held on March 8, 1999, the Board determined that the merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the shareholders of the Company and recommended that the Shareholders approve the Merger Agreement. At meetings on July 28, 1999 and August 5, 1999 the Board reiterated its position.

         The material factors the Board evaluated in connection with the merger are described below. Except as otherwise noted below, the Board considered the following factors to be positive factors supporting its determination that the merger is fair and in the best interests of the shareholders. In arriving at its decision, the Board considered:

                  (i) The Board's view is that the Company has experienced increased competition and aggressive pricing by competitors. As a result, internal growth has become more difficult to achieve. In addition, acquisitions have become less attractive because acquisition prices have increased and the Company's reduced stock price has made acquisitions more expensive and dilutive to earnings. These factors resulted in a lower overall growth rate for the Company which had an adverse effect on the market price of the Common Stock and on management's ability to execute the Company's business strategy. Furthermore, the Company has only limited access to additional necessary capital. In this connection, the Board considered that the Company may be managed more effectively as a private company not subject to pressures from the Shareholders and market professionals to grow earnings per share consistently. In addition, the Board was concerned that given the reduced market price of the Common Stock, any additional equity incentives which the Company might issue to retain key members of management would have further adverse effects on the market price of the Common Stock. The Board believes that, as a private company, the Company would have greater flexibility to consider business strategies that have long-term benefits (including acquisitions which are often dilutive in the short-term), but that would adversely impact earnings per share and the market price of the Common Stock in the short-term if the Company were public.

                  (ii) The belief of the Board is that the merger represents a more desirable alternative than continuing to operate the Company as a public company. In this connection, the Board gave consideration to rejecting QL 3000's proposal in favor of maintaining the Company's independence and enabling the Shareholders to share in the Company's future earnings and growth potential. However, the Board believes that continuing to operate the Company as an independent entity would subject the Company and its shareholders to delays in implementation or the risk of execution of the Company's business strategy as described above. After evaluating such risk (including the factors described under item (i) above), the Board concluded that, while the Company's business strategy could ultimately prove successful, the risk that the Company will continue to experience significant operating events adversely impacting the performance of the Common Stock justifies a sale of the Company. As alternatives to the merger, the Board considered continuing to operate the Company as an independent entity and continuing to shop the Company to potential purchasers that are described above under " -- Background of the merger."

                  (iii) Information with respect to the financial condition, results of operations, and business of the Company.

                  (iv) The scope of efforts to effect a transaction for the Company, including the number and identity of potential buyers from which indications of interest were received. In this connection, the Board considered that GMB had contacted 40 prospective buyers of Grease Monkey, that the Company had discussions with the likely strategic partners for the Company and that none of those discussions led to a definitive proposal to acquire the Company or reasonable prospects that a definitive proposal would be forthcoming. The Board determined that based upon the prior discussions, it was unlikely that another bidder would make a definitive proposal to acquire the Company, or that if such a proposal were made, it would result in a transaction that would provide greater value to the shareholders.

                  (v) GMB's opinion delivered to the Board on March 8, 1999, that the Cash Merger Consideration to be received by the shareholders was fair to such holders from a financial point of view. The Board adopted the analyses and findings of GMB in their determination that the merger is fair to the Shareholders.

                  (vi) The proposed terms and conditions of the Merger Agreement. In particular, the Board considered the fact that the Merger Agreement did not provide for termination fees and expense reimbursement obligations which would have the effect of unreasonably discouraging competing bids and that, subject to the satisfaction of certain conditions, the Board would be able to withdraw or modify its recommendation to the shareholders regarding the merger and enter into an agreement with respect to a more favorable transaction with a third party, if such a transaction becomes available prior to the consummation of the merger.

                  (vii) The market price of the Common Stock, and the premium over such prices represented by the Cash Merger Consideration to be received by the shareholders in the merger.

                  (viii) The Board's belief that there were no potential merger partners who would be able to pay more than the Cash Merger Consideration.

                  (ix) That the Cash Merger Consideration amount was QL 3000's "best and final offer."

                  (x) The financial ability and willingness of QL 3000 to consummate the merger. The Merger Agreement conditioned QL 3000's obligations to consummate the merger on QL 3000's having obtained a bona fide financing commitment for the merger.

         In this connection, the Board reviewed proposal letters for debt financing supplied by a QL 3000 Investor and a potential lender. In addition, the Board, through its financial and legal advisors, discussed the proposed financing with the QL 3000 Investors and its lenders. Based on the foregoing, the Board believed the benefits outweighed the risk that the financing condition of the Merger Agreement would not be satisfied.

         The Board did not assign relative weights to the factors it considered, and it did not consider any relative weighting to be necessary in reaching its fairness determination.

         Based on the foregoing, the Board determined that the merger, the Merger Agreement and the transactions contemplated thereby were advisable, fair and in the best interests of the shareholders and approved the Merger Agreement. The Board approved the merger on March 8, 1999, and determined that the merger is advisable, fair and in the best interests of the shareholders. Rex L. Utsler, President, Chief Operating Officer and a director of Grease Monkey, dissented from the Board's approval. The Board is unaware of any development since its March 8, 1999 meeting that would affect its March 8, 1999 determination, and, accordingly, the Board reconfirms, as of the date of this Proxy Statement, its determination that the merger, the Merger Agreement and the transactions contemplated thereby are advisable, fair and in the best interests of the Shareholders of the Company. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MERGER.

OPINION OF FINANCIAL ADVISOR

         Pursuant to an engagement letter dated June 4, 1998, the Board retained Green Manning & Bunch Securities, Inc. ("GMB") to act as the financial advisor and representative of the Company in connection with handling a process that resulted in the merger and to render to the Board an opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the Cash Merger Consideration to be received in the merger. GMB was selected as the Board's fairness advisor because of its familiarity with the Company, and its operations and standing as a recognized investment banking firm which is continually engaged in the valuation of business and their securities in connection with mergers and acquisitions, corporate restructuring, private placements, and valuations for corporate and other purposes.

         GMB delivered its written opinion to the Board to the effect that the Cash Merger Consideration to be received in the merger is fair to the shareholders of the Company.

         The full text of GMB's opinion dated as of March 8, 1999, which sets forth the assumptions made, matters considered, and limits on the review undertaken in connection with the opinion is attached hereto as Appendix B. The Company's shareholders are urged to carefully read such opinion in its entirety. GMB's opinion is addressed to the Board, is directed only to the fairness of the Cash Merger Consideration to be received in the merger by the holders of Common Stock and Series C Preferred Stock of the Company, and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote in relation to the merger. The summary of the opinion of GMB set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its opinion, GMB reviewed and analyzed: (i) the Merger Agreement, (ii) publicly available information concerning the Company which GMB believed to be relevant to its inquiry, (iii) financial and operating information with respect to the business, operations, and prospects of the Company furnished to GMB by the Company, (iv) a trading history of the Company's Common Stock from June 15, 1992 to March 3, 1999, (v) a comparison of the historical financial results and present financial condition of the Company with those of other companies which were deemed relevant, (vi) a comparison of the financial terms of the merger with the financial terms of certain other recent transactions which GMB deemed relevant and (vii) certain historical data relating to acquisitions of publicly traded companies, including multiples of revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") paid in such acquisitions. In addition, GMB held discussions with the management of the Company concerning its business, operations, assets, present condition, and future prospects, and undertook such other studies, analyses, and investigation as GMB deemed appropriate.

         GMB relied upon the accuracy and completeness of the financial and other information used by GMB in arriving at its opinion without independent verification. With respect to the financial forecasts of the Company, GMB assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. GMB did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company.

         GMB's opinion was necessarily based upon market, economic and other conditions as they may have existed and could be evaluated as of March 8, 1999. In connection with the preparation of its fairness opinion, GMB performed certain financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by GMB and deemed to be material, but-does not purport to be a complete description of the analyses performed by GMB in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, GMB believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, GMB made numerous assumptions with respect to industry and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to the Company and no merger and acquisition transaction involved companies identical to the Company. An analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the values of companies to which the Company is being compared.

         The following is a summary of the presentation by GMB to the Board of Directors on March 8, 1999 in connection with its March 8, 1999 opinion.

         HISTORICAL STOCK PRICE ANALYSIS. GMB analyzed the prices at which the Common Stock of the Company traded from June 15, 1992 to March 3, 1999. GMB observed that the all-time high price for the Common Stock was $4.125 on December 30, 1992, and the all-time low price for the Common Stock was $0.563 on several dates, the latest of which was December 22, 1998.

         COMPARABLE PUBLIC COMPANY ANALYSIS. GMB reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and ten publicly traded companies. The companies included in GMB's comparable public company analysis were Lucor, Inc., Precision Auto Care, Inc., Monroe Muffler Brake Inc., Crown Central Petroleum Corporation, Penzoil-Quaker State Company, Midas Inc., Sunoco, Inc., Ashland Inc., Earl Scheib, Inc. and Dairy Mart Convenience Stores, Inc. GMB noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. GMB calculated various financial ratios and multiples based upon the closing prices of the comparable public companies and the most recent publicly available information for the various companies. The following valuation ratios were used in determining ranges of implied equity values of the Company based on annualized fourth quarter 1998 financial performance and an average of 1993-1998 financial performance of the Company: adjusted market value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to a) revenue, b) EBITDA and c) EBIT.

         GMB averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, GMB excluded certain outlying values that differed from the relative groupings of the other values. GMB believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.

         Based upon the average valuation multiples for the group of Comparable Public Companies, GMB calculated a range of implied equity values from ($1.39 million) to $0.569 million.

         ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. Among acquisitions in other industries, GMB reviewed and analyzed two completed merger and acquisition transactions involving companies in the quick lube industry. GMB noted that none of the selected transactions reviewed was identical to the merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For each acquisition, GMB calculated adjusted market value as a multiple of (i) LTM revenues, (ii) LTM gross margin, (iii) LTM EBITDA, and (iv) LTM EBIT. GMB averaged the multiples for the selected merger and acquisitions transactions in order to apply these multiples to the Company based on annualized fourth quarter 1998 financial performance and an average of 1993-1998 financial performance of the Company. Based upon the average multiples from the selected transactions involving quick lube companies, GMB calculated a range of implied equity values from ($1.639 million) to $2.109 million.

         The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by GMB. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. GMB believes that the summary set forth above and their analyses must be considered as a whole and that selecting only portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. GMB based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The preparation of fairness opinions does not involve a mathematical weighing of the results of the individual analyses performed, but requires GMB to exercise its professional judgement, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by GMB was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. GMB did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, GMB considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole.

         Under the terms of the Company's engagement letter with GMB, if the merger is consummated, a transaction fee of approximately $345,000 (plus reasonable out-of pocket expenses up to $20,000) will be paid to GMB, in addition to the $80,000 that has already been paid. In addition, the Company has agreed to indemnify GMB against certain liabilities, including certain liabilities under the federal securities laws.

PURPOSE AND REASONS OF QL 3000 FOR THE MERGER

         The purpose of QL 3000 Investors for engaging in the transactions contemplated by the Merger Agreement is to acquire 100% ownership of the Company. QL 3000 Investors believe that as a private company Grease Monkey will have greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. This assessment by QL 3000 Investors is based upon publicly available information regarding the Company, the QL 3000 Investors' due diligence investigation of the Company, and the QL 3000 Investors' experience in investing in companies in the quick lube industry. QL 3000 Investors determined that it was an appropriate time to make their proposal to the Company to engage in the transactions contemplated by the Merger Agreement based on its knowledge of the quick lube industry and its belief that the public markets were not giving an appropriate valuation to the Company. As of the date of the Proxy Statement, GMB has updated the review and analyses underlying its fairness opinion and concludes that the Cash Merger Consideration to be received in the Merger is fair to the shareholders of the Company. While QL 3000 Investors believe that there will be significant opportunities associated with its investment in the Company, there are also substantial risks that such opportunities may not be fully realized.

         As of the date of this Proxy Statement, GMB has updated the review and analyses underlying its fairness opinion and concludes that the Cash Merger Consideration to be received in the merger is fair to the shareholders of the Company.

CONFLICTS OF INTEREST

         In considering the recommendations of the Board with respect to the merger, shareholders should be aware that certain officers and directors of Grease Monkey, as well as certain investors in Grease Monkey, have interests in connection with the merger which may present them with actual or potential conflicts of interest as summarized below. The Board was aware of these interests and considered them among the other matters described under "-- The Board's Recommendation."

         GREASE MONKEY MANAGEMENT. The Merger Agreement requires that Grease Monkey provide indemnification, to the full extent permitted by applicable law, to its current and former officers and directors against liabilities (including reasonable attorneys' fees) relating to actions or omissions arising out of their being a director, officer, employee, or agent of the Company at or prior to the closing of the merger (including the transactions contemplated by the Merger Agreement). As described under "Principal Shareholders," certain of Grease Monkey's officers and directors are also shareholders and therefore, will participate in the merger if it is completed. QL 3000 and Rex L. Utsler, President and Chief Operating Officer of Grease Monkey, are currently in negotiations pursuant to which Mr. Utsler may invest in the Surviving Corporation after the merger is completed. No agreements, arrangements or understandings have been made between QL 3000 and Mr. Utsler as of the date of this Proxy Statement. Certain members of the Board of Directors are principals of Brownlie, Wallace, Armstrong & Bander Exploration ("BWAB Exploration"), which has advanced Grease Monkey an aggregate of approximately $409,000. Such advances will be repaid to BWAB Exploration upon the closing of the merger.

         GMB. GMB served as financial advisor to the Board and has had certain relationships with Grease Monkey and its management that could be perceived as adversely affecting its independence. Of GMB's $425,000 investment banking fee, $345,000 is contingent on the completion of the merger. GMB believes that the foregoing arrangements do not affect its ability to act independently and impartially as financial advisor to the Board.

CERTAIN EFFECTS OF THE MERGER

         As a result of the merger, the entire equity interest in the Company will be owned by the QL 3000 Investors. The shareholders will no longer have any interest in, and will not be shareholders of, Grease Monkey, and therefore, will not participate in Grease Monkey's future earnings and potential growth. Instead, the shareholders will have the right to receive the Cash Merger Consideration. An equity investment in the Company following the merger involves substantial risk resulting from the limited liquidity of any such investment and the leverage resulting from the borrowings that will be required to purchase the Common Stock and Preferred Stock from the shareholders and to fund the capital expenditures and acquisitions necessary to execute the Company's business strategy. Nonetheless, if the Company successfully executes its business strategy, the value of such an equity investment could be considerably greater than the original cost thereof. See " -- Conflicts of Interest" and "Cautionary Statement Concerning Forward-Looking Information."

         In addition, the Common Stock will no longer be traded on the OTCBB and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), will terminate.

FINANCING OF THE MERGER

         GENERALLY. It is estimated that approximately $14,391,000 will be required to consummate the merger and pay related fees and expenses. The following table sets forth the estimated sources and use of funds for the merger:

                     DESCRIPTION                                        AMOUNT
                     -----------                             ------------------------------
SOURCE OF FUNDS
      SENIOR DEBT FINANCING-CSFC                                                $7,000,000
      SENIOR DEBT FINANCING-CITICORP/MOBIL (Store #702)                            850,000
      SENIOR DEBT FINANCING-CITICORP/MOBIL                                       4,540,623
      OWNERS CAPITAL CONTRIBUTION                                                2,000,000
                                                                                 ---------
      TOTAL SOURCES OF FUNDS                                                    14,390,623
                                                                                ==========
USES OF FUNDS
REPAY EXISTING LONG TERM DEBT (BALANCES AS OF 6/30/99):
      CITICORP/MOBIL (OLD)                                   $4,540,623
      BWAB EXPLORATION                                          409,000
      GLEN & ROBERTA SHIRK (#42 & #45)                          578,525
      WENGER CORP. (#35)                                         14,152
      US BANK                                                    74,964
                                                                 ------
      SUBTOTAL                                                                   5,617,264
PURCHASE STOCK (BALANCES AS OF 9/30/99):
      COMMON STOCK                                            4,690,518
      PREFERRED STOCK                                         2,089,638
      PREFERRED STOCK ACCRUED DIVIDENDS                         726,100
                                                                -------
      SUBTOTAL                                                                   7,506,256
OFFERING, ORGANIZATION AND CLOSING COSTS
      GMB INVESTMENT BANKING FEE                                365,000
      LOAN ORIGINATION FEE/CLOSING COSTS-CSFC (6%)              420,000
      LOAN ORIGINATION FEE/CLOSING COSTS-CITICORP/MOBIL RE
      STORE #702 IN HIGHLANDS RANCH, COLORADO (6%)               51,000
      ORGANIZATION EXPENSES                                     400,000
      PROVISION FOR ADDITIONAL EXPENSES                          31,103
                                                                 ------
      SUBTOTAL                                                                  1,267,103,
                                                                                ----------
TOTAL USES OF FUNDS                                                            $14,390,623
                                                                               ===========

         EQUITY FINANCING. The QL 3000 Investors have or will have contributed approximately $2,000,000 in capital, most of which will be in the form of subordinated shareholder loans.

         DEBT FINANCING. QL 3000 has received a commitment from Mobil, a current lender of Grease Monkey, to provide loans to Grease Monkey following the merger in amounts and on terms comparable to Grease Monkey's current loans. Citicorp North America, Inc. acts as Mobil's agent under this program. To induce Mobil to release its liens on Grease Monkey's company operated Centers so that they may be used as collateral for other loans, E. Chester Stokes, Jr., will guarantee Grease Monkey's Mobil loan in the estimated amount of $4,540,623. The principal collateral for this loan will be the Company's franchise royalty revenues.

         Mobil also has agreed to provide under its lube center financing program $850,000 in additional post-merger financing secured by the Company-owned Center #702 located in Highlands Ranch, Colorado.

         QL 3000 is negotiating a $7,000,000 loan facility with CSFC to be secured by 19 Company operated Centers. Mobil has agreed to release its liens on these Centers in exchange for Mr. Stokes' guarantee. QL 3000 is also discussing this proposed financing with other lenders.

         ALTERNATIVE FINANCING. In the event the proposed financings are not completed, E. Chester Stokes, Jr. has committed to provide or cause to be provided the balance of any required financing.

CONDUCT OF GREASE MONKEY'S BUSINESS AFTER THE MERGER

         QL 3000 Investors are continuing to evaluate Grease Monkey's business, practices, operations, properties, corporate structure, capitalization, management, and personnel and will discuss what changes, if any, will be desirable. Subject to the foregoing, QL 3000 Investors expect that the day-to-day business and operations of Grease Monkey will be conducted substantially as they are currently being conducted by Grease Monkey. QL 3000 Investors do not currently intend to dispose of any assets of Grease Monkey, other than in the ordinary course of business. Additionally, QL 3000 Investors do not currently contemplate any material change in the composition of Grease Monkey's current management or personnel, except that
E. Chester Stokes, Jr. will become Chairman and President and Ronald E. Smith will become Chief Financial Officer. After the merger, the Board will consist of E. Chester Stokes, Jr., David C. Plyler and Thomas C. Bergmann.

                               THE SPECIAL MEETING

DATE, TIME, AND PLACE OF THE SPECIAL MEETING

         The Special Meeting of Grease Monkey will be held on November 22, 1999, at 2:00 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202.

PROXY SOLICITATION

         This Proxy Statement is being solicited by the Company. All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Surviving Corporation. Officers, directors, and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about October 22, 1999.

RECORD DATE AND QUORUM REQUIREMENT

         The Common Stock is the only outstanding voting security of the Company. The Board has fixed the close of business on October 8, 1999 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Each holder of record of Common Stock and Preferred Stock at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the close of business on the Record Date, there were 4,690,518 shares of Common Stock issued and outstanding held by 2,284 holders of record and 20,896 shares of Preferred Stock issued and outstanding held by 50 holders of record.

         The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

VOTING PROCEDURES

         Approval of the Merger Agreement, which is attached as Appendix A hereto, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Special Meeting, each voting as a separate group. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against approval. Jerry D. Armstrong, James B. Wallace, Ray O. Brownlie, J.H. Bander, Charles E. Steinbrueck, Cortlandt S. Dietler, George F. Wood, Wayne H. Patterson and Jim D. Baldwin have agreed to vote all of their Common Stock and Preferred Stock to approve the merger. Such persons hold an aggregate of 2,017,396 shares of Common Stock (or approximately 43% of the total Common Stock outstanding) and 7,161 shares of Preferred Stock (or approximately 34% of the total

Preferred Stock outstanding). Brokers and, in many cases, nominees will not have discretionary power to vote on the proposal to be presented at the Special Meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote. A broker non-vote will have the same effect as a vote against the merger.

         If there are insufficient votes to approve the Merger Agreement at the Special Meeting, proxies voted in favor of the Merger Agreement and proxies as to which no voting instructions are given may be voted to adjourn the Special Meeting in order to solicit additional proxies in favor of approval of the Merger Agreement. If the Special Meeting is adjourned for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn), notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

         Under Utah law, holders of Common Stock who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares as finally determined under such procedures, which may be more or less than the consideration to be received by other shareholders of Grease Monkey under the terms of the Merger Agreement. Failure to follow such procedures precisely may result in loss of appraisal rights. See "Rights Of Dissenting Shareholders."

VOTING AND REVOCATION OF PROXIES

         A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of Grease Monkey an instrument revoking it, (ii) submitting a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Secretary of Grease Monkey will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, will be voted to approve the merger and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Special Meeting or any adjournment thereof.

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Special Meeting.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

         The effective time of the merger, which shall be the date and time of filing of Certificate of Merger with the Secretary of State of the States of Florida and Utah (the "Effective Time"), is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. Detailed instructions with regard to the surrender of Common Stock and Preferred Stock certificates, together with a letter of transmittal, will be forwarded to shareholders by the Company's paying agent, American Securities Transfer &

Trust, Inc. (the "Paying Agent"), promptly following the Effective Time. Shareholders should not submit their certificates to the Paying Agent until they have received such materials. The Paying Agent will send payment of the Cash Merger Consideration to shareholders as promptly as practicable following receipt by the Paying Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. Shareholders should not send any certificates at this time. See "The Merger -- Conditions."

OTHER MATTERS TO BE CONSIDERED

         The Company's Board of Directors is not aware of any other matters which will be brought before the Special Meeting. If, however, other matters are presented, proxies will be voted in accordance with the discretion of the holders of such proxies.

                                   THE MERGER

TERMS OF THE MERGER AGREEMENT

         GENERAL. The Merger Agreement provides that subject to satisfaction of certain conditions, QL 3000 will be merged with and into Grease Monkey, and that following the merger, the separate existence of QL 3000 will cease and Grease Monkey will continue as the Surviving Corporation. At the Effective Time, and subject to the terms and conditions set forth in the Merger Agreement, each share of issued and outstanding Common Stock (other than shares as to which appraisal rights are properly perfected and not withdrawn), will, by virtue of the merger, be canceled and converted into the right to receive $1.00 in cash, without interest and each share of issued and outstanding Preferred Stock (other than shares as to which appraisal rights are properly perfected and not withdrawn) will, by virtue of the merger be cancelled and converted into the right to receive $100.00 plus an amount equal to any unpaid cumulative dividends in cash, without interest (the "Cash Merger Consideration"). As a result of the merger, the Common Stock will no longer be publicly traded and the equity of the Surviving Corporation will be 100% owned by QL 3000 Investors.

         The terms of and conditions to the merger are contained in the Merger Agreement, which is included in full as Appendix A to this Proxy Statement and is incorporated herein by reference. The discussion in this Proxy Statement of the merger and the summary description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the more complete information set forth in the Merger Agreement.

         MERGER CONSIDERATION. Upon consummation of the merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding dissenting shares) will be converted into the right to receive the Cash Merger Consideration, upon surrender and exchange of the certificate or certificates which immediately prior to the Effective Time evidenced Common Stock (the "Certificate(s)"). All such shares of Stock, when converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each Certificate previously evidencing such Shares will thereafter represent only the right to receive the Cash Merger Consideration.

         PAYMENTS FOR SHARES. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a Certificate (other than Grease Monkey or QL 3000) a form of letter of transmittal and instructions for use in effecting the surrender of the Certificate in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such duly executed letter of transmittal, and any additional requested items, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (x) the number of shares of Common Stock or Preferred Stock represented by such Certificate and (y) the Cash Merger Consideration for such type of capital stock.

         CANCELLATION OF GREASE MONKEY STOCK OPTIONS AND WARRANTS. All options and warrants will be canceled at the Effective Time.

         TRANSFER OF SHARES. At the Effective Time, the stock transfer books of Grease Monkey will be closed and there will be no further registration or transfer of shares of Common Stock thereafter on the records of Grease Monkey. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason will be converted into the Cash Merger Consideration.

         CONDITIONS TO THE MERGER. Each party's respective obligation to effect the merger is subject to the satisfaction, prior to the Closing Date, of each of the following conditions: (i) all authorizations, consents and approvals of governmental agencies shall have been obtained; (ii) the approval and adoption of the Merger Agreement and the merger by the affirmative vote of the holders of the Company's capital stock if such vote is required by applicable law; (iii) there will have been no law, statute, rule, regulation, decree, order, injunction or ruling that prohibits, restrains or restricts consummation of the merger; (iv) no action, suit or other proceeding is pending to prohibit, restrain, enjoin, restrict or otherwise prevent the consummation of the merger; (v) the representations and warranties of each party must remain true; (vi) the fairness opinion of GMB shall not have been withdrawn or materially modified; (vii) Grease Monkey shall have obtained and provided to QL 3000 and/or its lender all authorizations, agreements, consents and approvals of third parties required to be obtained to consummate the merger or in connection with QL 3000's financing of the merger or refinancing of Grease Monkey's debt; and (viii) the number of dissenting shares of Common Stock shall be less than 25% of the total outstanding shares of Common Stock.

         EVEN IF THE SHAREHOLDERS APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.

         REPRESENTATIONS AND WARRANTIES. Grease Monkey has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, its capitalization, its financial statements, the absence of certain changes in the business of Grease Monkey since September 30, 1998, the content and submission of forms and reports required to be filed by Grease Monkey with the Commission, requisite governmental and other consents and approvals, compliance with all applicable laws, absence of litigation to which Grease Monkey is a party, brokers and finders fees, requisite tax filings, absence of defaults under material contracts, real and personal property, employee benefits, and environmental matters.

         QL 3000 has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, the requisite governmental and other consents and approvals, and accuracy of information supplied by QL 3000 for submission on forms and reports required to be filed by Grease Monkey with the Commission.

         The representations, warranties, and agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will expire at the Effective Time.

         COVENANTS. In the Merger Agreement, Grease Monkey has agreed that prior to the Effective Time, unless otherwise agreed to in writing by QL 3000 or as otherwise expressly contemplated or permitted by the Merger Agreement, Grease Monkey and each of its subsidiaries will, among other things, conduct business only in the usual, regular, and ordinary course substantially consistent with past practice, including, without limitation, not declaring any dividend on its capital stock or issuing any shares of capital stock.

         SOLICITATION OF ACQUISITION PROPOSAL. The Merger Agreement provides that on and after March 26, 1999, Grease Monkey, its subsidiaries and none of their respective officers, directors, and agents shall be permitted (a) to initiate or solicit, directly or indirectly, or encourage submission of inquiries, proposals or offers from any potential purchaser relating to the disposition of all or any of the assets of Grease Monkey or any of its subsidiaries or the sale of securities of Grease Monkey or its subsidiaries, or any merger, consolidation, business combination or similar transaction or
(b) to engage in any negotiations concerning, and provide any confidential information or data to, and have any discussions with, any person relating to any Acquisition Proposal, and otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Grease Monkey will notify QL 3000 immediately after it receives an inquiry or proposal from a third party regarding an acquisition proposal.

         INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that the Company's current and former directors and officers will be indemnified by the Surviving Corporation, to the fullest extent permitted under the UBCA, against any costs, expenses, fines, losses, claims, damages, liabilities, or judgments, or amounts paid in settlement with the approval of the indemnifying party in connection with any threatened or actual claim, action, suit, proceeding, or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that such person is or was a director or officer of Grease Monkey or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time.

         TERMINATION. The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the merger by the shareholders of Grease Monkey: (a) by mutual consent of Grease Monkey and QL 3000; (b) by Grease Monkey if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of QL 3000, which breach or failure to perform has not been cured within 10 calendar days following receipt by QL 3000 of notice of such breach or failure; (c) by QL 3000 if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of Grease Monkey, which breach or failure to perform has not been cured within 10 calendar days following receipt by Grease Monkey of notice of such breach or failure; (d) by QL 3000 or Grease Monkey if any governmental entity has promulgated or issued a law, statute, rule, regulation, decree, order, injunction, or ruling or taken any other action prohibiting, restraining, enjoining, restricting or otherwise prohibiting the merger; (e) by Grease Monkey if the merger shall not have been consummated on or before the later of October 31, 1999 or ten business days after the Special Meeting; (f) by Grease Monkey upon written notice to QL 3000 if prior to the Closing Date, any person has made a bona fide proposal relating to an acquisition transaction relating to Grease Monkey or the Common Stock, or has commenced a tender or exchange offer for the Common Stock and the Board of Directors of Grease Monkey determines in good faith
(i) after
consultation with its financial advisors, that such transaction constitutes a better offer than terms of the merger contemplated by the Merger Agreement and (ii) after consultation with legal counsel, that failure to approve such proposal and terminate the Merger Agreement could reasonably be expected to result in a breach of fiduciary duties of the Board of Directors of Grease Monkey.

         FEES AND EXPENSES. Except as otherwise provided in Section 7.4 of the Merger Agreement and except with respect to claims for damages incurred as a result of the breach of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         LIQUIDATED DAMAGES AND ESCROW. Pursuant to the Amendment, Extension and Release Agreement, dated July 30, 1999, QL 3000 deposited in an escrow account at U.S. Bank National Association, Denver, Colorado, the sum of $400,000.00. At the effective time of the merger (if the effective time occurs) the escrow deposit will be transferred to the paying agent and shall be used as part of the merger consideration. If (a) all of the conditions to QL 3000's obligations under the Merger Agreement have not been satisfied or waived by QL 3000 or (b) Grease Monkey defaults in the observance or performance of one or more of its covenants or agreements under the Merger Agreement, which default is not cured within ten (10) days after Grease Monkey has notice thereof, except for defaults which, individually or in the aggregate, would not have a material adverse effect or materially impair the ability of the parties to consummate the transactions contemplated by the Merger Agreement pursuant to its terms, and Grease Monkey or QL 3000 elects to terminate the Merger Agreement, or (c) Grease Monkey terminates the Merger Agreement pursuant to Section 7.3.3 thereof, then the Escrow Deposit shall be returned to QL 3000. If on or after the Termination Date (a) all of the conditions to QL 3000's obligations under the Merger Agreement have been satisfied or waived by QL 3000, (b) the Effective Date has not occurred (for reasons other than Grease Monkey's failure to close) by the end of the fifth business day following the date on which the last of such conditions was satisfied or waived and (c) Grease Monkey terminates the Merger Agreement or if Grease Monkey terminates the Merger Agreement pursuant to Section 7.3.1 thereof, then the Escrow Deposit will be forfeited to Grease Monkey. If (a)
(i) the effective time does not occur on or before the Termination Date because Grease Monkey has materially breached its representations, warranties or covenants contained in the Merger Agreement (other than a breach of a representation or warranty as to which Grease Monkey had no control or knowledge), or (ii) the shareholders of Grease Monkey vote to reject the merger or (iii) all of the conditions to Grease Monkey's obligations under the Merger Agreement have been satisfied or waived by Grease Monkey and the effective time has not occurred (for reasons other than QL 3000's failure to close) by the end of the fifth business day following the date on which the last of such conditions was satisfied or waived, and (b) QL 3000 has not materially breached any of its representations, warranties or covenants contained in the Merger Agreement, then QL 3000 may terminate the Merger Agreement and will be entitled to liquidated damages from Grease Monkey in the amount of $400,000.00; provided; however, that Grease Monkey will not be required to pay liquidated damages if Grease Monkey terminates the Merger Agreement because it has accepted a competing offer.

         AMENDMENT. Subject to applicable law, the Merger Agreement may be amended or modified in writing by the parties to the Merger Agreement.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Holders of shares of the Company's Common Stock are entitled to appraisal rights under Sections 16-10a-1301 through 16-10a-1331 of the UBCA. Sections 16-10a-1301 through 16-10a-1331 are reprinted in their entirety as Appendix C to this Proxy Statement. All references in Sections 16-10a-1301 through 16-10a-1331 and in this summary to a "shareholder" are to the record holder of the shares of the Company's Common Stock or Preferred Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of the Company's Common Stock or Preferred Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to properly follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

         The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C, however the following discussion does summarize all of the material terms relating to appraisal rights. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         To preserve the right to exercise dissenters' rights, a Shareholder must: (i) deliver to Rex L. Utsler, Secretary of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202, prior to the vote of the Shareholders to approve the merger, written notice that the Shareholder intends to demand payment for his or her shares if the merger is consummated, and (ii) not vote his or her shares in favor of approval of the merger. The failure by a Shareholder to vote his or her shares at the Meeting or to return a proxy in respect of the Special Meeting will not be deemed to be a vote in favor of approval of the merger. However, return of a blank proxy or a proxy directing a vote in favor of the merger will be deemed to be a vote in favor of the merger and will constitute a waiver of the shareholder's right to dissent from the merger.

         After the merger is approved by the Company's shareholders but in no event later than ten days after the effective time of the merger, the Company will deliver a written notice (a "Dissenters' Notice") to all of its shareholders who both notified the Company of their intention to dissent and did not vote in favor of the merger, (i) stating that the merger was authorized and the effective time of the merger (or if the merger is not yet effective, the proposed effective time); (ii) providing the address to which payment demands must be sent and the address at which the certificates representing the shares of Common Stock or Preferred Stock with respect to which dissenters' rights are being exercised must be deposited; (iii) stating that if a record shareholder is exercising dissenters rights for a beneficial owner, that any demand for payment in respect of such shares must be accompanied by a certificate from the beneficial owner certifying that dissenters' rights have been or will be timely asserted with respect to all shares of Common

Stock or Preferred Stock owned beneficially by such beneficial shareholder and as to which there is no limitation on such Shareholder's ability to exercise dissenters' rights, and (iv) stating the date by which the Company must receive the payment demand and the certificates representing the shares of Common Stock or Preferred Stock for which dissenters' rights are being exercised, which date shall not be less than 30 days after the Dissenters' Notice is given.

         The Dissenters' Notice shall be accompanied by a form which may be used to demand payment and by a copy of the provisions of the UBCA governing dissenters' rights.

         A shareholder who wishes to assert dissenters' rights after receiving a Dissenters' Notice (the "Dissenting Shareholder") must, by the date stated in the Dissenters' Notice, (i) make a written demand for payment for such Dissenting Shareholder's shares of Common Stock or Preferred Stock, and (ii) deposit the certificates representing such shares as directed in the Dissenters' Notice. A Dissenting Shareholder retains all rights of a Shareholder, except the right to transfer his or her shares, until the effective time of the merger. After the effective time of the merger, the Dissenting Shareholder has only the right to receive payment for such shares. A Shareholder who does not demand payment and deposits his or her shares by the date stated in the Dissenters' Notice is no longer entitled to dissenters' rights.

         Upon the later of the effective time of the merger or the date of receipt of demand for payment from a Dissenting Shareholder, the Company shall pay to each Dissenting Shareholder who has complied with the dissenters' rights provisions of the UCBA the amount that the Company estimates to be the "fair value" of such Dissenting Shareholder's shares, plus accrued interest from the effective time of the merger until the date of payment at an annual rate equal to the rate, which is currently required by the UBCA. Payment will be made to the address stated in the Dissenting Shareholder's payment demand or, if none, at the address shown in the Company's current record of shareholders. The payment will be accompanied by
(i) the Company's financial statements for its most recent fiscal year for which financial statements have been prepared, (ii) a statement of the Company's estimate of the "fair value" of the Dissenting Shareholder's shares; (iii) an explanation of how the amount of interest included in the payment was calculated; (iv) a statement of the Dissenting Shareholder's rights if the Dissenting Shareholder is dissatisfied with the payment, and
(v) a copy of the provisions of the UBCA governing dissenters' rights.

         If a Dissenting Shareholder believes that the amount paid by the Company as the "fair value" of his or her shares is inadequate or that the interest due to the Dissenting Shareholder has been incorrectly calculated, the Dissenting Shareholder may notify the Company in writing within 30 days of receipt of payment by the Company of the Dissenting Shareholder's own estimate of the "fair value" of his or her shares and/or the amount of interest that the Dissenting Shareholder believes to be due and may demand payment of such amount less any payments already received by the Dissenting Shareholder. If a Dissenting Shareholder makes such a payment demand within the 30-day period, the Company is obligated to pay the amount demanded unless, within 60 days of receipt of such demand, the Company and the Dissenting Shareholders agree on the amount payable by the Company to the Dissenting Shareholder or the Company commences a proceeding in Utah District Court for the County of Salt Lake petitioning the court to determine the "fair value" of such Dissenting Shareholder's shares and/or the amount of the interest due to the Dissenting Shareholder.

         The costs of any court proceeding to determine the amount due to a Dissenting Shareholder, including reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against the Company. The court may, however, assess such costs against the Dissenting Shareholder if the court finds that the Dissenting Shareholder acted arbitrarily, vexatiously or not in good faith. The court may also assess fees and expenses of counsel and experts against the Company if the Company did not substantially comply with the dissenters' rights provisions of the UBCA or against any party who the court finds acted arbitrarily, vexatiously or not in good faith.

         Once a Dissenting Shareholder demands payment for his or her shares, the demand is irrevocable unless the merger is not consummated within 60 days after the date stated in the Dissenters' Notice by which a Dissenting Shareholder must provide the Company with a demand for payment and must deposit his or her shares with the Company. If the merger is not consummated by the end of the 60-day period, the Company must return any deposited shares to the Dissenting Shareholder and deliver a new Dissenters' Notice to the Dissenting Shareholder.

         To the extent there are any inconsistencies between the foregoing summary and the UBCA, the UBCA shall control.

         FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING DISSENTERS' RIGHTS. If a Shareholder elects to exercise his or her dissenters' rights, in most cases, the receipt of cash for shares of Common Stock or Preferred Stock may be taxable to such Shareholder as a sale of their shares of Common Stock or Preferred Stock, respectively. Such Shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his or her Common Stock or Preferred Stock. Such gain or loss will be capital gain or loss if such Shareholder's Common Stock or Preferred Stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent such Shareholder's holding period for his or her Common Stock or Preferred Stock exceeds twelve months. However, if a Shareholder maintains certain business or family relationships with other Shareholders of the Company after the exercise of their dissenters' rights, the receipt of cash for shares of Common Stock or Preferred Stock could be treated in full as a dividend subject to tax at the rates applicable to ordinary income. SHAREHOLDERS CONSIDERING EXERCISING DISSENTERS' RIGHTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, or foreign estates or trusts as to the United States, persons who will own stock of Grease Monkey (actually or constructively, under certain constructive ownership rules in the Code) after the merger, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

         The receipt of the Cash Merger Consideration in the merger by holders of Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Common Stock will be equal to the difference between $1.00 and the holder's adjusted tax basis in that particular share of the Common Stock. Such gain or loss generally will be treated as capital gain or loss. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Common Stock held for more than 12 months prior to the date of disposition.

         The receipt of Cash Merger Consideration in the merger by holders of Preferred Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Preferred Stock will equal the difference between $100.00 and the holder's adjusted tax basis in that particular share of Preferred Stock. Such gain or loss generally will be treated as capital gain or loss. Additionally, holders of Preferred Stock will receive an amount equal to any unpaid cumulative dividends. This amount will be treated as ordinary income for federal tax purposes.
[Review 306 situation]

         A holder of Common Stock or Preferred Stock may be subject to backup withholding at the rate of 31% with respect to Cash Merger Consideration received pursuant to the merger, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of Common Stock pursuant to the merger, each holder must provide the Paying Agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Common Stock who does not provide Grease Monkey with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Grease Monkey (or its agent) will report to the holders of Common Stock and the IRS the amount of any

"reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

         THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE FOREGOING DISCUSSION DOES NOT DISCUSS TAX CONSEQUENCES UNDER THE LAWS OF STATE OR LOCAL GOVERNMENTS OR OF ANY OTHER JURISDICTION OR TAX CONSEQUENCES TO CATEGORIES OF SHAREHOLDERS THAT MAY BE SUBJECT TO SPECIAL RULES, SUCH AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, AND DEALERS IN STOCKS AND SECURITIES. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A SHAREHOLDER WHO CONTINUES TO OWN STOCK OF THE COMPANY (ACTUALLY OR CONSTRUCTIVELY) AFTER THE MERGER OR WHO ACQUIRED HIS OR HER SHARES OF THE COMPANY'S COMMON STOCK OR PREFERRED STOCK PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH HOLDER OF COMMON STOCK OR PREFERRED STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of September 30, 1999, the number of shares of the Company's $0.03 par value Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the number of shares of the Company's outstanding Common Stock, sets forth the number of shares of the Company's outstanding Common Stock beneficially owned by each of the Company's directors, and sets forth the number of shares of the Company's Common Stock beneficially owned by all of the Company's directors and officers as a group:

                                              Shares Underlying     Shares Underlying
                                Shares of        Presently        Presently Convertible
                                 Common         Exercisable        Series C Preferred
    Name of Beneficial           Stock          Options and         Stock and Unpaid        Total      Percent of
         Owner(1)                Owned          Warrants (3)          Dividends(4)        Ownership     Class (6)
 -------------------------       -----          ------------          ------------        ---------     ---------
Rex L. Utsler(2)(5)               640,315           62,500                58,006            760,821      15.8%
Jerry D. Armstrong(2)             438,820          140,000                89,771            668,591      13.6%
James B. Wallace(2)               443,821          135,000                63,065            641,886      13.1%
Cortlandt S. Dietler(2)            55,556           30,000                21,365            106,921       2.3%
George F. Wood(2)                  38,639           35,000                 5,341             78,980       1.7%
Wayne H. Patterson(2)                   -           47,500                26,707             74,207       1.6%
Jim D. Baldwin(2)                       -           32,500                13,353             45,853       1.0%
All officers and directors
as a group (8 persons)          1,617,151          532,500               277,608          2,427,259      44.1%

Ray O. Brownlie(2)                442,375          100,000                63,065            605,440      12.5%
J. H. Bander(2)                   407,709          100,000                63,065            570,774      11.8%
Charles E. Steinbrueck(2)         190,476          330,000                40,060            560,536      11.1%

(1) All beneficial owners listed have sole voting and/or investment power with respect to the shares shown unless otherwise indicated.

(2) The address for Rex L. Utsler is 633 17th Street, Suite 400, Denver, Colorado 80202. The address for Messrs. Armstrong, Wallace, Brownlie and Bander is 475 17th Street, Suite 1300, Denver, Colorado 80202. The address for Charles E. Steinbrueck is P.O. Box 6226, Denver, Colorado 80206. The address for Cortlandt S. Dietler is 2750 Republic Plaza, 370 Seventeenth St., Denver, Colorado 80202. The address for George F. Wood is 55 Madison Street, Suite 680, Denver, Colorado 80206. The address for Wayne H. Patterson is 384 Inverness Drive South, Suite 200, Englewood, Colorado 80112. The address for Jim D. Baldwin is 706 Golf Club Drive, Castle Pines Village, Colorado 80104.

(3) Represents shares of common stock underlying presently exercisable options and warrants.

(4) Represents shares of common stock underlying shares of Series C Preferred stock with a stated value of $100 per share plus accumulated unpaid dividends, convertible into common stock at $2.50 per share.

(5) Does not include 3,100 shares held by Mr. Utsler's children, of which he disclaims beneficial ownership.

(6) Assumes all options and warrants are exercised and all Series C Preferred stock and accumulated dividends are converted.

          CERTAIN INFORMATION CONCERNING QL 3000 AND QL 3000 INVESTORS

         QL 3000 is a Florida corporation, incorporated in September 1998 for the purpose of acquiring Grease Monkey and other automotive fast service lubrication and oil change centers throughout the United States. Following the merger, all of the issued and outstanding shares of Grease Monkey will be owned by the QL 3000 Investors: E. Chester Stokes, Jr., David C. Plyler, Thomas C. Bergmann, Ronald E. Smith and Island Food Stores, Ltd.

         Messrs. Stokes and Bergmann also are significant investors in Island Food Stores, Ltd. ("Island") and are the directors and principal officers of its general partner, Island Food Stores of Florida, Inc. Island owns and operates approximately 50 convenience stores in North and Central Florida and supplies petroleum and petroleum products to another 50 stores.

                  PURCHASES OF COMMON STOCK BY CERTAIN PERSONS

         As of the date of this Proxy Statement, the QL 3000 Investors have not purchased any shares of Grease Monkey capital stock.

                              INDEPENDENT AUDITORS

         The consolidated balance sheets as of December 31, 1998 and December 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998, included in this Proxy Statement, have been audited by KPMG LLP, independent auditors, as stated in their report. A representative of KPMG LLP will be at the Special Meeting to answer appropriate questions from shareholders and will have the opportunity to make a statement, if so desired.

                              SHAREHOLDER PROPOSALS

         If the merger is not consummated for any reason, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or prior to December 21, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

         The Company's bylaws provide that a shareholder proposal may only be acted upon at an annual meeting of shareholders if the shareholder gives notice to the Company of such proposal in conformity with the requirements of the bylaws (not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting); provided, however, that if the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholders' notice shall be timely if delivered to the Company not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. If the merger is not consummated for any reason, the persons named as proxies for the 2000 Annual Meeting will have discretionary voting authority with respect to any shareholder proposal submitted to the Company to be considered at such meeting otherwise then in conformity with such requirements of the Company's bylaws.

                                  OTHER MATTERS

         Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC by Grease Monkey (File No. 000-9812) are incorporated by reference in this Proxy Statement: (i) the Annual Report on Form 10-KSB for the year ended December 31, 1998; and (ii) the Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

         All documents and reports filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of the filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 1999 ARE BEING DELIVERED WITH THIS PROXY STATEMENT.

                       WHERE YOU CAN FIND MORE INFORMATION

         Grease Monkey files annual, quarterly, and current reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, or other information that Grease Monkey files at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Grease Monkey public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning Grease Monkey also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission allows Grease Monkey to "incorporate by reference" information into this document, which means that Grease Monkey can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Grease Monkey has previously filed with the Commission. These documents contain important business information about Grease Monkey and its financial condition. Grease Monkey may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Grease Monkey or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from Grease Monkey without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders may obtain documents incorporated by reference in this document upon written or oral request to the following address or telephone number:

                           Jill Robbins
                           Grease Monkey Holding Corporation
                           633 17th Street, Suite 400
                           Denver, Colorado  80202
                           Telephone:  (303) 308-1660

         Grease Monkey will send any document so requested to the requesting shareholder by first class mail or other equally prompt means within one day of receiving such request.

                                    INDEX TO
                              FINANCIAL STATEMENTS


Independent Auditors' Report................................................................F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997................................F-3

Consolidated Statements of Operations for the Years Ended

       December 31, 1998, 1997 and 1996.....................................................F-5

Consolidated Statements of Stockholders' Equity for the Years

       Ended December 31, 1998, 1997 and 1996...............................................F-6

Consolidated Statements of Cash Flows for the Years Ended

       December 31, 1998, 1997 and 1996.....................................................F-7

Notes to Consolidated Financial Statements..................................................F-9

Consolidated Statements of Operations for the Three Month and Six Month Periods

       Ended June 30, 1999 and 1998 (unaudited)............................................F-29

Consolidated Balance Sheets as of June 30, 1999 and

       December 31, 1998 (unaudited).......................................................F-30

Consolidated Statements of Stockholders' Equity for the Six Months

       Ended June 30, 1999 (unaudited).....................................................F-32

Consolidated Statements of Cash Flows for the Six Months

       Ended June 30, 1999 and 1998 (unaudited)............................................F-33

Notes to Consolidated Financial Statements (unaudited).....................................F-35


                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS AND STOCKHOLDERS
GREASE MONKEY HOLDING CORPORATION:


We have audited the accompanying consolidated balance sheets of Grease Monkey Holding Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grease Monkey Holding Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                            KPMG LLP

Denver, Colorado
March 15, 1999,
except as to Note K, which
is as of March 27, 1999

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                DECEMBER 31,
                                                                                  -----------------------------------------
                                                                                         1998                  1997
                                                                                  -------------------   -------------------
Current Assets:
  Cash..........................................................................  $           145,470               182,214
  Accounts receivable, net of allowance for doubtful
    accounts of $471,571 in 1998 and $478,553 in 1997...........................              742,169             1,212,014
  Current portion of notes receivable, net (Note D).............................               60,885               318,658
  Current portion of net investment in direct financing
    leases (Note F).............................................................              183,775               204,921
  Inventories...................................................................              647,530               758,116
  Prepaid expenses and supplies.................................................              219,635               113,648
                                                                                  -------------------   -------------------
  TOTAL CURRENT ASSETS                                                                      1,999,464             2,789,571
                                                                                  -------------------   -------------------
Property and Equipment, (Notes E and F):
  Land..........................................................................              805,432               543,838
  Buildings (including buildings under capital leases)..........................            6,859,365             6,430,000
  Furniture and fixtures........................................................              674,553               536,329
  Leasehold improvements........................................................              823,657               718,672
  Machinery and equipment.......................................................            1,883,693             1,774,196
                                                                                  -------------------   -------------------
                                                                                           11,046,700            10,003,035
  Less accumulated depreciation.................................................           (4,508,081)           (3,985,940)
                                                                                  -------------------   -------------------
  NET PROPERTY AND EQUIPMENT                                                                6,538,619             6,017,095
                                                                                  -------------------   -------------------
Other Assets:
  Net investment in direct financing leases (Note F)............................            2,023,193             3,154,581
  Notes receivable, net (Note D)................................................               81,919               225,177
  Deferred franchising costs....................................................              113,819               189,528
  Goodwill and covenants not to compete, net of accumulated
    amortization of $1,373,453 in 1998 and $1,215,026 in
    1997........................................................................            2,322,422             2,688,103
  Land held for development/resale..............................................              818,300                     -
  Other assets, net of accumulated amortization of $70,126 in
    1998 and $167,145 in 1997...................................................              314,528               333,795
                                                                                  -------------------   -------------------
    TOTAL OTHER ASSETS                                                                      5,674,181             6,591,184
                                                                                  -------------------   -------------------
                                                                                  $        14,212,264            15,397,850
                                                                                  ===================   ===================


                            (continued on next page)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                    DECEMBER 31,
                                                                                     ------------------------------------------
                                                                                            1998                   1997
                                                                                     ------------------     -------------------
Current Liabilities:
  Accounts payable............................................................       $        1,674,175               1,400,633
  Accrued salaries and wages..................................................                  190,982                 195,787
  Other accrued liabilities...................................................                  377,799                 371,143
  Current portion of long-term obligations (Note E)...........................                1,084,617                 715,289
  Current portion of obligations under capital leases (Note F)................                  479,844                 464,955
                                                                                     ------------------     -------------------

    TOTAL CURRENT LIABILITIES.................................................                3,807,417               3,147,807
                                                                                     ------------------     -------------------

Long-Term Obligations (Note E)................................................                5,418,008               3,800,082

Obligations Under Capital Leases (Note F).....................................                5,801,910               6,848,249

Deferred Franchise Sales Revenue..............................................                  467,253                 985,470

Stockholders' Equity (Deficit) (Note G):
  Series C Preferred stock, stated value of $100.00 per
    share, 20,896 shares issued and outstanding in 1998 and
    1997......................................................................                2,089,638               2,089,638
  Common stock, par value $0.03, 20,000,000 shares
    authorized, 4,647,880, and 4,633,570 shares issued and
    outstanding in 1998 and 1997, respectively................................                  139,436                 139,007
  Capital in excess of par value..............................................                6,328,733               6,197,880
  Accumulated deficit.........................................................               (9,840,131)             (7,810,283)
                                                                                     ------------------     -------------------

    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)......................................               (1,282,324)                616,242

Commitments and Contingencies (Notes F and J).................................
                                                                                     ------------------     -------------------

                                                                                     $       14,212,264              15,397,850
                                                                                     ==================     ===================


               See notes to the consolidated financial statements

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       YEARS ENDED DECEMBER 31,
                                                                    --------------------------------------------------------------
                                                                           1998                  1997                 1996
                                                                    ------------------    ------------------   -------------------
Operating Revenue:
  Royalty fees....................................................  $        2,981,454             3,454,238             3,143,933
  Franchise sales - center openings...............................             372,690               257,401               183,300
  Product and equipment revenue...................................             658,048               777,285               776,333
  Sales by Company-owned Centers..................................          14,885,285            14,742,786            14,416,201
  Leasing revenue.................................................           1,100,214             1,547,876             1,434,086
  Other...........................................................             103,894               389,728               188,940
                                                                    ------------------    ------------------   -------------------
                                                                            20,101,585            21,169,314            20,142,793
                                                                    ------------------    ------------------   -------------------
Operating Expenses:
  Franchise costs - center openings...............................              88,243                85,822                32,843
  Product and equipment costs.....................................             286,273               316,926               340,300
  Company-owned Centers...........................................          12,511,322            12,690,085            12,404,772
  Leasing expense.................................................           1,282,530             1,549,315             1,376,677
  General and administrative expenses (Note H)....................           5,597,932             5,382,473             4,740,381
  Provision for credit losses.....................................             310,708               253,368               206,221
  Depreciation....................................................             723,115               688,041               694,241
  Amortization....................................................             289,829               284,689               245,454
                                                                    ------------------    ------------------   -------------------
                                                                            21,089,952            21,250,719            20,040,889
                                                                    ------------------    ------------------   -------------------
Operating income (loss)...........................................            (988,367)              (81,405)              101,904
                                                                    ------------------    ------------------   -------------------
Other income (expense):
  Loss on sale/disposition/closure of centers.....................            (444,725)             (368,169)              (83,780)
  Undeveloped franchise licenses canceled.........................             202,491                     -                27,563
  Interest income.................................................              27,938                65,659                37,186
  Interest expense (Note F).......................................            (827,185)             (774,671)             (659,996)
                                                                    ------------------    ------------------   -------------------
                                                                            (1,041,481)           (1,077,181)             (679,027)
                                                                    ------------------    ------------------   -------------------
Net loss..........................................................  $       (2,029,848)           (1,158,586)             (577,123)
                                                                    ==================    ==================   ===================
Loss per common share (Note B)....................................  $            (0.46)                (0.28)                (0.16)
                                                                    ==================    ==================   ===================
Weighted average shares outstanding...............................           4,646,255             4,594,083             4,361,163
                                                                    ==================    ==================   ===================


               See notes to the consolidated financial statements

                     GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                            Preferred Stock                    Common Stock
                                         ----------------------    -----------------------------------
                                                                                            Capital in
                                         Number of                 Number of                 Excess of   Accumulated
                                          Shares        Amount      Shares        Amount     Par Value      Deficit       Total
                                         ---------    ---------    ---------    ---------    ---------    ---------     ---------
Balance at December 31, 1995.........     20,958      $2,095,838   4,336,764     $130,103     5,773,248   (6,074,574)   1,924,615
Issuance of common stock pursuant to
   employee benefit plan.............          -               -      40,616        1,219        45,025            -       46,244
Conversion of Series C Preferred stock
   to common stock, including payment
   of accumulated dividends..........        (62)         (6,200)      2,480           74         5,397            -         (729)
Increase in fair value of warrants
   extended..........................          -               -           -            -        54,000            -       54,000
Net loss.............................          -               -           -            -             -     (577,123)    (577,123)
                                        ---------      ---------   ---------    ---------     ---------    ---------    ---------
Balance at December 31, 1996.........     20,896       2,089,638   4,379,860      131,396     5,877,670   (6,651,697)   1,447,007
Issuance of common stock pursuant
   to employee benefit plan..........          -               -      33,234          996        44,262            -       45,258
Issuance of common stock upon
   exercise of employee
   stock options.....................          -               -      30,000          900        31,663            -       32,563
Issuance of common stock.............          -               -     190,476        5,715       244,285            -      250,000
Net loss.............................          -               -           -            -             -   (1,158,586)  (1,158,586)
                                        ---------      ---------   ---------    ---------     ---------    ---------    ---------
Balance at December 31, 1997.........     20,896       2,089,638   4,633,570      139,007     6,197,880   (7,810,283)     616,242
Issuance of common stock pursuant
   to employee benefit plan..........          -               -      10,810          324        13,145            -       13,469
Issuance of common stock upon
   exercise of employee
   stock options.....................          -               -       3,500          105         1,708            -        1,813
Fair value of warrants issued........          -               -           -            -       116,000            -      116,000
Net loss.............................          -               -           -            -             -   (2,029,848)  (2,029,848)
                                        ---------      ---------   ---------    ---------     ---------    ---------    ---------

Balance at December 31, 1998.........     20,896      $2,089,638   4,647,880     $139,436     6,328,733   (9,840,131) (1,282,324)
                                        ---------      ---------   ---------    ---------     ---------    ---------    ---------
                                        ---------      ---------   ---------    ---------     ---------    ---------    ---------

               See notes to the consolidated financial statements

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                        --------------------------------------------------------
                                                                            1998                    1997                1996
                                                                        -------------           -------------      -------------
Cash flows from operating activities:
  Net loss...................................................           $ (2,029,848)             (1,158,586)           (577,123)
  Adjustments to reconcile net loss to net cash
  provided by operating activities:
      Increase in deferred franchise sales
        revenue..............................................                140,000                 374,500             541,400
      Franchise sales revenue recognized -
        center openings......................................               (372,690)               (257,401)           (183,300)
      Increase in deferred franchising costs.................                (58,536)                (75,176)           (111,141)
      Franchise costs recognized - center
        openings.............................................                 74,321                  85,822              32,843
      Provision for credit losses............................                310,708                 253,368             206,221
      Loss realized on sale/retirement of
        property and equipment...............................                 14,336                 105,132               1,110
      Depreciation and amortization..........................              1,012,944                 972,730             939,695
      Loss on sale/disposition/closure of centers............                107,266                 327,850              58,421
      Impairment of Asset Values.............................                723,726                  26,400                   -
      Accrual of Consultant Agreement/
        Severance Agreements.................................                240,763                 357,113                   -
      Undeveloped franchise licenses canceled................               (202,491)                      -             (27,563)
      Fair value of warrants issued/extended.................                 21,341                       -              54,000
      Other, net.............................................                 84,861                  (6,099)                380

      Net change in operating assets and
        liabilities:
        Decrease (increase) in accounts
          receivable.........................................                 20,161                (582,461)           (448,549)
        Decrease in notes receivable.........................                 53,457                  76,799               8,456
        Decrease (increase) in inventories...................                107,587                 104,109            (153,658)
        Decrease (increase) in prepaid expenses
          and supplies.......................................                (24,622)                 11,560              30,453
        Increase (decrease) in accounts payable..............                (53,750)                260,656             273,797
        Increase in accrued salaries and wages
          and other accrued liabilities......................                 11,239                  55,591             129,666
                                                                        -------------           -------------      -------------
          Net cash provided by operating
           activities........................................           $    180,773                 931,907             775,108
                                                                        -------------           -------------      -------------

                          (Continued on next page)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                                        YEARS ENDED DECEMBER 31,
                                                                        --------------------------------------------------------
                                                                             1998                   1997               1996
                                                                        -------------           -------------      -------------
Cash flows from investing activities:
  Principal receipts on direct financing leases..............           $     169,562                189,926             177,656
  Acquisition of centers.....................................                       -               (688,191)           (394,389)
  Proceeds from sale of centers..............................                 115,450                116,901              75,354
  Purchase of property and equipment.........................                (404,570)              (297,570)           (724,861)
  Notes receivable from developers...........................                 190,000                225,000            (415,000)
  Increase in projects in development........................              (1,594,658)               (41,302)                  -
  Decrease (increase) in other assets........................                (294,866)              (219,237)             29,247
                                                                        -------------           -------------      -------------

    Net cash used in investing activities....................              (1,819,082)              (714,473)         (1,251,993)
                                                                        -------------           -------------      -------------

Cash flows from financing activities:
  Proceeds from long-term obligations........................               2,683,100              3,045,000           1,257,000
  Principal payments on long-term obligations................                (666,293)            (3,316,796)           (493,249)
  Principal payments on capital lease
    obligations..............................................                (439,362)              (409,115)           (348,365)
  Issuance of common stock...................................                   1,814                282,563                   -
  Payment of accumulated dividends upon
    conversion of preferred stock to common
    stock....................................................                       -                      -                (729)
  Decrease (increase) in restricted cash.....................                       -                 34,927              (2,694)
  Increase in lease deposit obligations......................                  22,306                  3,456               4,500
                                                                        -------------           -------------      -------------

    Net cash provided by (used in)
      financing activities...................................               1,601,565               (359,965)            416,463
                                                                        -------------           -------------      -------------

Net decrease in cash.........................................                 (36,744)              (142,531)            (60,422)

Cash, beginning of year......................................                 182,214                324,745             385,167
                                                                        -------------           -------------      -------------

Cash, end of year............................................           $     145,470                182,214             324,745
                                                                        -------------           -------------      -------------
                                                                        -------------           -------------      -------------

Supplemental disclosures of cash flow
 information -
    Cash paid during the year for interest...................           $   1,290,328              1,226,054           1,066,840
                                                                        -------------           -------------      -------------
                                                                        -------------           -------------      -------------

               See notes to the consolidated financial statements

GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.        DESCRIPTION OF BUSINESS

          Grease Monkey Holding Corporation ("GMHC") or ("the Company") operates, leases, manages and franchises automotive quick-service preventive fluid maintenance Centers (Grease Monkey Centers or Centers). Grease Monkey Centers provide the automobile user with convenient preventive fluid maintenance services. Grease Monkey service technicians change the oil, install a new oil filter, lubricate the chassis, adjust tire pressure, wash windows and vacuum the interior of an automobile. At the same time, all fluid levels are checked and topped off if necessary. Grease Monkey Centers also offer transmission fluid changes, differential fluid changes, radiator flushes, air conditioning recharges, automotive light bulb replacement, and oil additive packages, and will replace air filters and install new wiper blades.

          The principal markets in which Grease Monkey or its franchisees operate include twenty-nine states and Mexico with concentrations in Arizona, California, Colorado, Iowa, Indiana, North Carolina, New Jersey, Ohio, Pennsylvania, South Carolina, Virginia and Washington.

          The following table summarizes the number of Grease Monkey Centers in operation at the end of the last three fiscal years:

                                                                                                 December 31,
                                                                              --------------------------------------------------
                                                                                          1998             1997             1996
                                                                                          ----             ----             ----
Franchised Grease Monkey Centers.............................................              182              187              184
Company-owned Grease Monkey Centers..........................................               33               31               31
                                                                                         -----            -----            -----
Total Grease Monkey Centers in operation at year end.........................              215              218              215
                                                                                         =====            =====            =====

Included in Franchised Grease Monkey Centers are twenty-six Centers in 1998, twenty-one Centers in 1997 and twenty Centers in 1996 located in Mexico. The twenty-six Centers open at the end of 1998 are operating under a Master Franchise Agreement for the Republic of Mexico.

B.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION -- The consolidated financial statements include the accounts of Grease Monkey Holding Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

          LIQUIDITY - The Company has incurred losses from operations that have increased over the past three years coupled with a decrease in cash flow from operations for the same period. As of December 31, 1998, the Company had a working capital deficit of $1,807,953 and total liabilities exceeded total assets. These factors among others may indicate that the Company may not be able to meet its obligations in a timely manner without increased cash flow from operations, sale of non-producing assets or additional financing.

          The Company has taken steps to reduce losses and generate cash flow from operations and anticipates the sale of non-producing assets which will generate sufficient cash flow to meet its obligations in a timely manner. Should the Company be unable to achieve its projected level of cash flow from operations or sell its non-producing assets, additional financing could be necessary. The Company has entered into a merger agreement (see Note K) that would result in the sale of the Company. As a result of the current merger agreement, the Company is not actively investigating financing alternatives. Should the merger not proceed, the Company believes it could obtain additional financing, however, there can be no assurance that such financing would be available on a timely basis or on acceptable terms.

          USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          INVENTORIES - Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. Inventories consist primarily of automotive service products and promotional materials.

          NET INVESTMENT IN DIRECT FINANCING LEASES AND OBLIGATIONS UNDER CAPITAL LEASES - The Company has entered into leasing arrangements with franchisees of Grease Monkey Centers. In some cases, the Company leases the property from an outside party and, in turn, sublets the property to the franchisee. Certain of these leases and subleases meet the criteria of capitalized leases and direct financing leases. In addition, the Company leases buildings at certain Company-owned Grease Monkey Centers. Certain of these leases are capital leases. Capital leases are recorded at the lesser of the building's fair market value at the inception of the lease or the net present value of the minimum lease payments.

B.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          PROPERTY AND EQUIPMENT - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

          Buildings accounted for as
            capitalized leases................. term of the lease (generally 15 to 20 years)
          Buildings............................ 20 years
          Furniture and Fixtures............... 10 years
          Leasehold improvements............... term of the lease (generally 15 to 20 years)
          Machinery and equipment.............. 3 to 10 years

          INTANGIBLE ASSETS - The cost of Grease Monkey Centers acquired in excess of the fair value of tangible assets acquired at the date of acquisition is recorded as goodwill and covenants not to compete. Goodwill is amortized on a straight-line basis over the remaining term of the underlying lease (15-20 years). The covenants not to compete are amortized on a straight-line basis over the period of the agreements.

          IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF - The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

          MARKETING COSTS - The Company participates in various advertising and marketing programs, individually and in conjunction with product suppliers. Certain of the Company's costs incurred in connection with these programs are reimbursed. All costs related to marketing and advertising are expensed in the period incurred.

          DEVELOPMENT FEES, INITIAL FRANCHISE FEES AND RELATED FRANCHISE COSTS - Development fees and franchise fees are deferred and recognized as franchise sales when the Grease Monkey Centers open or the right to open has been terminated. Incremental development costs are deferred, but not in excess of the deferred revenue, net of the estimated cost to open the Grease Monkey Center, and are expensed when the corresponding revenue is recognized.

          ROYALTY FEES - Royalties as allowed by the franchise agreement are accrued on a percentage of sales (ranging from 3% to 5%) as reported by franchisees.

B.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Based upon many factors, including the age of amounts owed the Company, the extent of collateralization, and historical performance, the Company may place certain financially troubled franchisees on a non-accrual status. During 1998, approximately $229,000 ($147,000 in 1997 and $112,000 in
1996) in estimated royalty revenue was not recognized as a result of the non-accrual policy. The Company actively pursues collection of all receivables, including receivables that are not recognized as income until collected.

          ALLOWANCE FOR DOUBTFUL ACCOUNTS - The allowance for doubtful accounts is maintained at amounts the Company deems adequate to cover estimated losses on accounts and notes receivable. In determining the level to be maintained, the Company evaluates many factors including the franchisees' ability to pay, historical performance, the collateral value of the franchisees' Centers and any undeveloped franchises owned by the franchisee, and prevailing and anticipated economic conditions.

          COMPANY-OWNED CENTERS - At December 31, 1998, the Company owned 33 Grease Monkey Centers. The combined revenue and expenses (excluding depreciation, amortization and interest expense) for those Grease Monkey Centers operated by the Company are reported on the Consolidated Statements of Operations as Company-owned Centers.

          INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards SFAS No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          STOCK OPTION PLANS - The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company adopted the disclosure requirement of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION and provides pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No.
123 had been applied.

          LOSS PER COMMON SHARE - Loss per common share is computed by dividing the net loss after reduction for dividends on preferred stock ($125,378 in 1998 and 1997 and $125,766 in 1996) by the weighted average number of common shares outstanding during each period. The effects of potentially dilutive stock options and convertible securities outstanding were antidilutive in 1998, 1997 and 1996.

          RECLASSIFICATIONS - Certain amounts in the prior year financial statements have been reclassed to conform to the presentation adopted in the current year.

C.        ACQUISITIONS

          During 1998, the Company acquired three Grease Monkey Centers from franchisees. The Company foreclosed on amounts due the Company and assumed liabilities resulting in total consideration of $96,502 for the Centers.

          During 1997, the Company acquired three Grease Monkey Centers from franchisees. The Company paid cash and assumed liabilities for total consideration of $1,077,456 for the Centers.

          During 1996, the Company acquired seven Grease Monkey Centers from franchisees (five foreclosed Centers and two purchased Centers). The Company foreclosed on amounts due the Company, received a note receivable and assumed liabilities resulting in total consideration of $260,158 for the five foreclosed Centers, and paid cash and assumed liabilities for total consideration of $1,604,521 for the two purchased Centers.

          The results of operations of the Grease Monkey Centers acquired are included in the accompanying Consolidated Financial Statements from the date of acquisition. All acquisitions were recorded under the purchase method of acquisition accounting.

D.        NOTES RECEIVABLE

Notes receivable consist of the following:

                                                                                            DECEMBER 31,
                                                                               ------------------------------------
                                                                                      1998                1997
                                                                               ---------------       --------------
Notes receivable from franchisees.  Interest rates ranging
  from  6% to 10% at December 31, 1998.  Due in
  monthly installments of approximately $7,700
  including interest (maturities range through February
  2006).  Generally collateralized by franchise rights,
  property and equipment of Grease Monkey Centers,
  and undeveloped licenses...............................................    $       90,296           354,694
Notes receivable from franchisees.  Interest rates ranging
   from 6% to 10% at December 31, 1998.  Due in
   monthly installments of approximately $8,000
   (maturities range through February 2013).  Unsecured..................           114,365            92,339
Notes receivable from developers.  Interest at 9.04%.
   Monthly payments of interest only, with principal
   due April 1998........................................................                 -           190,000
Other notes receivable.  Interest rates at 7% at
   December 31, 1998 (maturities range through
   February 2006)........................................................            91,755           141,399
                                                                               ------------       -----------
                                                                                    296,416           778,432
Less allowance for uncollectible amounts.................................          (153,612)         (234,597)
Less current portion.....................................................           (60,885)         (318,658)
                                                                               ------------       -----------
                                                                             $       81,919           225,177
                                                                               ============       ===========

Maturities of notes receivable (excluding the allowance for uncollectible amounts) are as follows:

Years Ended
December 31,
-------------
  1999.................................................................... $               100,056
  2000....................................................................                  36,895
  2001....................................................................                  25,274
  2002....................................................................                  24,388
  2003....................................................................                  35,327
  Thereafter..............................................................                  74,476
                                                                                  ----------------

                                                                           $               296,416
                                                                                  ================

E.       LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:

                                                                                                    DECEMBER 31,
                                                                                     ------------------------------------
                                                                                            1998                  1997
                                                                                     ------------------       -----------
Notes payable under an aggregate line of credit of
   $5,000,000 with interest rates ranging from 8.04% -
   9.26% plus guarantee fees, maturing at various times
   through August 2007 with options to extend original
   maturities for additional five-year terms under an
   increased guarantee fee.  Guaranteed by a motor oil
   supplier with a related Master Supply Contract............................     $           4,532,831                2,579,775
Notes payable to oil suppliers which are non-interest bearing and amortized based on product purchases, maturing at
   various times through August 2011, secured by lubrication
   equipment at Grease Monkey Centers ........................................                  305,288                  303,607
Notes payable with interest rates ranging from 9.5% to 10%,
   maturing at various times through July 2011, secured by
   mortgages on real property ................................................                  328,288                  377,686
Notes payable with interest rates ranging from 7.5% to
   11.5%, maturing at various times through April 2008,
   secured by assets at Grease Monkey Centers ................................                  600,696                  648,786
Demand notes payable with interest rates ranging from 8.5%
   to 8.75% guaranteed by or owed to a related party..........................                  484,500                        -
Notes payable under a line of credit of $2,000,000
   guaranteed by a motor oil supplier with interest at 9%
   (including a guarantee fee of 3.3%) expired in April 1998..................                        -                  190,000
Note payable to a former executive with an imputed
   interest rate of 9%, cancelled September 1998..............................                        -                  230,639
Other long-term obligations...................................................                  251,022                  184,878
                                                                                     ------------------       ------------------
                                                                                              6,502,625                4,515,371
Less current portion..........................................................               (1,084,617)                (715,289)
                                                                                     ------------------       ------------------

                                                                                  $           5,418,008                3,800,082
                                                                                     ==================       ==================

Aggregate contractual maturities of long-term obligations over the next five years and thereafter are as follows:


1999........................................................  $           1,084,617
2000........................................................                511,361
2001........................................................                561,100
2002........................................................                598,439
2003........................................................                729,429
Thereafter..................................................              3,017,679
                                                                   ----------------

                                                              $           6,502,625
                                                                   ================

F.       LEASES

         The Company leases certain Grease Monkey Center sites and office space under operating lease agreements. Lease terms range from one to twenty years. The Company pays the property taxes, insurance, and maintenance costs related to the leased property where applicable. Rent expense under operating leases was $2,424,957 for 1998, $2,565,414 for 1997, and $2,524,578 for 1996.

         The Company also leases additional Grease Monkey Center sites under capital lease agreements. These sites are either sublet to franchisees or operated as Company Centers. The typical lease period is 15 to 20 years and some leases contain renewal options. These leases are accounted for as capital leases and are capitalized using interest rates appropriate at the inception of each lease.

         As lessor, the Company sublets 18 sites to franchisees and third parties. The typical sublease period coincides with the primary lease term, and some leases contain renewal options. The franchisees or tenants pay the property taxes, insurance and maintenance costs related to the leased property. Certain of the subleases are accounted for as direct financing leases. In those cases where the Company subleases only land, or the lease or sublease does not meet the criteria for capitalization, the sublease is accounted for as an operating lease.

         Future minimum commitments under leasing arrangements for Grease Monkey Centers at December 31, 1998, are as follows:


                                                          Payable as Lessee                       Receivable as Lessor
                                                          -----------------                       --------------------
                Years Ended                        Capital                Operating              Capital        Operating
                December 31,                       Leases                  Leases                Leases         Leases
                ------------                       ------                  ------                ------         ------
1999........................................          $ 1,163,170               1,958,882         392,180         724,257
2000........................................            1,188,684               1,908,745         426,178         740,375
2001........................................            1,199,170               1,814,279         420,851         701,006
2002........................................            1,157,669               1,769,391         375,570         628,537
2003........................................            1,151,478               1,702,958         385,250         579,910
Thereafter..................................            4,142,517               5,712,431       1,242,717       2,227,689
                                             --------------------    -------------------- --------------- ---------------
Total minimum commitments...................           10,002,688              14,866,686       3,242,746       5,601,774
                                                                     ====================                 ===============
Less portion representing interest..........           (3,720,934)                             (1,035,778)
                                             --------------------                         ---------------
Present value of net minimum
 commitments................................            6,281,754                               2,206,968
Less current portion........................             (479,844)                               (183,775)
                                             --------------------                         ---------------
Non-current portion.........................           $5,801,910                               2,023,193
                                             ====================                         ===============


Amounts capitalized for Centers under capital leases are included in buildings (primarily representing Company Centers) and as the net investment in direct financing leases (representing centers subleased to franchisees). The following is a summary of Grease Monkey Centers under capital leases included in buildings:

                                                                                    December 31,
                                                                       ----------------------------------------
                                                                          1998                   1997
                                                                       ----------------     -------------------
Buildings............................................................. $  4,376,688              4,595,274
Less accumulated depreciation.........................................   (1,744,722)            (1,481,383)
                                                                      -------------    -------------------
                                                                       $  2,631,966              3,113,891
                                                                      =============    ===================


         Interest expense attributable to leases for Centers sublet to franchisees is included in leasing expense. Interest expense attributable to capital leases of Company Centers ($369,119, $369,233, and $364,041 in 1998, 1997 and 1996, respectively) is included in interest expense.

G.      STOCKHOLDERS' EQUITY (DEFICIT)

COMMON AND PREFERRED STOCK

         On June 11, 1996, at the Annual Meeting of Shareholders, the Company's shareholders voted to amend Article IV of the Company's Articles of Incorporation to increase the authorized shares of common stock with a par value of $0.03 per share to 20,000,000 shares.

         On January 20, 1997, Charles E. Steinbrueck, former President and Chief Executive Officer, entered into an agreement to purchase 190,476 shares of restricted common stock at a per share price of $1.3125, the last trade price on January 20, 1997, for a total consideration of $250,000.

         The Company's Series C, 6% cumulative, Preferred stock is redeemable at the option of the Company upon 60 days prior written notice. At the option of the holder, at any time prior to the close of business on the redemption date, each share of Series C Preferred stock, plus any accumulated unpaid dividends, may be converted into shares of common stock at a conversion price of $2.50 per share of common stock. During 1996, 62 shares of Series C Preferred stock were converted into 2,480 shares of common stock. During 1997 and 1998, there were no conversions of Preferred stock into common stock. As of December 31, 1998, accumulated unpaid dividends totaled $632,324.

         During 1996, the Company extended the expiration date on warrants to purchase 500,000 shares of common stock to August 1998 as consideration for the warrant holders agreement to cooperate in an equity and debt financing then under consideration. The increase in the estimated fair value of the warrants of $54,000 was recorded as an increase in stockholder's equity and deferred offering costs. The offering costs were subsequently written off when the proposed financing was abandoned. The warrants expired unexercised on August 4, 1998.

         As compensation for a guarantee of a standby letter of credit by four principals of a related party in favor of the Company's landlord for its corporate office space, the Company issued warrants to purchase 400,000 shares of its common stock for $1.05 per share. The warrants were issued in four 100,000 increments of which 200,000 were issued to director/shareholders of the Company and the other 200,000 to principal shareholders of the Company. The warrants expire on August 1, 2000. The fair value of the warrants of $116,000 was recorded as an increase in stockholder's equity and as an other asset which will be amortized over the term of the letter of credit which expires in February 2000.

         The Company has an employee deferred compensation 401(k) plan and matches employee contributions to this plan in an amount equal to 50% of the employees' contribution, up to a maximum of 6% of the employees' compensation. The Company's contribution is paid with its $0.03 par value common stock (net of forfeitures) valued at market on the date of the contribution. During 1998, 1997 and 1996, the Company contributed 10,810, 33,234, and 40,616 shares to this plan at an average of $1.25, $1.36, and $1.14 per share, respectively.

STOCK COMPENSATION PLANS

         At December 31, 1998, the Company has three stock-based compensation plans. Under the terms of the 1986 and 1993 Plans, the Company may grant incentive stock options to officers and employees on terms and conditions determined by the Option Committee. Options are granted at an exercise price equal to market value on the date of the grant, are exercisable immediately, expire five years from the date of grant and expire upon termination of employment. The 1986 Plan reserved 66,667 shares and the 1993 Plan reserved 300,000 shares for grant under the Plan. No further options can be granted under the 1986 Plan. Under the terms of the 1994 Plan, the Company may grant to officers, directors, consultants and employees, on terms and conditions determined by the Option Committee, incentive stock options, cash awards, stock bonuses or stock appreciation rights. Options granted under the 1994 Plan cannot be exercisable for more than ten years and the exercise price must be at least 100% of the fair market value of the Company's common stock on the date of the grant. The 1994 Plan originally reserved 500,000 shares for grant or awards under the Plan. In June 1997, the Company's shareholders approved an additional 500,000 shares.

         On January 20, 1997, five year options to purchase 650,000 shares of the Company's common stock at $1.31 per share were granted to Charles E. Steinbrueck, former President and Chief Executive Officer. These options vest upon certain performance criteria being achieved and were not granted under the Company's qualified stock option plans. At December 31, 1998, 200,000 of these options had vested and are accounted for under a variable basis which requires the options to be marked-to-market based on the market price of the Company's common stock. As of December 31, 1998, the option price had been in excess of the market price and as such, no compensation cost has been incurred. The remaining options to purchase 450,000 shares were cancelled upon Mr. Steinbrueck's departure.

         The Company applies APB Opinion No. 25 and the related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined consistent with FASB No. 123, the Company's net income (loss) and earnings
(loss) per share would have been reduced to the proforma amounts indicated below:


                                                                        1998             1997           1996
                                                                    -------------   -------------  -------------
Net loss                              As Reported (net of
                                      preferred stock
                                      dividends)                   $  (2,155,226)     (1,283,964)      (702,889)
                                      Pro forma                    $  (2,281,249)     (1,408,445)      (750,717)

Loss per common share                 As Reported                  $       (0.46)          (0.28)         (0.16)
                                      Pro forma                    $       (0.49)          (0.31)         (0.17)


                The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997; no dividend yield; expected volatility approximating 50%; risk free interest rate of approximately 4 and 6 percent, respectively; and expected lives of five years.

         A summary of the status of the Company's three fixed stock option plans as of December 31, 1998, 1997 and 1996, and changes during the years ended on those dates is presented below:

                                                                                           Shares                  Weighted
                                                                                        Outstanding                 Average
                                                                Shares                      and                    Exercise
                                                               Reserved                 Exercisable                  Price
                                                          -------------------        ------------------        -----------------
Balances at December 31, 1995.......................             833,333                   536,666                  $  1.79
  Granted...........................................                   -                   182,200                     1.07
  Cancelled.........................................                   -                   (52,633)                    1.62
  Expired...........................................                (133)                        -                        -
                                                        ----------------        ------------------        -----------------
Balances at December 31, 1996.......................             833,200                   666,233                     1.60
  Additional shares reserved........................             500,000                         -                        -
  Granted...........................................                   -                   100,000                     1.31
  Exercised.........................................             (30,000)                  (30,000)                    1.09
  Cancelled.........................................                   -                  (103,634)                    1.75
  Expired...........................................             (10,000)                        -                        -
                                                        ----------------        ------------------        -----------------
Balances at December 31, 1997.......................           1,293,200                   632,599                     1.56
  Granted...........................................                   -                   430,000                     1.38
  Exercised.........................................              (3,500)                   (3,500)                    1.06
  Cancelled.........................................                   -                  (204,833)                    1.37
                                                        ----------------        ------------------        -----------------
Balances at December 31, 1998.......................           1,289,700                   854,266                  $  1.51
                                                        ================        ==================        =================

                                                            1998                       1997
                                                        ----------------        ------------------
Weighted-average fair value of options
  granted during the year...........................        $0.47                     $0.66


The following table summarizes information about fixed stock options outstanding at December 31, 1998:


                                                      Options Outstanding and Exercisable
                               ----------------------------------------------------------------------------------
                                                                     Weighted-
                                       Number                         Average
                                   Outstanding and                   Remaining                    Weighted-
Range of                           Exercisable at                   Contractual                    Average
Exercise Prices                       12/31/98                          Life                    Exercise Price
-----------------------        -----------------------         ----------------------        --------------------
           $1.06 - 1.17                    131,700                     2.63 years                       $1.07
            1.31 - 1.38                    335,000                     4.23 years                        1.36
            1.59 - 1.75                    317,566                     1.57 years                        1.71
                   2.22                     70,000                     1.30 years                        2.22
                           -----------------------
            1.06 - 2.22                    854,266                     2.21 years                        1.51
                           =======================


H.       GENERAL AND ADMINISTRATIVE EXPENSES

         The following is a summary of general and administrative expenses:


                                                                          Years Ended December 31,
                                                    ---------------------------------------------------------------------

                                                          1998                      1997                      1996
                                                    -----------------        ------------------        ------------------
Salaries, wages and personnel
  expenses..................................      $     2,121,976                 2,213,725                 2,007,997

Travel and entertainment
  expenses..................................              307,389                   374,665                   375,460

Office expenses.............................              601,027                   631,059                   648,552

Franchise development and
  training expenses.........................              163,372                   121,467                    48,555

Franchise sales and promotional
  expenses..................................               56,084                    98,875                    90,276

Terminated projects.........................              367,156                    12,644                   206,469

Litigation, including legal fees
  and related costs.........................              246,587                   137,612                   344,139

Professional fees - legal, tax and
  accounting................................              261,281                   233,910                   145,733

Company-owned Centers division
  overhead..................................              693,941                   819,150                   678,476

Loss on sale of assets/asset
  impairment................................               60,618                    65,490                     1,110

Consultant agreement/severance
  expenses..................................              314,825                   459,420                         -

Other.......................................              403,676                   214,456                   193,614
                                                   --------------        ------------------        ------------------
  Total general and
    administrative expenses.................      $     5,597,932                 5,382,473                 4,740,381
                                                   ==============        ==================        ==================


I.       INCOME TAXES

         In 1998, 1997 and 1996, the deferred tax benefit that otherwise would have been provided for was offset by an increase in the valuation allowance of $693,000, $447,000 and $184,000, respectively.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are presented below:

                                                                                            December 31,
                                                                                     ---------------------------
                                                                                         1998          1997
                                                                                     ------------   ------------
Deferred tax assets:
Accounts and notes receivable, principally due to the allowance
  for doubtful accounts.......................................................... $      91,000         143,000
Property and equipment, principally due to differences in basis
  and depreciation...............................................................       664,000         630,000
Goodwill.........................................................................       273,000         247,000
Deferred franchise sales revenue, due to deferral for financial
  reporting purposes.............................................................       175,000         370,000
Other............................................................................       307,000         211,000
Net operating loss carry-forwards................................................     2,304,000       1,548,000
                                                                                   ------------     -----------
       Total gross deferred tax assets...........................................
                                                                                      3,814,000       3,149,000
Less valuation allowance.........................................................    (3,771,000)     (3,078,000)
                                                                                   ------------     -----------
       Net deferred tax assets...................................................        43,000          71,000
                                                                                   ------------     -----------
Deferred tax liabilities:
Deferred franchising costs, due to deferral for financial reporting
  purposes.......................................................................       (43,000)        (71,000)
                                                                                   ------------     -----------

       Total gross deferred tax liabilities......................................       (43,000)        (71,000)
                                                                                   ------------     -----------
Net deferred tax liability....................................................... $           -               -
                                                                                   ============     ===========


         The valuation allowance as of December 31, 1998 and 1997 represents deferred tax assets that, based on the Company's earnings history and uncertainty regarding the timing of recognition, may not be realized.

         The Company has net operating loss carry-forwards at December 31, 1998, of approximately $6,100,000 for income tax purposes. The net operating loss carry-forwards expire between 2002 and 2013. As a result of change in control of the Company in March of 1991, these net operating losses are restricted in their use pursuant to the Internal Revenue Service Regulations.

         The Company had deducted approximately $1,692,000 related to the exercise of non-qualified stock options from 1987 to 1989, which is included in the net operating loss carry-forward for income tax purposes. If the $1,692,000 in deductions are realized, the tax benefit will be credited to capital in excess of par value.

J.      COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

         On December 15, 1998, a demand for arbitration was made against the Company by Navfam, Inc. based upon the Company's alleged breach of a Software License Agreement dated April 7, 1998. That matter is governed by the American Arbitration Association in Los Angeles, California, and has been assigned Case No. 72Y1140138198. Unspecified damages have been claimed by Navfam, Inc. in excess of $250,000. In response to the arbitration demand, the Company has specifically denied Navfam, Inc.'s claim.

         On September 16, 1998, a lawsuit was filed against the Company by Barrett Commercial, Inc. in the United States District Court for the Central District of California, BARRETT COMMERCIAL, INC. V. GREASE MONKEY INTERNATIONAL, INC., No. SACV 98-1123GLT(EEx). In that action, Barrett alleges the existence of a contract with the Company to work as development partners in Southern California for the purpose of building ten stores. Barrett claims unsubstantiated losses of $1,300,000 for expenditures made in pursuing that development which was never completed. Barrett claims the Company is in breach of the alleged agreement as a result of its refusal to reimburse it for those alleged expenditures.

         The Company has generally denied those claims and believes and has asserted that they are frivolous and groundless. Barrett has been unable to produce the alleged contract and the Company believes none was ever created. In addition, the Company believes Barrett lacks any evidence to support his claim of the alleged expenditures pursuant to the Southern California development. The Company intends to defend vigorously said claims and its liability exposure at the present time appears to be nominal. We believe the likelihood of an unfavorable outcome in this matter is remote.

         The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

FINANCIAL GUARANTEES

         The Company has guaranteed leases of four franchisees. At December 31, 1998, the aggregate contingent liability under the lease guarantees totaled approximately $1,319,000. In addition, the Company has guaranteed notes payables of two franchisees totaling approximately $750,000 and has guaranteed notes payable to oil suppliers for certain franchisees.

         The Company is committed to the lease of office and training facilities under a lease expiring in November 2008. Rent under the lease is approximately $18,000 per month.

THE YEAR 2000 ISSUE

THE PROBLEM

         The Year 2000 issue is the result of the inability of hardware, software and control systems to correctly identify two-digit references to specific years, beginning with the Year 2000. This could result in system failures or miscalculations causing disruptions of the Company's operations and the Company's suppliers.

STATE OF READINESS

         The Company has instituted a Year 2000 project. The project includes an evaluation of its computer systems and significant software programs. This evaluation includes the Company's network hardware and software, Point-of-Sale hardware and software at the Company-owned Centers and accounting and business process software. The Company has developed an implementation plan to replace the systems noted in its evaluation that did not appear to be Year 2000 compliant.

         As part of the Company's Year 2000 project, the Company plans to contact its significant third party suppliers, such as its oil and parts suppliers, to determine the extent to which the Company is vulnerable to its suppliers' failure to remediate their Year 2000 issues. However, the Company cannot assure that third-party suppliers will adequately address their Year 2000 issues or that failure of the third-party suppliers to address their Year 2000 issues would not have a material adverse effect on the Company or its operations.

         In addition, the Company has commenced initial communication with its franchisees to determine the extent to which the Company is vulnerable to the franchisees' failure to remediate their Year 2000 issues. However, the Company cannot assure that the franchisees will adequately address their Year 2000 issues or that failure of the franchisees to address their Year 2000 issues would not have a material adverse effect on the Company or its operations.

THE COSTS TO ADDRESS THE COMPANY'S YEAR 2000 ISSUES

         Expenditures through December 31, 1998, have been minimal. Based upon the findings at December 31, 1998, the Company's estimated costs of becoming Year 2000 compliant are less than $150,000.

THE RISKS ASSOCIATED WITH THE COMPANY'S YEAR 2000 ISSUES

         The Company's failure to resolve Year 2000 issues on or before December 31, 1999, could result in system failures or miscalculation causing disruption in operations and normal business activities. Additionally, failure to timely remediate Year 2000 issues by third parties upon whom the Company's business relies could result in disruptions in the Company's supply of parts and materials or result in other problems related to the Company's daily operations.

CONTINGENCY PLAN

        The Company is currently working on a contingency plan for all critical aspects of the Year 2000 issues.

K.      SUBSEQUENT EVENT

         Effective March 26, 1999, the Company entered into a merger agreement with QL 3000, Inc., a privately held company. The merger agreement provides that each shareholder of the Company will receive $1 per outstanding share of common stock and each preferred shareholder will receive the stated value of their preferred stock in addition to all applicable unpaid dividends. The completion of the merger agreement is subject to QL 3000, Inc. obtaining appropriate financing for the acquisition, in addition to regulatory and shareholder approval. Should the merger agreement be consumated, the Company would incur approximately $270,000 of transaction costs.

L.       SEGMENT INFORMATION

         The Company operates in two principal business segments: the Company owns and operates automotive quick-service preventive fluid maintenance Centers, and additionally, franchises automotive quick-service preventive fluid maintenance Centers. The accounting policies of the two segments are the same as those described in the summary of significant accounting policies. Franchise operations includes all corporate overhead costs. Each segment is managed separately and is evaluated based on profit or loss from operations before income taxes.

         Information on the Company's business segments is as follows:

For the years ended December 31:
                                                                   1998                 1997                  1996
                                                             -----------------    -----------------    ------------------
Operating revenues:
  Franchise and Corporate operations....................             5,216,300            6,426,528             5,726,592
  Company-owned Center operations.......................            14,885,285           14,742,786            14,416,201
                                                             -----------------    -----------------    ------------------
         Total Operating Revenues.......................            20,101,585           21,169,314            20,142,793
                                                             =================    =================    ==================

Net interest expense:
  Franchise and Corporate operations....................               (47,116)             (55,912)              (35,349)
  Company-owned Center operations.......................              (752,131)            (653,100)             (587,461)
                                                             -----------------    -----------------    ------------------
         Total Net Interest Expense.....................              (799,247)            (709,012)             (622,810)
                                                             =================    =================    ==================

Depreciation and amortization:
  Franchise and Corporate operations....................               175,494              148,071               148,688
  Company-owned Center operations.......................               837,450              824,659               791,007
                                                             -----------------    -----------------    ------------------
         Total Depreciation and Amortization............             1,012,944              972,730               939,695
                                                             =================    =================    ==================

Net income (loss):
  Franchise and Corporate operations....................            (2,118,245)            (914,382)             (531,608)
  Company-owned Center operations.......................                88,397             (244,204)              (45,515)
                                                             -----------------    -----------------    ------------------
         Total Net Income (loss)........................            (2,029,848)          (1,158,586)             (577,123)
                                                             =================    =================    ==================

At December 31:

Identifiable Assets
  Franchise and Corporate operations....................             5,260,678            6,522,163             6,964,094
  Company-owned Center operations.......................             8,951,586            8,875,687             8,253,029
                                                             -----------------    -----------------    ------------------
         Total Assets...................................            14,212,264           15,397,850            15,217,123
                                                             =================    =================    ==================

M.      SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION

         The following table sets forth, by period, the amount and nature of amounts paid and received for the acquisition, sale (refranchising) and closure of Company-owned Centers:

                                                                                    Years Ended December 31,
                                                               -----------------------------------------------------------------
                                                                     1998                    1997                   1996
                                                               -----------------      ------------------     -------------------
Acquisition of Centers:
  Number of Centers purchased ........................                         -                       3                       2
                                                               =================      ==================     ===================

  Number of Centers foreclosed........................                         3                       -                       5
                                                               =================      ==================     ===================

  Receivables applied (net of related
    allowance)........................................  $                 83,843                  18,430                 251,328
  Liabilities assumed.................................                    83,159                 370,835               1,218,962
  Loss on foreclosure.................................                   (70,500)                      -                       -
  Cash paid ..........................................                         -                 688,191                 394,389
                                                               -----------------      ------------------     -------------------
  Cost of assets acquired.............................  $                 96,502               1,077,456               1,864,679
                                                               =================      ==================     ===================

Sales:
  Number of Centers refranchised/closed...............                         3                      6*                       5
                                                               =================      ==================     ===================

  Cash received.......................................  $                115,450                 116,901                  75,354
  Notes received/accounts receivable
    granted...........................................                    15,769                  26,800                 124,777
  Liabilities assumed by purchaser....................                         -                  40,875                  39,750
  Loss on sale........................................                    36,767                 327,850                  58,421
  Operating and marketing subsidies
    granted to purchaser..............................                         -                       -                 (97,750)
  Franchise fees......................................                         -                  14,000                  28,000
  Franchise costs.....................................                         -                       -                  (5,000)
                                                               -----------------      ------------------     -------------------
    Net book value of Centers
      refranchised/closed.............................  $                167,986                 526,426                 223,552
                                                               =================      ==================     ===================

         * Includes one Center which was originally developed to be a Company-owned Center, but was sold to a franchisee prior to opening.

         During the year ended December 31, 1998, there were the following non-cash transactions: the Company issued 10,810 shares of stock at an average value of $1.25 per share in accordance with its matching requirement under the Company's 401(k) plan; a franchise license in the amount of $10,000, net of deferred costs of $2,173, was cancelled and applied to a franchisee's obligation to the Company; a capital lease obligation of $196,900 was recorded for a Company-owned Center; a franchisee abandoned two sites, resulting in two direct financing leases being cancelled and two capital lease buildings being recorded for an aggregate amount of $447,384; subsequently, one site was re-sublet to a third party resulting in a direct financing lease replacing the previously recorded building, less accumulated

M.      SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION (CONTINUED)

depreciation; and the Company wrote off two direct financing lease receivables and the corresponding capital lease obligations of $614,412 based on the Company being released from the leases.

         During the year ended December 31, 1997, there were the following non-cash transactions: the Company issued 33,234 shares of stock at an average value of $1.36 per share in accordance with its matching requirement under the Company's 401(k) plan; the Company wrote off a direct financing lease receivable and the corresponding capital lease obligation of $153,316 based on the franchisee re-negotiating the lease resulting in the Company being released from the lease; a capital lease obligation of $386,045 was recorded; and a direct financing lease receivable and the corresponding capital lease obligation of $83,619 was written off based on the sale of the related Center to a third party. As a result of the sale, the landlord reduced the Company's obligation from a primary lessor to a guarantor.

         During the year ended December 31, 1996, there were the following non-cash transactions: the Company issued 40,616 shares of stock at an average value of $1.14 per share in accordance with its matching requirement under the Company's 401(k) plan; the Company entered into a settlement agreement with a franchisee, who owned two Centers, whereby $109,439 of receivables, $7,000 of lease deposits and one undeveloped license of $16,312 were exchanged for a non-interest bearing note receivable discounted to $86,127 upon the sale of the Centers to a new franchisee; franchise licenses in the amount of $15,392, net of deferred costs of $2,222, were canceled and applied to franchisees' obligations to the Company; a parcel of land and a building were transferred from Real Estate Held for Sale to Property and Equipment; and a capital lease obligation of $368,000 was recorded for a Company-owned Center.

N.       RELATED PARTY TRANSACTIONS

         On February 5, 1997, the Company entered into a Consultant Agreement with Rex L. Utsler. The original term of the Agreement was from March 4, 1997 through March 3, 1999. The agreement required Mr. Utsler to perform such duties and services as may be assigned to him from time to time at the direction of the Company. For these services, Mr. Utsler was paid a fee of $16,071 per month, was reimbursed for his expenses incurred on behalf of the Company and received medical benefits provided generally to the Company's employees. When Mr. Utsler returned to the Company as President, Chief Operating Officer and Director, the Agreement was amended. The monthly consulting fees of $16,071 were suspended. The remaining, unpaid consulting fees from the period September 19, 1998 through March 3, 1999, totaling approximately $86,000, will convert to severance payments in the event of any change in the employment relationship between Mr. Utsler and Grease Monkey Holding Corporation, including a change in control of Grease Monkey Holding Corporation. In addition, Mr. Utsler will accrue one month of additional severance pay effective beginning September 18, 1998, for each month of employment as President and Chief Operating Officer, to a maximum severance compensation of 24 months' pay.

         During 1998, the Company borrowed a total of $409,000 from a related party whose principals are directors and/or shareholders of Grease Monkey Holding Corporation. The notes are due upon demand and bear interest at one percent over the Bank National Association Reference Rate. At December 31, 1998, these rates varied from 8.5 to 8.75 percent. During 1998, the Company expensed $16,330 in interest, all of which was accrued at December 31, 1998. In addition, this related party guaranteed a note payable with a bank in the amount of $75,500.

                   GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (UNAUDITED)

                                                                  THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                       JUNE 30,                            JUNE 30,
                                                            -------------------------------   ---------------------------------
                                                                 1999             1998             1999               1998
                                                            ---------------  --------------   ---------------    --------------
Operating Revenue:
  Royalty fees..........................................$          738,321          777,514         1,411,414          1,519,797
  Franchise sales - center openings.....................            35,500          173,600            82,460            173,600
  Product and equipment revenue.........................           116,925          185,978           230,728            366,907
  Sales by Company-owned Centers........................         4,175,414        3,755,906         7,989,365          7,454,780
  Leasing revenue.......................................           207,929          299,290           435,760            627,989
  Other.................................................            19,565           21,903            37,941             40,819
                                                            --------------   --------------   ---------------    ---------------

                                                                 5,293,654        5,214,191        10,187,668         10,183,892
                                                            --------------   --------------   ---------------    ---------------

Operating Expenses:
  Franchise costs - center openings.....................            11,476           36,926            17,642             42,426
  Product and equipment costs...........................            23,891           87,336            66,248            169,929
  Company-owned Centers.................................         3,267,544        3,096,877         6,401,385          6,264,587
  Leasing expense.......................................           283,008          339,979           558,240            696,615
  General and administrative expenses...................         1,039,227        1,390,481         1,940,108          2,663,385
  Provision for credit losses...........................            29,890           49,165            73,393             91,665
  Depreciation..........................................           188,699          172,344           366,712            338,093
  Amortization..........................................            75,421           72,439           148,691            143,772
                                                            --------------   --------------   ---------------    ---------------

                                                                 4,919,156        5,245,547         9,572,419         10,410,472
                                                            --------------   --------------   ---------------    ---------------

Operating income (loss).................................           374,498          (31,356)          615,249           (226,580)
                                                            --------------   --------------   ---------------    ---------------

Other income (expense):
  Gain (loss) on sale/disposition/closure of centers....            21,461           (5,431)           11,549            (55,943)
  Undeveloped franchise licenses canceled...............            17,944                -            17,944             31,983
  Interest income.......................................             5,961           10,085             9,508             21,320
  Interest expense......................................          (218,446)        (212,223)         (461,018)          (425,940)
                                                            --------------   --------------   ---------------    ---------------
                                                                  (173,080)        (207,569)         (422,017)          (428,580)
                                                            --------------   --------------   ---------------    ---------------

Net income (loss).......................................$          201,418         (238,925)          193,232           (655,160)
                                                            ==============   ==============   ===============    ===============

Earnings (loss) per common share (Note 6)...............$             0.04             (.06)             0.03               (.15)
                                                            ==============   ==============   ===============    ===============

Earnings (loss) per common share assuming dilution
  (Note 6)..............................................$             0.03             (.06)             0.03               (.15)
                                                            ==============   ==============   ===============    ===============

Weighted average shares outstanding.....................         4,684,377        4,647,409         4,667,914          4,644,623
                                                            ==============   ==============   ===============    ===============

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                               JUNE 30,        DECEMBER 31,
                                                                                 1999             1998
                                                                            -------------     -------------
ASSETS

Current Assets:
  Cash.................................................................$           281,194          145,470
  Accounts receivable, net of allowance for
    doubtful accounts of $551,029 at June 30, 1999,
    and $471,571 at December 31, 1998..................................            707,992          742,169
  Current portion of notes receivable, net.............................             55,933           60,885
  Current portion of net investment
    in direct financing leases.........................................            208,951          183,775
  Inventories..........................................................            636,217          647,530
  Prepaid expenses and supplies........................................            165,530          219,635
                                                                            --------------    -------------

    TOTAL CURRENT ASSETS...............................................          2,055,817        1,999,464
                                                                            --------------    -------------

Property and Equipment:
  Land.................................................................            708,838          805,432
  Buildings (including buildings under capital leases).................          6,816,041        6,859,365
  Furniture and fixtures...............................................            531,784          674,553
  Leasehold improvements...............................................            814,075          823,657
  Machinery and equipment .............................................          1,908,122        1,883,693
                                                                            --------------    -------------
                                                                                10,778,860       11,046,700
  Less accumulated depreciation and
    amortization.......................................................         (4,389,727)      (4,508,081)
                                                                            --------------    -------------

    NET PROPERTY AND EQUIPMENT.........................................          6,389,133        6,538,619
                                                                            --------------    -------------

Other Assets:
  Net investment in direct financing leases............................          1,781,098        2,023,193
  Notes receivable, net................................................             81,260           81,919
  Deferred franchising costs...........................................             91,121          113,819
  Goodwill and covenants not to compete, net of
    accumulated amortization of $1,464,325 at June 30,
    1999, and $1,373,453 at December 31, 1998..........................          2,319,829        2,322,422
  Land held for development/resale.....................................            804,937          818,300
  Other assets, net of accumulated
    amortization of $102,575 at June 30, 1999,
    and $70,126 at December 31, 1998...................................            248,179          314,528
                                                                            --------------    -------------

    TOTAL OTHER ASSETS.................................................          5,326,424        5,674,181
                                                                            --------------    -------------

                                                                       $        13,771,374       14,212,264
                                                                            ==============    =============


                                      F-30
                            (continued on next page)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (continued)
                                   (UNAUDITED)

                                                                                 JUNE 30,       DECEMBER 31,
                                                                                  1999             1998
                                                                            ---------------    -------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable.....................................................$          1,297,184        1,674,175
  Accrued salaries and wages...........................................             223,578          190,982
  Other accrued liabilities............................................             364,908          377,799
  Current portion of long-term obligations.............................           1,066,390        1,084,617
  Current portion of obligations
    under capital leases...............................................             523,405          479,844
                                                                            ---------------    -------------

    TOTAL CURRENT LIABILITIES..........................................           3,475,465        3,807,417
                                                                            ---------------    -------------

Long-term Obligations..................................................           5,454,868        5,418,008

Obligations Under Capital Leases.......................................           5,528,677        5,801,910

Deferred Franchise Sales Revenue.......................................             370,193          467,253

Stockholders' Deficit:
  Series C Preferred stock, stated value of $100.00 per
    share, 20,896 shares issued and outstanding at June
    30, 1999 and December 31, 1998.....................................           2,089,638        2,089,638
  Common stock, par value $.03, 20,000,000
    shares authorized, 4,690,518 and 4,647,880,
    shares issued and outstanding at June 30,
    1999 and December 31, 1998, respectively...........................             140,716          139,436
  Capital in excess of par value.......................................           6,358,716        6,328,733
  Accumulated deficit..................................................          (9,646,899)      (9,840,131)
                                                                            ---------------    -------------

      TOTAL STOCKHOLDERS' DEFICIT......................................          (1,057,829)      (1,282,324)

  Commitments and Contingencies (Note 5)...............................

                                                                            ---------------    -------------

                                                                       $         13,771,374       14,212,264
                                                                            ===============    =============

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)


                                            PREFERRED STOCK                  COMMON STOCK
                                     -------------------------  --------------------------------------
                                                                                           Capital in
                                      Number of                   Number of                 Excess of   Accumulated
                                       Shares        Amount        Shares       Amount      Par Value     Deficit        Total
                                     ------------ ------------  ------------  -----------  ------------  -----------  ------------
Balance at December 31, 1997......         20,896   $2,089,638     4,633,570     $139,007     6,197,880  (7,810,283)      616,242
Issuance of common stock
  pursuant to employee benefit
  plan............................              -            -        10,810          324        13,145           -        13,469
Issuance of common stock upon
  exercise of employee stock
  options.........................              -            -         3,500          105         1,708           -         1,813
Fair value of warrants issued.....              -            -             -            -       116,000           -       116,000
Net loss..........................        -             -             -            -              -      (2,029,848)   (2,029,848)
                                     ------------ ------------  ------------  -----------  ------------  -----------  ------------
Balance at December 31, 1998......         20,896    2,089,638     4,647,880      139,436     6,328,733  (9,840,131)   (1,282,324)
Issuance of common stock
  pursuant to employee benefit
  plan............................              -            -        42,638        1,280        29,983           -        31,263
Net income........................        -             -             -            -              -         193,232       193,232
                                     ------------ ------------  ------------  -----------  ------------  ----------    ----------
Balance at June 30, 1999..........         20,896   $2,089,638     4,690,518     $140,716     6,358,716  (9,646,899)   (1,057,829)
                                     ============ ============  == =========  ===========  ============  ==========    ==========

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                          SIX MONTHS ENDED
                                                                                               JUNE 30,
                                                                            -----------------------------------
                                                                                  1999                1998
                                                                            --------------      ---------------
Cash flows from operating activities:

  Net income (loss).....................................................$        193,232           (655,160)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
      Increase in deferred franchise sales revenue......................           8,400             89,800
      Franchise sales revenue recognized-center openings................         (82,460)          (173,600)
      Increase in deferred franchising costs............................               -            (40,506)
      Franchise costs recognized - center openings......................          17,642             36,926
      Provision for credit losses.......................................          73,393             91,665
      Loss realized on sale/retirement of property and
       equipment........................................................           2,743              4,263
      Depreciation and amortization.....................................         515,403            481,865
      Undeveloped franchise licenses canceled...........................         (17,944)           (31,983)
      Loss on sale/disposition/closure of centers.......................          10,694             36,767
      Fair value of warrants issued.....................................          43,722                  -
      Other, net........................................................             125             86,448
      Net change in operating assets and liabilities:
        Increase in accounts receivable.................................         (55,557)           (44,210)
        Decrease in notes receivable....................................          55,955             42,596
        Decrease in inventories.........................................          22,199              3,870
        Decrease (increase) in prepaid expenses and
         supplies.......................................................          10,511           (104,351)
        Increase (decrease) in accounts payable.........................        (376,989)           145,908
        Increase in accrued salaries and wages
          and other liabilities.........................................          50,966             46,192
                                                                            ------------    ---------------


      Net cash provided by operating activities.........................$        472,035             16,490
                                                                            ------------    ---------------


                                      F-33
                            (continued on next page)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                                   (UNAUDITED)

                                                                                   SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                            -------------------------------
                                                                                 1999             1998
                                                                            -------------    --------------
Cash flows from investing activities:
  Principal receipts on direct financing leases.........................$          83,296            88,881
  Proceeds from sale of property and equipment..........................           89,009                 -
  Proceeds from sale of centers.........................................                -           115,450
  Purchase of property and equipment....................................         (170,126)         (129,538)
  Decrease (increase) in projects and development.......................           13,363        (1,062,932)
  Decrease (increase) in other assets...................................           28,336          (149,437)
                                                                            -------------    --------------


        Net cash provided by (used in) investing activities.............           43,878        (1,137,576)
                                                                            -------------    --------------


Cash flows from financing activities:
  Proceeds from long-term obligations...................................          181,400         1,533,200
  Principal payments on long-term obligations...........................         (330,516)         (286,389)
  Principal payments on capital lease obligations.......................         (232,598)         (216,131)
  Issuance of common stock..............................................                -             1,814
  Increase in restricted cash...........................................                -           (25,000)
  Increase in lease deposit obligations.................................            1,525             2,392
                                                                            -------------    --------------

        Net cash provided by (used in) financing activities.............         (380,189)        1,009,886
                                                                            -------------    --------------

Net increase (decrease) in cash.........................................          135,724          (111,200)

Cash, beginning of period...............................................          145,470           182,214
                                                                            -------------    --------------

Cash, end of period.....................................................$         281,194            71,014
                                                                            =============    ==============

Supplemental disclosures of cash flow
  information -
    Cash paid during the period for interest............................$         641,329           639,036
                                                                            =============    ==============

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       GENERAL
         The financial statements included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to such rules and regulations.

         In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature which are necessary to present fairly the financial position, results of operations and cash flows for the interim periods. These financial statements should be read in conjunction with the Annual Report of Grease Monkey Holding Corporation (the "Company") on Form 10- KSB for the year ended December 31, 1998.

         The results for the three-month and six-month periods ended June 30, 1999, are not necessarily indicative of the results to be expected for the entire fiscal year of 1999.

2.       LIQUIDITY
         Prior to the three and six month periods ended June 30, 1999, the Company had incurred losses from operations that have increased over the past three fiscal years coupled with a decrease in cash flow from operations for the same period. As of June 30, 1999, the Company had a working capital deficit of $1,419,648 and total liabilities exceeded total assets. These factors among others may indicate that the Company may not be able to meet its obligations in a timely manner without increased cash flow from operations, sale of non-producing assets or additional financing.

         As noted in the results of operations for the six months ended June 30, 1999, the Company has taken steps to reduce losses and generate cash flow from operations and anticipates the sale of non-producing assets which will generate sufficient cash flow to meet its obligations in a timely manner. Should the Company be unable to achieve its projected level of cash flow from operations or sell its non-producing assets, additional financing could be necessary. The Company has entered into a merger agreement that would result in the sale of the Company. As a result of the current merger agreement, the Company is not actively investigating financing alternatives. Should the merger not proceed, the Company believes it could obtain additional financing, however, there can be no assurance that such financing would be available on a timely basis or on acceptable terms.

3.       MERGER AGREEMENT WITH QL 3000, INC.
         Effective March 26, 1999, the Company entered into a merger agreement with QL 3000, Inc., a privately held company. The merger agreement (as amended on August 5, 1999) provides that each shareholder of the Company will receive $1 per outstanding share of common stock and each preferred shareholder will receive the stated value of their preferred stock in addition to all applicable unpaid dividends. The completion of the merger agreement is subject to QL 3000, Inc. obtaining appropriate financing for the acquisition, in addition to regulatory and shareholder


                                   (continued)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)


         approval. Should the merger agreement be consummated, the Company would incur approximately $345,000 of transaction costs.

4.       STOCKHOLDERS' EQUITY (DEFICIT)
         The Company's Series C, 6% cumulative, Preferred Stock is redeemable at the option of the Company upon 60 days prior written notice. At the option of the holder, at any time prior to the close of business on the redemption date, each share of Series C Preferred Stock, plus any accumulated unpaid dividends, may be converted into shares of common stock at a conversion price of $2.50 per share of common stock. On June 30, 1999, accumulated unpaid dividends totaled $694,498.

         The Company has an employee deferred compensation 401(k) plan and matches employee contributions to this plan in an amount equal to 50% of the employees' contribution, up to a maximum of 6% of the employees' compensation. The Company's contribution is paid with its $0.03 par value common stock (net of forfeitures) valued at market on the date of the contribution. During the first six months of 1999 and 1998, the Company contributed 42,638 and 10,735 shares to this plan at an average of $0.73 and $1.25 per share, respectively.

5.       COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS

         On May 26, 1999, Hernando and Patricia Cortina, franchisees of the Company, filed an action against the Company in the Federal District Court, Mexico City, Mexico, CORTINA GONZALEZ HERNANDO AND PATRICIA HERNANDEZ JUNGUERA DE CORTINA V. GREASE MONKEY INTERNATIONAL, INC., Case No. 582/98. The complaint asserts that the Company breached the Cortina's franchise agreement by providing false financial projections based on unrealistic assumptions as to car counts, providing building plans inappropriate for constructing a GREASE MONKEY Center in Mexico City, failing to provide adequate initial and ongoing training, failing to provide equipment maintenance support, failing to update technical manuals and software and failing to provide sufficient on-going marketing and consulting support. The Cortinas' seek damages in the amount of $4,678,464 and moral damages. Based on the arbitration and venue provisions of the franchise agreement, the Company intends to move for dismissal of the action and to seek to require the Cortinas' to arbitrate their claims in Denver, Colorado. In addition, the Company intends to deny the claims and to vigorously defend this action.

         On December 15, 1998, a demand for arbitration was made against the Company by Navfam, Inc. based upon the Company's alleged breach of a Software License Agreement dated April 7, 1998. That matter is governed by the American Arbitration Association in Los Angeles, California, and has been assigned Case No. 72Y1140138198. Unspecified damages have been claimed by Navfam, Inc. in excess of $250,000. In response to the arbitration demand, the Company has specifically denied Navfam, Inc.'s claim.


                                   (continued)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


         On September 16, 1998, a lawsuit was filed against the Company by Barrett Commercial, Inc. in the United States District Court for the Central District of California, BARRETT COMMERCIAL, INC. V. GREASE MONKEY INTERNATIONAL, INC., No. SACV 98-1123GLT(EEx). In that action, Barrett alleges the existence of a contract with the Company to work as development partners in Southern California for the purpose of building ten stores. Barrett claims unsubstantiated losses of $1,300,000 for expenditures made in pursuing that development which was never completed. Barrett claims the Company is in breach of the alleged agreement as a result of its refusal to reimburse it for those alleged expenditures.

         The Company has generally denied those claims and believes and has asserted that they are frivolous and groundless. Barrett has been unable to produce the alleged contract and the Company believes none was ever created. In addition, the Company believes Barrett lacks any evidence to support his claim of the alleged expenditures pursuant to the Southern California development. The Company intends to defend vigorously said claims and its liability exposure at the present time appears to be nominal. The Company believes the likelihood of an unfavorable outcome in this matter is remote.

         The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

         FINANCIAL GUARANTEES

         The Company has guaranteed leases of four franchisees. The aggregate contingent liability under the lease guarantees totals approximately $1,300,000. In addition, the Company has guaranteed notes payables of two franchisees totaling approximately $750,000 and has guaranteed notes payable to oil suppliers for certain franchisees.

         The Company is committed to the lease of office and training facilities under a lease expiring in November 2008. Rent under the lease is approximately $18,000 per month.


                                   (continued)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)

6.       EARNINGS (LOSS) PER SHARE
         Basic EPS is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common shares. The following is a reconciliation between the basic and diluted earnings
         (loss) per common share.

                                                   FOR THE THREE MONTHS ENDED
                      ------------------------------------------------------------------------------------
                                  JUNE 30, 1999                                  JUNE 30, 1998
                         INCOME                                         INCOME
                         (LOSS)        EPS         SHARES               (LOSS)        EPS        SHARES
                      ------------ ------------ ------------         ------------ -----------  -----------
Income (loss)              201,418                                      (238,925)

Preferred
dividends                 (31,259)                                       (31,259)

                      ------------ ------------ ------------         ------------ -----------  -----------
Basic EPS                  170,159          .04    4,684,377            (270,184)       (.06)    4,647,409
Effects of dilutive
securities:

Common stock
equivalents

Convertible
Preferred Stock             31,259                 1,101,151
                      ------------ ------------ ------------         ------------ -----------  -----------
Diluted EPS                201,418          .03    5,785,528            (270,184)       (.06)    4,647,409
                      ============ ============ ============         ============ ===========  ===========


                                                          FOR THE SIX MONTHS ENDED
                      ------------------------------------------------------------------------------------
                                  JUNE 30, 1999                                  JUNE 30, 1998
                         INCOME                                        INCOME
                         (LOSS)        EPS         SHARES              (LOSS)         EPS        SHARES
                      ------------ ------------ ------------         -----------  ----------- ------------
Income (loss)              193,232                                     (655,160)

Preferred
dividends                  (62,174)                                      (62,174)

                      ------------ ------------ ------------         -----------  ----------- ------------
Basic EPS                  131,058          .03    4,667,914           (717,334)        (.15)    4,644,623

Effects of dilutive
securities:

Common stock
equivalents
Convertible
Preferred Stock             62,174                 1,088,785
                      ------------ ------------ ------------         -----------  ----------- ------------
Diluted EPS                193,232          .03    5,756,699           (717,334)        (.15)    4,644,623
                      ============ ============ ============         ===========  =========== ============


                                   (continued)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)


7.       SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION
         The following table sets forth, by period, the amount and nature of amounts paid and received for the acquisition, sale (refranchising) and closure of Company-owned Centers.

                                                                                    Six Months Ended
                                                                                        June 30,
                                                               -----------------------------------------------------------
                                                                         1999                              1998
                                                               -------------------------         -------------------------
ACQUISITIONS:
  Number of Centers purchased.........................                                 2                                 -
                                                               =========================         =========================
  Number of Centers foreclosed........................                                 -                                 2
                                                               =========================         =========================

  Receivables applied (net of related
    allowance)........................................  $                              -                            30,703
  Liabilities assumed.................................                           167,749                            38,400
                                                               -------------------------         -------------------------
  Cost of assets acquired.............................  $                        167,749                            69,103
                                                               =========================         =========================


SALES:
  Number of Centers
    refranchised/sold/closed..........................                                1*                                 3
                                                               =========================         =========================

  Cash received.......................................  $                              -                           115,450
  Notes received/accounts receivable
    granted...........................................                            20,000                            15,769
  Loss on sale........................................                             9,693                            36,767
                                                               -------------------------         -------------------------
  Net book value of Centers
    refranchised/sold/closed..........................  $                         29,693                           167,986
                                                               =========================         =========================

* Excludes the refranchising of a Center abandoned by a franchisee.


                                   (continued)

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (UNAUDITED)

During the six months ended June 30, 1999 and 1998, non-cash transactions consisted of the Company issuing 42,638 and 10,735 shares of common stock at an average value of $0.73 and $1.25 per share, respectively, in accordance with its matching requirement under the Company's 401(k) plan. Other non-cash transactions during the first six months of 1999 included the Company accepting a note receivable for $14,000 representing one-half of the franchise fee for a Center refranchised after it had been abandoned by a franchisee, and the sale of equipment to a franchisee (previously leased to that franchisee) for $1.00 resulting in a $15,000 loss. Other non-cash transactions during the first six months of 1998 included a franchise license in the amount of $10,000, net of deferred costs of $2,173, that was cancelled and applied to a franchisee's obligation to the Company; a capital lease obligation of $196,900 was recorded for a Company-owned Center; and a franchisee abandoned a site, resulting in a direct financing lease being cancelled and a capital lease building being recorded in the amount of $181,677.

                                                                      Appendix A
                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                       GREASE MONKEY HOLDING CORPORATION

                                     AND

                                 QL 3000, INC.

                                 MARCH 26, 1999

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE 1............................................................................................1
         THE MERGER..................................................................................1
                  1.1  THE MERGER....................................................................1
                  1.2  ACTIONS BY GMHC; STOCKHOLDERS MEETING;
                       PROXY STATEMENT...............................................................1
                  1.3  EFFECTIVE TIME................................................................3
                  1.4  EFFECT OF MERGER..............................................................3
                  1.5  ARTICLES OF INCORPORATION AND BYLAWS..........................................3
                  1.6  DIRECTORS AND OFFICERS........................................................3
                  1.7  CLOSING.......................................................................3

ARTICLE 2............................................................................................4
         MERGER CONSIDERATION........................................................................4
                  2.1  EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS.................4
                       2.1.1   Conversion and Redemption of GMHC Capital Stock.......................4
                       2.1.2   Cancellation of Stock.................................................4
                       2.1.3   Capital Stock of QL 3000..............................................4
                       2.1.4   Withholding Tax.......................................................5
                       2.1.5   Shares of Dissenting Stockholders.....................................5
                  2.2  EXCHANGE OF CERTIFICATES......................................................5
                       2.2.1   Paying Agent..........................................................5
                       2.2.2   Exchange Procedure....................................................5
                       2.2.3   No Further Ownership Rights in GMHC Common Stock......................6
                       2.2.4   No Liability..........................................................6
                       2.2.5   Lost, Stolen, or Destroyed Certificates...............................6
                  2.3  GMHC STOCK OPTIONS AND WARRANTS...............................................7
                  2.4  RELEASE OF GMHC STOCKHOLDER OBLIGATIONS.......................................7
                  2.5  PAYMENT OF FEES...............................................................7

ARTICLE 3............................................................................................8
         REPRESENTATIONS AND WARRANTIES OF GMHC......................................................8
                  3.1  CORPORATE EXISTENCE AND AUTHORITY.............................................8
                  3.2  NO ADVERSE CONSEQUENCES.......................................................9
                  3.3  CAPITALIZATION................................................................9
                  3.4  SUBSIDIARIES AND JOINT VENTURES..............................................10
                  3.5  SEC REPORTS AND FINANCIAL STATEMENTS.........................................10
                  3.6  INFORMATION SUPPLIED.........................................................11



                  3.7  LEGAL PROCEEDINGS............................................................11
                  3.8  CONTRACTS AND ARRANGEMENTS...................................................11
                  3.9  REAL PROPERTY; MATERIAL ASSETS...............................................12
                  3.10 LEASES.......................................................................13
                  3.11 STATUS OF CONTRACTS AND LEASES...............................................13
                  3.12 COMPLIANCE WITH LAWS.........................................................14
                  3.13 ENVIRONMENTAL MATTERS........................................................15
                       3.13.1  Definitions..........................................................15
                       3.13.2  Compliance...........................................................15
                       3.13.3  Hazardous Substances.................................................15
                       3.13.4  Storage Tanks........................................................16
                       3.13.5  Environmental Records................................................16
                  3.14 TAX MATTERS..................................................................16
                       3.14.1  Returns..............................................................16
                       3.14.2  Taxes Paid or Reserved...............................................17
                       3.14.3  Loss Carryforwards; Investment Tax Credit Carryforwards..............17
                       3.14.4  Definition...........................................................17
                       3.14.5  Miscellaneous........................................................17
                       3.14.6  Tax Sharing Agreements...............................................17
                  3.15 EMPLOYEES AND LABOR RELATIONS MATTERS........................................17
                  3.16 EMPLOYEE BENEFITS............................................................19
                  3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................20
                  3.18 UNDISCLOSED LIABILITIES......................................................21
                  3.19 INSURANCE....................................................................21
                  3.20 INTELLECTUAL PROPERTY........................................................22
                  3.21 CAR COUNTS...................................................................23
                  3.22 FRANCHISES...................................................................23
                  3.23 YEAR 2000....................................................................23
                  3.24 GUARANTIES; POWERS OF ATTORNEY...............................................24
                  3.25 BROKERS......................................................................24
                  3.26 DISCLOSURE...................................................................24
                  3.27 TRUE AT CLOSING..............................................................24

ARTICLE 4...........................................................................................25
         REPRESENTATIONS AND WARRANTIES OF QL 3000..................................................25
                  4.1  CORPORATE EXISTENCE AND AUTHORITY............................................25
                  4.2  NO ADVERSE CONSEQUENCES......................................................25
                  4.3  LEGAL PROCEEDINGS............................................................25
                  4.4  PROXY STATEMENT..............................................................25

ARTICLE 5...........................................................................................26
         COVENANTS..................................................................................26



                  5.1  CONTINUATION OF BUSINESS.....................................................26
                  5.2  NO SOLICITATION..............................................................28
                  5.3  ACCESS.......................................................................29
                  5.4  OTHER GOVERNMENT CONSENTS....................................................29
                  5.5  BEST EFFORTS; NO INCONSISTENT ACTION.........................................30
                  5.6  CHANGED CIRCUMSTANCES........................................................30
                  5.7  FEES AND EXPENSES............................................................30
                  5.8  PRESS RELEASES...............................................................30
                  5.9  INDEMNIFICATION..............................................................30
                  5.10 FINANCING....................................................................31

ARTICLE 6...........................................................................................31
         CONDITIONS TO THE PARTIES' OBLIGATIONS.....................................................31
                  6.1  GOVERNMENTAL AUTHORIZATIONS..................................................31
                  6.2  GMHC STOCKHOLDER APPROVAL....................................................31
                  6.3  NO PROHIBITIONS..............................................................32
                  6.4  NO PROCEEDINGS...............................................................32
                  6.5  REPRESENTATIONS AND WARRANTIES...............................................32
                  6.6  FAIRNESS OPINIONS............................................................32
                  6.7  OTHER CONSENTS...............................................................32
                  6.8  DISSENTING STOCKHOLDERS......................................................32
                  6.9  COMPLETION OF FINANCINGS.....................................................32

ARTICLE 7...........................................................................................33
         TERMINATION................................................................................33
                  7.1  TERMINATION BY QL 3000 AND/OR GMHC...........................................33
                       7.1.1   Mutual Consent.......................................................33
                       7.1.2   Injunction or Restraint..............................................33
                  7.2  TERMINATION BY QL 3000.......................................................33
                  7.3  TERMINATION BY GMHC..........................................................33
                  7.4  PROCEDURE; EFFECT OF TERMINATION.............................................34

ARTICLE 8...........................................................................................34
         GENERAL PROVISIONS.........................................................................34
                  8.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......................34
                  8.2  FURTHER ACTION...............................................................34
                  8.3  ENTIRE AGREEMENT.............................................................34
                  8.4  ASSIGNMENT...................................................................35
                  8.5  BINDING EFFECT; NO THIRD PARTY BENEFIT.......................................35
                  8.6  WAIVER.......................................................................35
                  8.7  GOVERNING LAW................................................................35
                  8.8  SEVERABILITY.................................................................35
                  8.9  TIME OF ESSENCE..............................................................35



                  8.10 COUNTERPARTS.................................................................35
                  8.11 AMENDMENTS...................................................................36
                  8.12 AUTHORITY....................................................................36
                  8.13 NOTICES......................................................................36

ARTICLE 9...........................................................................................37
         DEFINITIONS................................................................................37


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER made as of March 26, 1999 (the "Agreement") is among QL 3000, INC., a Florida corporation ("QL 3000"), and GREASE MONKEY HOLDING CORPORATION, a Utah corporation ("GMHC").

                                    RECITALS

         A. The Boards of Directors of GMHC (the "GMHC Board") and QL 3000 have determined that it is advisable and in the best interests of their respective corporations and stockholders that QL 3000 or a wholly owned subsidiary or other affiliate of QL 3000 merge with and into GMHC pursuant to the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the terms and conditions of this Agreement (such merger, as described in more detail in Article 2 below, the "Merger"), pursuant to which GMHC would be the surviving corporation. The transactions described in this Agreement are subject to the approvals of the shareholders of GMHC and the satisfaction of certain other conditions described in this Agreement.

         B. Jerry D. Armstrong, James B. Wallace, Ray O. Brownlie, J. H. Bander, Charles H. Steinbrueck, Cortlandt S. Dietler, George F. Woods, Wayne
H. Patterson and Jim Baldwin, each a stockholder of GMHC, have agreed to vote all of their respective shares of GMHC capital stock (common and preferred) in favor of the Merger.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                    THE MERGER

         1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement, at the Effective Time QL 3000 or a wholly owned subsidiary of QL 3000 will be merged with and into GMHC in accordance with the applicable provisions of the URBCA. GMHC shall be the Surviving Corporation resulting from the merger and shall continue to be governed by the laws of the State of Utah. Alternatively, at QL 3000's option, GMHC will enter into the Agreement and Plan of Merger attached hereto as Exhibit A providing for the merger of two of its subsidiaries with and into QL 3000 or its designee and this Agreement will be terminated.

         1.2   ACTIONS BY GMHC; STOCKHOLDERS MEETING; PROXY STATEMENT.

                  1.2.1 GMHC hereby approves of and consents to the Merger and represents and warrants that the GMHC Board, at a meeting duly called and held on March 5, 1999 has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of

GMHC's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of GMHC, if required by applicable law, approve the transactions contemplated hereby. GMHC has been advised by each of its directors that each such person has agreed, subject to the terms and conditions of this Agreement, to take all action necessary or advisable in support of the Merger, to vote all Shares owned by such person in favor of the Merger and to sell to QL 3000 all such Shares.

                  1.2.2 If required by applicable law in order to consummate the Merger, GMHC will, in accordance with applicable law and GMHC's Articles of Incorporation and Bylaws, call and hold a special meeting of its stockholders (the "Stockholders' Meeting") as soon as practicable for the purpose of approving the Merger. Subject to the terms and conditions of this Agreement, the GMHC Board will recommend to its stockholders that the Merger be approved, and, subject to the terms and conditions of this Agreement, GMHC will use its best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and will take all other action necessary or advisable to secure the requisite vote or consent of stockholders.

                  1.2.3 GMHC will prepare and file a preliminary proxy statement to solicit Stockholder Approval (the "Proxy Statement") with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement, as finalized, to be mailed to GMHC's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff; PROVIDED, HOWEVER, that GMHC shall not be required to prepare and file such proxy statement until (i) a bona fide commitment letter from one or more lenders with respect to the Merger Consideration has been issued to QL 3000 and delivered to GMHC and (ii) QL 3000 elects the form of Agreement and Plan of Merger in accordance with
Section 1.1 of this Agreement. QL 3000 will provide to GMHC in writing all information regarding QL 3000 necessary for the preparation of the Proxy Statement. GMHC will notify QL 3000 promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply QL 3000 with copies of all correspondence between GMHC or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time before the Stockholders' Meeting there occurs any event that should be set forth in an amendment or supplement to the Proxy Statement, GMHC will promptly prepare and mail to its stockholders such an amendment or supplement. GMHC will not mail any Proxy Statement, or any amendment or supplement thereto, to which QL 3000 reasonably objects. The Proxy Statement will include the GMHC Board's recommendation that GMHC's stockholders grant proxies to approve the Merger; provided, however, that such recommendation may be withdrawn, modified, or amended if and to the extent the GMHC Board determines, in good faith after consultation with outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations.

         1.3 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all of the conditions to the Merger set forth in Article 6 of this Agreement, a Certificate of Merger prepared in accordance with applicable law (the "Certificate of Merger") will be executed and filed with the Secretaries of State of the States of Florida and Utah. The Merger will be effective on the later of the date and at the time (the "Effective Time") when the Certificate of Merger has been accepted for filing by the Secretaries of State of the States of Florida and Utah. The day during which the Effective Time occurs is referred to herein as the "Effective Date."

         1.4 EFFECT OF MERGER. At the Effective Time, QL 3000 or a wholly owned subsidiary of QL 3000 will be merged with and into GMHC in the manner and with the effect provided by the URBCA, the separate corporate existence of QL 3000 or its subsidiary, as the case may be, will cease and thereupon GMHC and QL 3000 or its subsidiary, as the case may be, will be a single corporation (the "Surviving Corporation") and will continue to be governed by the laws of the State of Utah.

         1.5 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of GMHC as in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation, until each has been duly amended in accordance with the terms thereof and of the URBCA.

         1.6 DIRECTORS AND OFFICERS. The directors of QL 3000 at the Effective Time will be the directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified. The officers of QL 3000 at the Effective Time will be the officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         1.7 CLOSING. Unless this Agreement has been terminated and the transactions contemplated by it have been abandoned pursuant to Article 7, the closing of the Merger (the "Closing") will take place at the offices of Otten, Johnson, Robinson, Neff & Ragonetti at 10:00 a.m. on the date five business days after the date on which the last of the conditions set forth in
Article 6 hereof (other than conditions that by their terms are to occur at "Closing") will have been fulfilled or waived or on such other date as QL 3000 and GMHC may agree (the "Closing Date").

                                    ARTICLE 2

                              MERGER CONSIDERATION

         2.1 EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS. As of the Effective Time, by virtue of the Merger and without any action on the part of QL 3000, GMHC or the holders of any Shares:

                  2.1.1   CONVERSION AND REDEMPTION OF GMHC CAPITAL STOCK.

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1.2 and Dissenting Shares (as defined below)) will be converted into the right to receive from the Surviving Corporation a cash payment in the amount of $1.00 (the "Merger Consideration"). As of the Effective Time, all of the Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such Shares (other than Shares referred to in Section 2.1.2 and Dissenting Shares (as defined below)) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (b) As of the Effective Date, all shares of GMHC Series C Preferred Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist and each holder of a certificate representing any such preferred stock will cease to have any rights with respect thereto, except the right to receive the liquidation price of $100.00 per share plus an amount equal to any unpaid cumulative dividends (whether or not declared), if any, without interest, to the Effective Date.

                  2.1.2 CANCELLATION OF STOCK. Each issued and outstanding Share that is held in the treasury of GMHC or held by any direct or indirect subsidiary of GMHC and each issued and outstanding Share held by QL 3000 or held by any direct or indirect subsidiary of QL 3000 immediately before the conversion pursuant to Section 2.1.1 will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

                  2.1.3 CAPITAL STOCK OF QL 3000. Immediately following the Effective Time the issued and outstanding shares of capital stock of QL 3000, $.01 par value per share, will be converted into a like number of shares of GMHC Common Stock without any further action on the part of the holders thereof, will be validly issued, fully paid and nonassessable shares of GMHC Common Stock and will constitute all of the issued and outstanding shares of the Surviving Corporation.

                  2.1.4 WITHHOLDING TAX. The right of any stockholder to receive the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

                  2.1.5 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, if any shareholder of GMHC who has not voted such Shares in favor of or consented to the Merger and who is entitled to dissent from the Merger and require appraisal for his or her Shares under applicable law (a "Dissenting Stockholder") and complies with all the provisions thereof concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") then such Dissenting Shares will not be converted as described in Section 2.1.1 but will represent only the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to applicable law. If, after the Effective Time, such Dissenting Stockholder (if any) withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to applicable law, each of his or her Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. GMHC will give QL 3000 (i) prompt notice of any demands for appraisal of Shares received by GMHC and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. GMHC will not, without the prior written consent of QL 3000, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands except as required by applicable law.

         2.2   EXCHANGE OF CERTIFICATES.

                  2.2.1 PAYING AGENT. Before the Effective Time, QL 3000 and GMHC will designate a mutually acceptable bank or trust company to act as paying agent in the Merger (the "Paying Agent"). From time to time on, before or after the Effective Time, QL 3000 will make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration for each share entitled to payment under Section 2.2.1 upon surrender of certificates representing such Shares, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement will be turned over to QL 3000.

                  2.2.2 EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a certificate or certificates that immediately before the Effective Time represented Shares (the "Certificates"), (i) a notice (advising the holders that the Merger has become effective) and a letter of transmittal in customary and appropriate form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration per share. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by QL 3000, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate have been converted pursuant to Section 2.1, and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of GMHC, payment may be made to a Person (as defined in Section 2.2.4 below) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate will have been converted pursuant to Section
2.1.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  2.2.3 NO FURTHER OWNERSHIP RIGHTS IN GMHC COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of Sections 2.1 will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of GMHC will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged as provided in
Section 2.1.

                  2.2.4 NO LIABILITY. None of QL 3000, GMHC, the Surviving Corporation or the Paying Agent will be liable to any Person in respect of any cash or security delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. As used in this Agreement, the term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity (as defined in Section 3.2(b) below), or any other organization.

                  2.2.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event that any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, GMHC will issue in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Agreement; PROVIDED, HOWEVER, that GMHC may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate to indemnify GMHC or to give GMHC a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against GMHC with respect to the certificate alleged to have been lost, stolen, or destroyed.

         2.3 GMHC STOCK OPTIONS AND WARRANTS. GMHC shall use its best efforts to enter into an agreement with each holder of stock options, vested and unvested, outstanding under GMHC's 1986 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, 1993 Amendment to 1993 Incentive Stock Option Plan, 1994 Stock Incentive Plan and Amendment to 1994 Stock Incentive Plan (the "Stock Option Plans") and all outstanding warrants to purchase GMHC common stock, which agreement provides that, immediately after the Effective Date, each option or warrant that is then outstanding, whether or not then exercisable or vested, shall be canceled by GMHC, and each holder of a canceled option or warrant shall be entitled to receive from GMHC as of the Effective Time, in consideration for the cancellation of such option or warrant, an amount in cash equal to the product of (i) the number of Shares previously subject to such option or warrant, and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such option or warrant, reduced by any applicable withholding. In any event as of the Effective Time all such Stock Option Plans, options issued pursuant thereto and outstanding warrants shall be cancelled and of no further effect.

         2.4 RELEASE OF GMHC STOCKHOLDER OBLIGATIONS. On or before the Effective Date, QL 3000 shall cause to be released or cancelled the GMHC stockholder guarantees and letters of credit described in Schedule 2.4 attached hereto.

         2.5 PAYMENT OF FEES. On the Effective Date, QL 3000 shall cause all outstanding and unpaid legal, accounting and investment banking fees incurred by GMHC in connection with the Merger to be paid in full by QL 3000 or the Surviving Corporation. The total legal, accounting and investment banking fees incurred by GMHC in connection with the merger subsequent to September 30, 1998 shall not exceed $435,000.

         2.6 REPAYMENT OF ADVANCES. On the Effective Date, QL 3000 shall cause the Surviving Corporation to repay all amounts advanced to GMHC by Brownlie Wallace Armstrong & Bander Exploration and its affiliates described in Schedule 2.6 attached hereto.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF GMHC

         In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $100,000. "Combined Material Adverse Effect" means any individual or combination of events, changes or effects that are materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such party in excess of $250,000. "Material Adverse Change" means any change that has resulted, will result or is likely to result in a Material Adverse Effect. The term "Disclosure Schedule" means the document delivered by GMHC to QL 3000 on the date hereof that sets forth certain exceptions to the representations and warranties contained in this Agreement under captions referencing each and every Section to which such exceptions apply (whether or not referred to in a particular representation or warranty), provided that information appropriately and expressly disclosed or qualified with respect to one representation or warranty in the Disclosure Schedule shall be deemed to have been disclosed or qualified with respect to any other applicable representation or warranty to the extent that the disclosure contains a clear statement of the relevant fact or facts so as to provide reasonable notice of the applicability of the disclosure to the unreferenced representation or warranty.

         GMHC hereby represents and warrants to QL 3000 as follows:

         3.1 CORPORATE EXISTENCE AND AUTHORITY. GMHC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. GMHC is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for GMHC to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. GMHC has the full corporate power and authority to enter into this Agreement and carry out its terms, subject to the conditions set forth in the Agreement. The Board of Directors of GMHC has, by resolutions duly adopted, authorized and approved the Merger, which resolutions have not been rescinded or otherwise modified and remain in full force and effect. Except for the approval of its stockholders, GMHC has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by GMHC and is binding upon and enforceable against GMHC in accordance with its terms, and the Articles of Merger, when executed and delivered by GMHC, will constitute the valid and binding obligation of GMHC. GMHC has heretofore delivered to QL 3000 correct and complete copies of its Articles of Incorporation and Bylaws as in effect on the date of this Agreement.

         3.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by GMHC nor the consummation of the transactions contemplated by this Agreement will:

                  (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of GMHC or any of its subsidiaries;

                  (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court, legislature, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") applicable to GMHC or any of its subsidiaries, except as such would not have a Material Adverse Effect, individually or in the aggregate;

                  (c) either alone, or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to GMHC or any of its subsidiaries, or constitute a default under any agreement, instrument, license, or permit to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the assets of GMHC or any of its subsidiaries except as such would not have a Material Adverse Effect, individually or in the aggregate; or

                  (d) require any notices to or consent of any third party, including without limitation any Governmental Entity.

         3.3 CAPITALIZATION. GMHC has authorized capital stock consisting of (i) 20,000,000 shares of GMHC Common Stock, par value $.03 per Share (each a "Share," collectively the "Shares"), of which 4,647,880 Shares were outstanding on March 1, 1999 and no Shares are in treasury and (ii) 200,000 shares of GMHC Preferred Stock, no par value per share, of which 20,896 shares of Series C Convertible Preferred Stock, no par value per share and liquidation value $100.00 plus accrued unpaid dividends per share, were outstanding on March 1, 1999 (the "Preferred Shares") and no shares are in treasury. Options to purchase 854,266 Shares were outstanding on March 1, 1999 under grants made pursuant to the Stock Option Plans. Warrants to purchase 400,000 Shares were outstanding on March 1, 1999. All of the outstanding shares of capital stock of GMHC have been duly authorized and are validly issued, fully paid, and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of GMHC authorized, issued, or outstanding, and, except as set forth above, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of GMHC of any character relating to the issued or unissued capital stock or other securities of GMHC. There are no outstanding obligations of GMHC to repurchase, redeem, or otherwise acquire any of the Shares.

         3.4 SUBSIDIARIES AND JOINT VENTURES. Except as disclosed on the Disclosure Schedule, GMHC has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity. Each subsidiary of GMHC is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for such subsidiary to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and owned by GMHC free and clear of all liens, claims or encumbrances. There are no options, calls or commitments of any character relating to the issued or unissued capital stock of any subsidiary.

         3.5 SEC REPORTS AND FINANCIAL STATEMENTS. GMHC has filed with the SEC, and has made available to QL 3000 true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "GMHC SEC Document"). Each GMHC SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of GMHC and its subsidiaries included in the GMHC SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of GMHC and its subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         3.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by GMHC specifically for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is first mailed to GMHC's stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by GMHC with respect to statements made or incorporated by reference therein based on information supplied by QL 3000 in writing specifically for inclusion or incorporation by reference therein.

         3.7 LEGAL PROCEEDINGS. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, there is neither pending nor to GMHC's knowledge threatened by or against GMHC or any of its subsidiaries any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could (i) have a Material Adverse Effect on the parties or the financial condition, assets, liabilities, business or results of operations of GMHC following the Closing; or (ii) enjoin or restrict the right or ability of GMHC to perform its obligations under this Agreement; and (iii) to the best knowledge of GMHC, there is no basis for any such claim, litigation, proceeding, or investigation; and (iv) there is not in existence any judgment, injunction, order or decree requiring GMHC to take any action of any kind, or to which GMHC is subject or by which it or its assets are bound or affected.

         3.8 CONTRACTS AND ARRANGEMENTS. The Disclosure Schedule contains a complete and accurate list of all agreements of the following types, organized by type of agreement, to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or otherwise affected and which are material to GMHC or any of its subsidiaries (the "Contracts"):

                  (a) any mortgage, note, or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by GMHC or any of its subsidiaries or any guaranty of any obligation for the borrowing of money;

                  (b) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of GMHC's or any of its subsidiaries' equipment, products, materials, or capital assets, or for the performance of services which exceed $5,000.00 individually or on an annual commitment basis;

                  (c) contracts or agreements for the joint performance of work or services and all other joint venture agreements;

                  (d) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of GMHC's products or services;

                  (e) contracts or agreements relating to the employment or compensation of GMHC's or any of its subsidiaries' officers, directors, or employees, including without limitation any collective bargaining agreements, and agreements with former officers, directors or employees which remain in effect, other than disclosed in the Disclosure Schedule in response to Section 3.16;

                  (f) franchise agreements; and

                  (g) any other contract, instrument, agreement, or obligation not described in any other section of this Agreement to which GMHC or any of its subsidiaries is a party or by which it or any such subsidiary is bound and which contains unfulfilled obligations of GMHC or any of its subsidiaries in excess of $5,000.

         3.9 REAL PROPERTY; MATERIAL ASSETS. The Disclosure Schedule contains a list of (i) all real property owned by GMHC or any of its subsidiaries (the "Material Properties") and (ii) all other assets owned by GMHC or any of its subsidiaries having an original cost of more than $2,500 (together, the "Material Properties and Assets"). Except as set forth in the Disclosure Schedule, GMHC or a subsidiary of

GMHC has good and marketable title to all of its respective Material Properties and Assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character and there is no condition, restriction, or reservation affecting the title to or utility of any of the Material Properties and Assets, other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations set forth on the Disclosure Schedule, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such other minor imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use and value of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. All facilities located on the Material Properties set forth on the Disclosure Schedule are in satisfactory condition and are suitable for the purpose for which they are being used, subject in each case to ordinary wear and tear and to ordinary repair, maintenance and periodic replacement.

                All of the buildings and improvements upon such Material Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located within such Material Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of such Material Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. Such Material Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to such Material Properties.

         3.10 LEASES. The Disclosure Schedule contains a list of all material leases for the lease of any real or personal property with terms in excess of one year to which GMHC or any of its subsidiaries is a party (the "Leases" and the real property covered by a Lease the "Leased Properties"). Except as described in the Disclosure Schedule, GMHC or any subsidiary enjoys undisturbed possession to each leasehold interest it holds under the Leases.

                All of the buildings and improvements upon the Leased Properties comply with all applicable size, height, setback and other zoning restrictions and regulations. Neither GMHC nor any subsidiary has been denied any special exception, variance or other zoning permit or approval required for the construction, operation and maintenance thereof by GMHC or a subsidiary. There presently is located upon the Leased Properties an adequate number of automobile parking spaces to satisfy the requirements of all applicable zoning ordinances and regulations as modified by duly issued zoning variances. To the best knowledge of GMHC, there is not existing, or presently contemplated or proposed, (i) any condemnation or similar action, or rezoning action or proceeding, with respect to any portion of the Leased Properties or (ii) any moratorium upon or similar impediment to land development or building construction or hook-up to or usage of water or sewer or other utility services that could affect the use or development thereof. The Leased Properties are zoned commercial/industrial in a manner sufficient to enable QL 3000 to continue to conduct the businesses as presently conducted by GMHC and its subsidiaries. Sewer or septic services and water services are available now and, to GMHC's knowledge, will be available after Closing to enable QL 3000 to conduct the businesses presently conducted by GMHC and its subsidiaries. Adequate access, ingress and egress are available now and, to GMHC's knowledge, will be provided to the Leased Properties.

         3.11   STATUS OF CONTRACTS AND LEASES.

                (a) Each of the Contracts and Leases is valid, binding, and enforceable by GMHC or its subsidiaries in accordance with its terms and is in full force and effect, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief or other equitable remedies. There is no existing default or violation by GMHC or its subsidiaries under any Contract or Lease and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default of GMHC or its subsidiaries under any Contract or Lease, except for such defaults as would not have a Material Adverse Effect.

                (b) To the best knowledge of GMHC, neither GMHC nor any of its subsidiaries is aware of any default by any other party to any Contract or Lease or of any event which (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract or Lease, except for such defaults set forth on the Disclosure Schedule.

                (c) Except as set forth on the Disclosure Schedule, neither GMHC nor its subsidiaries is a party to, or is bound by, any Contract that:

                         (i) will result in any material loss to it upon the
                performance thereof, including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or

                         (ii) is not terminable by GMHC with 90 days or fewer
                notice and which termination will not cause a Material Adverse Effect.

         3.12 COMPLIANCE WITH LAWS. Except for those whose absence, either individually or in the aggregate, would not have a Material Adverse Effect, and, with the passage of time will not have a Material Adverse Effect, GMHC and its subsidiaries possess all governmental and other licenses, certificates, consents, permits, and other authorizations of Governmental Entities (collectively, the "Licenses") legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. Except as disclosed in the GMHC SEC Documents or the Disclosure Schedule, the businesses of GMHC and its subsidiaries are not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business where such violation would have a Material Adverse Effect. Except as set forth on the Disclosure Schedule or disclosed in the GMHC SEC Documents, there have been no violations of such laws, rules, regulations, ordinances, codes, judgments, orders, writs, and decrees since December 31, 1993 where such violation, either individually or in the aggregate, would have a Material Adverse Effect.

         3.13   ENVIRONMENTAL MATTERS.

                  3.13.1 DEFINITIONS. As used in this Agreement, "Environmental Law" means any federal, state, or local statute, regulation, or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such laws. "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law, if such response action legally could be required by any Governmental Entity under prevailing Environmental Laws.

                  3.13.2 COMPLIANCE. Except as disclosed on the Disclosure Schedule, the businesses and the assets of GMHC and it subsidiaries are in material compliance with all Environmental Laws and those entities have all permits required under Environmental Laws in connection with the construction, ownership or operation of those assets and the businesses. GMHC is not aware of and has not received notice of any past, present or anticipated future events, conditions, activities, investigation, studies, plans or proposals that (a) would interfere with or prevent compliance by GMHC with any Environmental Law, or (b) may give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving GMHC and related in any way to Hazardous Substances or Environmental Laws.

                  3.13.3 HAZARDOUS SUBSTANCES. Except as disclosed on the Disclosure Schedule, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from, or otherwise come to be located in the soil or water (including surface and ground water) on or under, any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past. Except as disclosed on the Disclosure Schedule, none of the assets of GMHC or its subsidiaries have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (in electrical equipment or otherwise), lead-based paint or any other Hazardous Substance which is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment. Except as disclosed on the Disclosure Schedule, all wastes generated in connection with the businesses of GMHC or its subsidiaries are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environmental Laws. Except as disclosed on the Disclosure Schedule, GMHC is not liable under any Environmental Law for investigation, remedial, removal or other response costs, natural resources damages or other damages or for any other claims (including administrative orders) arising out of the release or threatened release of, or exposure to, any Hazardous Substance and no basis exists for any such liability. GMHC has not entered any contract pursuant to which it has assumed the liability of any other person or entity, or agreed to indemnify any other person or entity for any liability, under any Environmental Law or arising out of the release or threatened release of, or exposure to, any Hazardous Substance.

                  3.13.4 STORAGE TANKS. Except as disclosed on the Disclosure Schedule, there are no underground or other storage tanks on any real property owned, leased or occupied by GMHC or its subsidiaries now or in the past (whether or not regulated and whether or not out of service, closed or decommissioned). To the extent GMHC has or has had underground or other storage tanks, it has complied with all federal, state and local laws, and rules applicable thereto (including financial responsibility and required upgrades).

                  3.13.5 ENVIRONMENTAL RECORDS. Except as disclosed on the Disclosure Schedule, GMHC has disclosed and made available to QL 3000 true, complete and correct copies of any reports, studies, analysis, tests, monitoring, correspondence with any Governmental Entity or other documents in the possession of or initiated by GMHC or otherwise known to GMHC, pertaining to Hazardous Substances, the existence of Contamination, compliance with Environmental Laws, or any other environmental concern relating to the assets or the businesses of GMHC or its subsidiaries.

         3.14     TAX MATTERS.

                  3.14.1 RETURNS. GMHC has filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of GMHC and its subsidiaries (collectively, the "GMHC Returns"), all GMHC Returns filed are complete and accurate, and GMHC has paid on a timely basis all Taxes. Except as disclosed on the Disclosure Schedule, GMHC is not part of, nor has it been part of, an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar provisions of state, local, or foreign law, and GMHC is not a party to, nor has been a party to, any tax-sharing or tax-allocation agreement. Except as set forth on the Disclosure Schedule, GMHC has not received any notice of audit and neither GMHC nor any director, officer or employee responsible for tax matters of GMHC has knowledge of any intention of any authority to assess additional Taxes against GMHC or of any dispute with any authority with respect to such Taxes. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. GMHC has provided QL 3000 with complete and accurate copies of GMHC Returns for each of GMHC's fiscal years 1993 through 1997 and the Forms 1139 related to any loss or credit carryback claim for those years.

                  3.14.2 TAXES PAID OR RESERVED. The reserves for taxes reflected in the current balance sheet most recently filed as part of a GMHC SEC Document are adequate for payment of Taxes in respect of periods ending on the date thereof. All reserves for Taxes have been determined in accordance with generally accepted accounting principles consistently applied throughout the periods involved and with prior periods. All Taxes that GMHC has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority.

                  3.14.3 LOSS CARRYFORWARDS; INVESTMENT TAX CREDIT CARRYFORWARDS. The Disclosure Schedule contains a complete and accurate list of net operating loss ("NOL") carryforwards and investment tax credit carryforwards available to GMHC or one or more of its subsidiaries for federal income tax purposes that originated in taxable years 1988 through 1997.

                  3.14.4 DEFINITION. As used in this Agreement, the term "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

                  3.14.5 MISCELLANEOUS. GMHC has not filed a consent under IRC Section 341(f) concerning collapsible corporations. GMHC has not made any payments, is not obligated to make any payments, nor is a party to any agreement that in certain circumstances could obligate it to make any payments that will not be deductible under IRC Section 280G. GMHC has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii). GMHC has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC Section 6662. GMHC shall deliver to QL 3000 all necessary certificates and documents confirming that no withholding under IRC Section 1445 is required in connection with payment of the purchase price.

                  3.14.6 TAX SHARING AGREEMENTS. GMHC is not a party to any Tax allocation or sharing agreement.

         3.15 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on the Disclosure Schedule or as provided in this Agreement:

                (a) No GMHC key employee or executive has communicated to GMHC any plans to terminate employment with GMHC.

                (b) GMHC and its subsidiaries have complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, discrimination, collective bargaining, and the payment of social security and other taxes, except where the failure to comply would not have a Material Adverse Effect;

                (c) There is no unfair labor practice charge, complaint, representation, petition, or other action against GMHC or any of its subsidiaries pending or to GMHC's best knowledge threatened before the National Labor Relations Board or any other Governmental Entity and neither GMHC nor any of its subsidiaries is subject to any order to bargain by the National Labor Relations Board;

                (d) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to GMHC's best knowledge threatened against GMHC or any of its subsidiaries;

                (e) To GMHC's knowledge, no questions concerning representation have been raised or are threatened with respect to employees of GMHC or any of its subsidiaries;

                (f) No grievance that might have a Material Adverse Effect on GMHC or any of its subsidiaries and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and to GMHC's best knowledge no basis exists for any such grievance or arbitration proceeding; and

                (g) To GMHC's knowledge, no employee of GMHC or any of its subsidiaries is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than GMHC or its subsidiaries relating to the present business activities of GMHC.

                (h) All employees of GMHC and its subsidiaries are at-will employees, and GMHC is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of its employees. GMHC has no written severance pay plan, policy, practice or agreement with any of its employees, except as described in the Disclosure Schedule.

                (i) GMHC has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past five years.

                (j) There are no pending claims, and to GMHC's best knowledge, no threatened claims by or on behalf of any of the employees of GMHC or any of its subsidiaries under any federal, state or local labor or employment laws or regulations.

         3.16 EMPLOYEE BENEFITS. The Disclosure Schedule lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained, or contributed to by GMHC that are currently in effect or that have been terminated within the past twelve months, and complete and accurate copies of all those plans or arrangements have been provided to QL 3000. The employee pension and employee welfare benefit plans (within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by GMHC that are subject to ERISA are listed separately as ERISA Plans on the Disclosure Schedule (the "ERISA Plans"). The ERISA Plans comply in all material respects with the applicable requirements of ERISA and any other applicable laws and regulations. With respect to ERISA Plans intended to qualify under Section 401(a) of the Code, GMHC has received from the Internal Revenue Service ("IRS") a favorable determination for each of the ERISA Plans that each of the ERISA Plans is qualified. There has been no event subsequent to that determination of which GMHC has received notice from IRS or has otherwise become aware that has adversely affected the tax qualified status of any of the ERISA Plans or the exemption of the related trusts. As to any such ERISA Plan that has been terminated, any legally-required notices to employees and to the Pension Benefit Guaranty Corporation (if applicable) have been provided as required, all other legally-required actions have been taken to accomplish the termination, and a favorable IRS determination letter has been requested with respect to such termination. In response to any such request for a determination letter on plan termination, a favorable letter has been received from the IRS or, if the requested favorable letter has not yet been received, there has been no event or absence of a necessary action that would prevent the issuance of a favorable determination letter on the termination in due course. No accumulated funding deficiency as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, with respect to any of the ERISA Plans. Neither GMHC nor a controlled group of corporations of which GMHC is a member have any actual or potential withdrawal liability, as defined in Section 4201 and related provisions of ERISA. To the knowledge of GMHC, none of the ERISA Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt prohibited transaction, as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions as defined in Code Sections 401(k)(8)(B) and 402(g)(2)(a) under any ERISA Plan that have not been corrected. Each ERISA Plan is, and to the knowledge of GMHC has been, operated and administered in all material respects in conformance with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Except as set forth in the Disclosure Schedule, GMHC has no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement, or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan or an individual employment or compensation agreement, or any commitment to provide medical benefits to retirees.

         3.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Disclosure Schedule, since September 30, 1998, there has not been:

                (a) Any event, occurrence, development, or state of circumstances or facts which could reasonably be expected to result in
         (i) a Material Adverse Effect on the business, results of operations, financial position, assets, or properties of GMHC or its subsidiaries or (ii) any transaction, contract or commitment except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000.00 annually;

                (b) Any damage, destruction, or casualty loss, whether insured against or not, to the assets or properties of GMHC or its subsidiaries that would result in a Material Adverse Effect;

                (c) Except as permitted by Section 5.1(k), any increase in the rate or terms of compensation payable or to become payable by GMHC to its directors, officers, or key employees; any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment, or arrangement made to, for or with any such directors, officers, or key employees; any special bonus or remuneration paid; or any written employment, severance or change of control contract executed or amended;

                (d) Any amendment to GMHC's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by GMHC, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

                (e) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of GMHC, or any direct or indirect repurchase, redemption, or other acquisition by GMHC of any shares of its stock or any option, warrant or other agreement relating thereto;

                (f) Any issuance or sale of any stock of GMHC (other than issuances pursuant to the exercise of options or warrants outstanding on September 30, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of GMHC or any commitment to do any of the foregoing;

                (g) Any conduct of business that is outside the ordinary course of business or not substantially in the manner that GMHC or its subsidiaries have previously conducted their business (including any change in their accounting method, principles or practices);

                (h) Any material purchase or other acquisition of property by GMHC or its subsidiaries; any sale, lease, or other disposition of property by GMHC or its subsidiaries; or any expenditure by GMHC or its subsidiaries, except in the ordinary course of business;

                (i) Any incurrence of any noncontract liability which, either singularly or in the aggregate is material to the business, results of operations, financial condition, or prospects of GMHC or its subsidiaries; or

                (j) Any encumbrance or consent to encumbrance of any material property or assets of GMHC or its subsidiaries except in the ordinary course of business and except for the types of encumbrances listed in
         Section 3.9.

         3.18 UNDISCLOSED LIABILITIES. Except for liabilities or obligations described in the GMHC SEC Documents or the Disclosure Schedule, or liabilities or obligations that would not in the aggregate have a Combined Material Adverse Effect, neither GMHC or any of its subsidiaries nor any of the property of GMHC or any of its subsidiaries is subject to any material liability or obligation of any kind, whether accrued, absolute, contingent, known, unknown or otherwise, whether or not such liabilities or obligations would have been required to be contained or disclosed in a GMHC SEC Document or any financial statement of GMHC and its subsidiaries. Without limiting the generality of the foregoing, GMHC and its subsidiaries have no liability (and to GMHC's knowledge there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against GMHC or any of its subsidiaries giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered or service provided by GMHC or any of its subsidiaries.

         3.19 INSURANCE. GMHC and its subsidiaries are now maintaining with financially responsible insurance companies, the policies of insurance (the "Policies") on their products, tangible assets and business as are listed in the Disclosure Schedule, and all such Policies are currently in full force and effect. There are no disputes with insurers under the Policies, and all premiums due and payable thereto have been paid. To GMHC's knowledge, (i) there are no pending or threatened cancellations or nonrenewals with respect to any of the Policies, and GMHC or its subsidiaries, as the case may be, is in compliance with all material conditions contained in the Policies, and
(ii) there are no pending or threatened claims against GMHC or any of its subsidiaries related to product liability.

         3.20   INTELLECTUAL PROPERTY.

                (a) The term "Intellectual Property Assets" means collectively:

                    (i) all registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                    (ii)   all patents and patent applications
                (collectively, "Patents");

                    (iii) all copyrights in both published works and unpublished works that are material to GMHC's businesses (collectively, "Copyrights");

                    (iv)   all trade secrets; and

                    (v) all trade names, technology, know-how, processes and related applications used in the conduct of the businesses of GMHC and its subsidiaries. The Disclosure Schedule contains a list and summary description of all Marks, Patents and Copyrights.

                  (b) GMHC owns, has the right to use, sell, license, dispose of, and to bring actions for the misappropriation of all of the Intellectual Property Assets, material to the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

                  (c) The Disclosure Schedule contains a list of all material agreements, licenses, permits and other instruments relating to the Intellectual Property Assets material to the conduct of its business to which GMHC or any of its subsidiaries is a party, together with a brief description of the Intellectual Property Asset.

                  (d) To GMHC's knowledge, no Intellectual Property Asset material to the conduct of business of GMHC and its subsidiaries is infringed or has been challenged.

                  (e) There is no action, suit, proceeding, judgment, order, or writ pending or to GMHC's knowledge, threatened against GMHC or any of its subsidiaries contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets material to the conduct of their business.

         3.21 CAR COUNTS. GMHC has delivered to QL 3000 the car counts broken down for each of GMHC's and its subsidiaries' stores (including franchise stores) for 1997 and for each month through December 1998. Copies of the car counts are contained on the Disclosure Schedule. The car counts, as of their respective dates are accurate, correct and complete.

         3.22 FRANCHISES. The Disclosure Schedule sets forth all franchises GMHC and its subsidiaries have with franchisees. Except as set forth on the Disclosure Schedule, all franchises are in good standing, neither GMHC nor any of its subsidiaries is in default under any franchise and, to GMHC's knowledge, no franchisees are in default under any franchise. Also included in the Disclosure Schedule is the following information: (i) the beginning date, ending date and franchise renewal options (either by franchisee or franchisor) for each franchise, (ii) 1997 franchise fees collected from each franchise, (iii) 1997 franchise fees outstanding for each franchisee, (iv) 1997 royalty fees collected from each franchisee, (v) 1997 royalty fees outstanding for each franchisee and (vi) any reserve amount for uncollectible franchise fees or royalty fees. GMHC shall provide to QL 3000 a file containing correspondence from all persons with whom GMHC or any subsidiary has discussed the prospect of becoming a franchisee within the past three years.

         3.23 YEAR 2000. Except as set forth on the Disclosure Schedule, GMHC has analyzed and to GMHC's knowledge has identified both internally developed and acquired software which is material to its operations or which has been or is being provided or delivered to customers or franchisees and utilizes data embedded codes that may experience operations problems when the Year 2000 is reached and, where problems have arisen, has made, or has coordinated with customers, franchisees, suppliers, financial institutions and others with which it has business relationships that are material to GMHC's business, to make all necessary modifications to the identified software to make such software Year 2000 compliant. Except as disclosed in a GMHC SEC Document or in the Disclosure Schedule, to GMHC's knowledge GMHC and its subsidiaries have not incurred, and do not expect to incur, significant operating expenses or been required, or expect to be required, to invest heavily in computer systems improvements to be Year 2000 compliant, and business operations have not been disrupted and, to GMHC's knowledge, its customers and franchisees have not experienced any material interruption of service as a result of making such software Year 2000 compliant. The Disclosure Schedule identifies all outstanding Year 2000 compliance problems known to GMHC relating to its software (including, without limitation, software provided or delivered to customers or franchisees), with a correct and materially complete statement of the status of GMHC's efforts to correct such problems. "Year 2000 compliant" means, with respect to GMHC's information technology, the information technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not materially malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. "Information technology" means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized or software system(s) that are used or relied on by GMHC and its subsidiaries and franchisees in the conduct of their business.

         3.24 GUARANTIES; POWERS OF ATTORNEY. Except as set forth in the Disclosure Schedule, neither GMHC nor any of its subsidiaries is a guarantor or otherwise liable for any liability or material obligation (including without limitation any indebtedness) of any other Person. To GMHC's knowledge, there are no outstanding powers of attorney executed on behalf of GMHC.

         3.25 BROKERS. No broker, investment banker, financial advisor, or other Person, other than Green Manning & Bunch, LTD., the fees and expenses of which will be paid by GMHC, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GMHC. GMHC has provided QL 3000 true and correct copies of all agreements between GMHC and Green Manning & Bunch, LTD.

         3.26 DISCLOSURE. None of the representations and warranties made by GMHC in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained therein not misleading. To GMHC's best knowledge, neither GMHC nor any responsible officer or director of GMHC has intentionally concealed any fact known by such Person to have a Material Adverse Effect.

         3.27 TRUE AT CLOSING. The representations, warranties, covenants and agreements of GMHC set forth in this Article 3, and made to third parties in connection with the transactions contemplated in this Agreement, are and will be true both on the date of this Agreement and on and as of the Closing, except for representations, warranties, covenants and agreements made as of a specific date, which shall be true as of such specific date.

                                  ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF QL 3000

         QL 3000 represents and warrants to GMHC as follows:

         4.1 CORPORATE EXISTENCE AND AUTHORITY. QL 3000 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. QL 3000 has the full corporate power and authority to enter into this Agreement and carry out its terms. QL 3000 has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by QL 3000 and is binding upon and enforceable against QL 3000 in accordance with its terms.

         4.2 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by QL 3000 nor the consummation of the transactions contemplated hereby will:

                  (a) violate or conflict with any provision of the charter or bylaws of QL 3000;

                  (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to QL 3000, except as such would not individually or in the aggregate prevent QL 3000 from performing its obligations under this Agreement and consummating the transactions contemplated hereby; or

                  (c) require any notices to or consent of any third party, including without limitation any Governmental Entity, except where the failure to obtain such consents, approvals or authorizations would not prevent or delay consummation of the Offer or the Merger or otherwise prevent QL 3000 from performing its obligations under this Agreement.

         4.3 LEGAL PROCEEDINGS. There is neither pending nor, to the best knowledge of QL 3000, threatened by or against QL 3000 any legal action, claim, arbitration, investigation, or administrative proceeding before any Governmental Entity that could enjoin or restrict the right or ability of QL 3000 to perform its obligations under this Agreement and, to the best knowledge of QL 3000, there is no basis for any such claim, litigation, proceeding, or investigation.

         4.4 PROXY STATEMENT. The information supplied by QL 3000 for inclusion in the Proxy Statement to be sent to the stockholders of GMHC in connection with the Stockholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of GMHC or, at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading; PROVIDED, HOWEVER, that QL 3000 makes no representation or warranty with respect to information supplied by GMHC for inclusion in any of the foregoing documents.

                                    ARTICLE 5

                                    COVENANTS

         5.1 CONTINUATION OF BUSINESS. From and after the execution date of this Agreement until Closing, GMHC covenants and agrees to use its best efforts to and shall cause its subsidiaries to: (i) keep the business and organization of GMHC and its subsidiaries intact until the Closing; and (ii) carry on the business of GMHC and its subsidiaries in its usual and ordinary course of business and in a manner consistent with past practice until Closing. Without limiting the generality of the foregoing, except as expressly provided to the contrary in this Agreement or with the prior written consent of QL 3000, until the Closing, GMHC covenants and agrees that:

                  (a) GMHC and its subsidiaries will not declare, pay, or set aside for payment any dividend or other distribution of money or property in respect of its capital stock;

                  (b) GMHC and its subsidiaries will not issue any shares of its capital stock (except upon the valid exercise of currently outstanding options under the Stock Option Plans, or currently outstanding warrants), or issue or sell any securities convertible into, or exchangeable for, options or warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares;

                  (c) GMHC and its subsidiaries will use their best efforts to ensure that (i) the assets, property and rights now owned by GMHC and its subsidiaries will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation, disposition, or valuation of inventory will be made or instituted; (ii) GMHC will not encumber any of its material assets or make any material commitments relating to such assets, property, or business, except in the ordinary course of its business. GMHC will use its commercially reasonable best efforts to ensure that GMHC and its subsidiaries will pay all debts when due in the usual course of business;

                  (d) GMHC will use its best efforts to ensure that it and its subsidiaries will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business;

                  (e) GMHC will use its best efforts to ensure that it and its subsidiaries will keep or cause to be kept the Policies (or substantial equivalents) in such amounts duly in force until the Closing Date and will give QL 3000 notice of any material change in the Policies;

                  (f) GMHC or its subsidiaries will not incur additional debt (including without limitation obligations under leases for real or personal property whether or not required to be capitalized under generally accepted accounting principles), incur or increase any obligation or liability (fixed, contingent, or other, including without limitation liabilities as a guarantor or otherwise with respect to obligations of others) except in the ordinary and usual course of its business and consistent with past practices, forgive or release any material debt or claim, give any waiver of any right of material value, or voluntarily suffer any extraordinary loss;

                  (g) GMHC or its subsidiaries will not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) current liabilities (including the current portion of any long-term liabilities) included in the financial statements contained in the GMHC SEC Documents and
         (ii) current liabilities incurred or maturing in the ordinary course of business since the date of the current balance sheet most recently filed as part of a GMHC SEC Document or (iii) payments under its revolving credit facility with Citibank N.A. made in the ordinary course of business and consistent with past practices; provided, however, that notwithstanding anything in this Agreement to the contrary, GMHC may pay any legal, accounting or investment banking fees relating to this Agreement and the transactions contemplated hereby;

                  (h) GMHC or its subsidiaries will not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices;

                  (i) GMHC or its subsidiaries will not purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any Person other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

                  (j) GMHC or its subsidiaries will not enter into any transaction or contract or make any commitment to do the same, except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $10,000 annually and will promptly advise QL 3000 in writing of any written proposal or formal negotiations or discussions relating to any such transaction, contract or commitment;

                  (k) GMHC or its subsidiaries will not increase the wages, salaries, compensation, pension, or other benefits payable, or to become payable by them, to any of their officers, employees, or agents, including without limitation any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the execution date of this Agreement or otherwise in the ordinary and usual course of its business;

                  (l) GMHC or its subsidiaries will not implement or agree to any implementation of, or amendment or supplement to, any employee profit sharing, stock option, stock purchase, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation, severance pay, or any other employee benefit plan or arrangement;

                  (m) GMHC or its subsidiaries will not change its accounting methods, policies or practices and will maintain its books and records in accordance with Generally Accepted Accounting Principles;

                  (n) When the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any Contract to which GMHC or its subsidiaries is a party or by which either is bound, GMHC will use its best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the execution date of this Agreement;

                  (o) GMHC and its subsidiaries will pay and discharge all taxes, assessments, governmental charges, and levies imposed upon it, its income or profits, or upon any property belonging to it, in all cases before the date on which penalties attach thereto; and

                  (p) GMHC and its subsidiaries will not amend their respective Articles of Incorporation or Bylaws.

         5.2 NO SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Article 7, neither GMHC nor any of its subsidiaries will, directly or indirectly, through an officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential purchaser (other than QL 3000) relating to the disposition of all or any assets of GMHC or any of its subsidiaries (other than sales of inventory in the ordinary course of business and collection of accounts and notes receivable), or the sale of any securities of GMHC or any of its subsidiaries or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could have a similar economic result) or (ii) participate in any discussion or negotiations regarding, or furnish any person any information with respect to, the disposition of the assets or any securities of GMHC or any of its subsidiaries or any part thereof or any merger, consolidation, business combination, or similar transaction involving GMHC or any of its subsidiaries (or any other transaction, such as option or management agreements, that could result in a similar economic result); provided, however, that in connection with any proposal relating to any of the foregoing, GMHC may, to the extent required by fiduciary obligations as advised by counsel, participate in any discussions or negotiations regarding, and may furnish to any other person information with respect to, any of the foregoing. GMHC shall immediately advise QL 3000 of, and communicate the terms of, any such inquiry or proposal GMHC may receive.

         5.3 ACCESS. For the period up to and including the Closing Date, GMHC will provide, and cause each GMHC subsidiary to provide, to QL 3000 and its authorized agents reasonable access to all of their physical assets, facilities, financial information, production records, contracts and other corporate records and documents as QL 3000 deems reasonably necessary, provided that such activities do not unreasonably interfere with or hinder the business or operation of GMHC. QL 3000 will have reasonable access during normal working hours to all GMHC and GMHC subsidiary premises, properties, and facilities and will be allowed to meet with their management personnel, employees, and any outside consultants, including without limitation auditors and accountants, investment and other bankers, tax and financial advisors, and environmental consultants. In addition, GMHC will exercise its best efforts to make available to QL 3000 any items, agreements and materials as may be reasonably requested by QL 3000 or its lender in connection with QL 3000's financing of the Merger and refinancing of GMHC's debt, including but not limited to copies of all leases, estoppel letters and consents of landlords, franchisees and other parties, subordination and attornment agreements, supply agreements, non-disturbance agreements and franchise agreements.

         5.4 OTHER GOVERNMENT CONSENTS. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate Governmental Entities any requests for approval or waiver, if any, that are required from Governmental Entities in connection with the transactions contemplated by this Agreement, and the parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

         5.5 BEST EFFORTS; NO INCONSISTENT ACTION. Subject to the terms and conditions hereof, and to the fiduciary duties of the GMHC Board under applicable law as advised by counsel, each party will use its best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the opposing parties set forth in Article 6 of this Agreement. No party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement without legal authority or basis, except that nothing in this Section 5.5 will limit the rights of the parties under Article 6 of this Agreement.

         5.6 CHANGED CIRCUMSTANCES. Each of GMHC and QL 3000 will notify the other party promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

         5.7 FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         5.8 PRESS RELEASES. No press releases or other public announcements or disclosure of information to any third party concerning the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that nothing in this provision will prevent a party from making such releases or announcements as are necessary for a party to satisfy its legal obligations or the requirements of applicable law, but in any such case the affected party will promptly notify the other party.

         5.9  INDEMNIFICATION.

                  (a) From and after the Effective Time, QL 3000 shall, and shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of GMHC and its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, expense or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time (i) to the full extent permitted by Utah law or, if the protection afforded thereby to an Indemnified Party are greater, and (ii) to the same extent and on the same terms and conditions (including with respect to the advancement of expenses) provided for in GMHC's Articles of Incorporation and By-Laws and agreements in effect at the date hereof (to the extent consistent with applicable law), which provisions shall survive the Merger and continue in full force and effect after the Effective Time. Without limiting the foregoing, (i) QL 3000 shall, and shall cause the Surviving Corporation to, periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable law, and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party.

                  (b) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit GMHC, the Indemnified Parties and the Surviving Corporation, shall be binding on all successors and assigns of QL 3000 and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         5.10 FINANCING. QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender to issue a bona fide commitment letter in an amount not less than $11,000,000 within 60 days from the date of execution of this Agreement. On or prior to the Closing Date, QL 3000 shall use its best efforts to cause CSFC Retail Energy Finance or another lender and Exxon Company or another supplier or equity or debt investor to advance an amount not less than $11,000,000 and $1,500,000, respectively, for the purpose of completing the Merger. On or prior to the Closing Date, QL 3000 or an affiliated company shall use its best efforts to sell and issue not less than $4,000,000 of equity securities of such company, for the purpose of completing the Merger.

                                    ARTICLE 6

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

         The obligations of each party to consummate the Merger are subject to the conditions set forth in Sections 6.1 - 6.6, any of which may be waived by QL 3000 and GMHC. The obligations of QL 3000 are subject to Sections 6.7,
6.8 and 6.9.

         6.1 GOVERNMENTAL AUTHORIZATIONS. Each of the parties will have obtained all authorizations, consents, and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, in a form satisfactory to each of QL 3000 and GMHC in its reasonable discretion.

         6.2 GMHC STOCKHOLDER APPROVAL. If necessary to approve the Merger under applicable law, this Agreement and the Merger shall have been duly adopted and approved, at a duly called and held Stockholders' Meeting (or by action in writing, if appropriate), acting in accordance with applicable law and the Articles of Incorporation and Bylaws of GMHC, by the requisite vote of the holders of the Shares, the Preferred Shares and any other capital shares of GMHC ("Stockholder Approval").

         6.3 NO PROHIBITIONS. There has not been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

         6.4 NO PROCEEDINGS. No action, suit or other proceeding is pending against any party to this Agreement to prohibit, restrain, enjoin, restrict or otherwise prevent the consummation of the transactions contemplated by this Agreement.

         6.5 REPRESENTATIONS AND WARRANTIES. With respect to the obligations of each party's representations and warranties to the other party, the representations and warranties shall be true and correct as of the date of this Agreement and as of the Effective Date.

         6.6 FAIRNESS OPINIONS. A fairness opinion relating to the Merger shall have been issued by Green Manning & Bunch and shall not have been withdrawn or materially modified.

         6.7 OTHER CONSENTS. GMHC shall have obtained and provided to QL 3000 and/or its lender all authorizations, agreements, consents and approvals of third parties, required to be obtained to permit the consummation of the transactions contemplated by this Agreement, under any contract, lease, instrument or other document to which GMHC or any of its subsidiaries is a party or by which GMHC or any of its subsidiaries is bound or in connection with QL 3000's financing of the Merger or refinancing of GMHC's debt except such authorizations, agreements, consents and approvals, the failure of which to obtain would not have a Material Adverse Effect.

         6.8 DISSENTING STOCKHOLDERS. As of the Effective Date, the total number of Dissenting Shares shall be less than 20% of the total outstanding Shares.

         6.9 COMPLETION OF FINANCINGS. QL 3000 shall have completed debt financings with CSFC Retail Energy Finance or another lender in an amount not less than $11,000,000 and Exxon Company or another supplier or equity or debt investor in an amount not less than $1,500,000 and equity financing of not less than $4,000,000.

                                    ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION BY QL 3000 AND/OR GMHC. This Agreement may be terminated without further liability at any time before the Closing Date:

              7.1.1 MUTUAL CONSENT. By mutual consent of QL 3000 and GMHC; or

              7.1.2 INJUNCTION OR RESTRAINT. By either QL 3000 or GMHC, if any Governmental Entity has promulgated or issued a law, statute, rule, regulation, decree, order, injunction, or ruling or taken any other action prohibiting, restraining, enjoining, restricting or otherwise prohibiting the Offer or the Merger, that has become final and nonappealable.

         7.2 TERMINATION BY QL 3000. QL 3000, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to GMHC of the occurrence of a breach by GMHC of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which breach or default is not cured within ten (10) days after GMHC has notice thereof, except for breaches and defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect or materially impair the ability of the parties to consummate the transactions contemplated by the Agreement.

         7.3  TERMINATION BY GMHC.

              7.3.1 GMHC, if not then in default, may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 of the occurrence of a breach by QL 3000 of one or more of its representations or warranties or a default in the observance or performance of one or more of its covenants or agreements under this Agreement, which default is not cured within ten (10) days after QL 3000 has notice thereof, except for defaults which, individually or in the aggregate, would not materially impair the ability of the parties to consummate the transactions contemplated by this Agreement.

              7.3.2 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if (i) the Effective Time has not occurred within 120 days after the execution of this Agreement; or (ii) QL 3000 has not received and provided GMHC with a copy of a bona fide commitment letter from CSFC Retain Energy Finance or another lender with respect to the financing of the Merger Consideration within 60 days after the execution of this Agreement; or (iii) CSFC Retail Energy Finance or such other lender withdraws its commitment letter after such commitment letter has been issued and no other commitment letter has been issued.

              7.3.3 GMHC may terminate this Agreement at any time before the Closing Date upon written notice to QL 3000 if prior to the Closing Date, any person has made a bona fide proposal relating to an acquisition transaction relating to GMHC or the Shares, or has commenced a tender or exchange offer for the Shares and the Board of Directors of GMHC determines in good faith
(i) after consultation with its financial advisors, that such transaction constitutes a better offer than terms of Merger contemplated hereby and (ii) after consultation with legal counsel, that failure to approve such proposal and terminate this Agreement could reasonably be expected to result in a breach of fiduciary duties of the Board of Directors of GMHC; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by GMHC pursuant to this Section 7.3.3 shall not be deemed to violate any other obligations of GMHC under this Agreement.

         7.4 PROCEDURE; EFFECT OF TERMINATION. If either QL 3000 or GMHC elects to terminate this Agreement pursuant to this Article 7, the terminating party will promptly give written notice thereof to the other party. In the event of termination pursuant to this Article 7, the parties will be released from all liabilities and obligations under this Agreement, other than the obligations under Section 5.8 and except that nothing herein shall relieve any party from liability for damages to the extent arising from a breach of this Agreement before termination.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, and covenants in this Agreement will not survive the Effective Time, and shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 7.1. This Section 8.1 will not limit any covenant or agreement of the parties that by its terms provides for performance after the Effective Time or such termination.

         8.2 FURTHER ACTION. GMHC and QL 3000 will execute any documents and take any additional action reasonably required to fully implement this Agreement.

         8.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among GMHC and QL 3000 regarding the subject matter hereof and thereof and supersedes and replaces all prior or contemporaneous negotiations, representations, or agreements, written or oral.

         8.4 ASSIGNMENT. This Agreement may not be assigned by either party by operation of law or otherwise without the prior written consent of the other party, except that QL 3000 may assign all or any of its rights and obligations to any wholly owned subsidiary or other affiliate of QL 3000; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform the obligations. An Affiliate of a person shall include any other person controlling, controlled by or under other common control with such person.

         8.5 BINDING EFFECT; NO THIRD PARTY BENEFIT. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, subject to the restrictions on assignment contained in Section 8.4. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by it.

         8.6 WAIVER. Failure of any party at any time to require performance of any provision of this Agreement will not limit such party's right to enforce such provision, nor will any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement will be effective only if set forth in writing and signed by the party to be bound.

         8.7 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Florida.

         8.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any Person or circumstance is to any extent held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term or provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

         8.9 TIME OF ESSENCE. GMHC and QL 3000 hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterparts, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other parties.

         8.11 AMENDMENTS. This Agreement may not be modified or amended except by the written agreement of GMHC and QL 3000. This Agreement may not be terminated other than pursuant to Article 7 except by the written agreement of GMHC and QL 3000. A party may waive one or more of its rights under this Agreement only in a written instrument signed by the party.

         8.12 AUTHORITY. The person executing this Agreement on behalf of each party warrants that she/he has the authority to execute this Agreement and to so bind that party as provided in this Agreement.

         8.13 NOTICES. All notices or other communications required or permitted under this Agreement must be in writing and must be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile. Any notice, if mailed, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted and electronically confirmed. Notices will be given to the following Persons:

To QL 3000:                QL 3000, Inc.
                           9551 Baymeadows Road
                           Jacksonville, Florida 32256
                           Attention:  David Plyler
                           Telephone:  (904) 730-2660
                           Facsimile No.:  (904) 733-6619

With a copy to:            Smith Hulsey & Busey
                           1800 First Union Bank Tower
                           225 Water Street
                           Jacksonville, Florida 32202
                           Attention:  John R. Smith, Jr., Esq.
                           Telephone:  (904) 359-7700
                           Facsimile No.:  (904) 359-7712

To GMHC:                   Grease Monkey Holding Corporation
                           633 17th Street, Suite 400
                           Denver, Colorado 80202
                           Attention: James Wallace
                           Telephone:  (303) 295-0565
                           Facsimile No.: (303) 295-0565

With a copy to:            Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                           950 17th Street, 16th Floor
                           Denver, Colorado 80202
                           Attention: Douglas R. Wright, Esq.
                           Telephone: (303) 575-7571
                           Facsimile No.: (303) 825-6525


                                    ARTICLE 9

                                   DEFINITIONS

         The following terms are defined in this Agreement in the sections identified below:

                  TERM                           Definition Section
Affiliate                                               8.4
Agreement                                             Preamble
Certificate of Merger                                   1.4
Certificates                                           2.2.2
Closing and Closing Date                                1.8
Code                                                   3.14.1
Combined Material Adverse Effect             Introduction to Article 3
Contamination                                          3.13.1
Contracts                                               3.8
Copyrights                                              3.20
Disclosure Schedule                          Introduction to Article 3
Dissenting Stockholders                                2.1.5
Dissenting Shares                                      2.1.5
Effective Date                                          1.4
Effective Time                                          1.4
Environmental Law                                      3.13.1
ERISA                                                   3.16
ERISA Plans                                             3.16
GMHC                                                  Preamble
GMHC Board                                            Recitals
GMHC Returns                                           3.14.1
GMHC SEC Document                                       3.5
Governmental Entity                                     3.2
Hazardous Substance                                    3.13.1
Information Technology                                  3.23
Intellectual Property Assets                            3.20
IRS                                                     3.16


                  TERM                           Definition Section
Leased Properties                                       3.10
Leases                                                  3.10
Licenses                                                3.12
Marks                                                   3.20
Material Adverse Change                      Introduction to Article 3
Material Adverse Effect                      Introduction to Article 3
Material Properties                                     3.9
Material Properties and Assets                          3.9
Merger                                                Recitals
Merger Consideration                                   2.1.1
NOL                                                    3.14.3
Patents                                                 3.20
Paying Agent                                           2.2.1
Person                                                 2.2.4
Policies                                                3.19
Preferred Shares                                        3.3
Proxy Statement                                        1.2.2
QL 3000                                               Preamble
Securities Act                                          3.5
Share, Shares                                           3.3
Stock Option Plans                                      2.3
Stockholder Approval                                    6.2
Stockholders' Meeting                                  1.2.2
Surviving Corporation                                   1.5
Taxes                                                  3.14.4
URBCA                                                 Recitals
Year 2000 Compliant                                     3.23


         IN WITNESS WHEREOF, the parties have executed this Agreement, effective the day and year first written above.


QL 3000, INC.                          GREASE MONKEY HOLDING
                                       CORPORATION


By /S/ DAVID PLYLER                    By /S/ JAMES B. WALLACE
   --------------------------             ----------------------------
   Name: DAVID PLYLER                     Name: JAMES B. WALLACE
        ---------------------                  ------------------------
   Title: PRESIDENT AND                   Title: CHAIRMAN OF THE BOARD
          CHIEF OPERATING OFFICER               -----------------------
         --------------------

             AMENDMENT, EXTENSION AND RELEASE AGREEMENT

          THIS AMENDMENT, EXTENSION AND RELEASE AGREEMENT (this "Agreement") is entered into as of the 30th day of July, 1999, by and AMONG GREASE MONKEY HOLDING CORPORATION, a Utah corporation (the "Grease Monkey"), QL 3000, INC., a Florida corporation ("QL 3000") and E. CHESTER STOKES, JR. ("Stokes").

                             RECITALS

          A. Grease Monkey and QL 3000 have entered into an Agreement and Plan of Merger, dated March 26, 1999 (the "Merger Agreement").

          B. The Merger Agreement provides that Grease Monkey may terminate the Merger Agreement if the transactions contemplated thereby have not been consummated on or before July 24, 1999.

          C. The parties hereto desire to extend the July 24, 1999 termination date to the later of (a) the date ten business days after Grease Monkey holds a special meeting, or any adjournment thereof, of its shareholders for the purpose of obtaining approval under the URBCA for the Merger, and (b) October 31, 1999 (the "Termination Date").

          D. The parties hereto desire to ensure that Grease Monkey will not suffer undue hardship or damages as a result of such extension or in the event that the transactions are not consummated by the Termination Date.

                             AGREEMENT

          In consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. EXTENSION. Section 7.3.2 of the Merger Agreement is hereby amended to replace the phrase "within 120 days after the execution of this Agreement" with the phrase "on or before the later of (a) the date ten business days after Grease Monkey holds a special meeting, or any adjournment thereof, of its shareholders for the purpose of obtaining approval under the URBCA for the Merger, and (b) October 31, 1999."

          2. ESCROW DEPOSIT. Upon the execution of this Agreement, QL 3000 shall deposit or cause to be deposited in an escrow account at U.S. Bank National Association, Denver, Colorado, the sum of $400,000.00 (the "Escrow Deposit"). At the Effective Time (if the Effective Time occurs) the Escrow Deposit shall be transferred to the Paying Agent and shall be used as part of the Merger Consideration. If (a) all of the conditions to QL 3000's obligations under the Merger Agreement have not been satisfied or waived by QL 3000 or (b) Grease Monkey defaults in the observance or performance of one or more of its covenants or agreements under the Merger Agreement, which default is not cured within ten (10) days after Grease Monkey has notice thereof, except for defaults which, individually or in the aggregate, would not have a Combined Material Adverse Effect or materially impair the ability of the parties to consummate the transactions contemplated by the Merger Agreement pursuant to its terms, and

Grease Monkey or QL 3000 elects to terminate the Merger Agreement, or (c) Grease Monkey terminates the Merger Agreement pursuant to Section 7.3.3 thereof, then the Escrow Deposit shall be returned to QL 3000 (or its designee). If on or after the Termination Date (a) all of the conditions to QL 3000's obligations under the Merger Agreement have been satisfied or waived by QL 3000, (b) the Effective Date has not occurred (for reasons other than Grease Monkey's failure to close) by the end of the fifth business day following the date on which the last of such conditions was satisfied or waived and (c) Grease Monkey terminates the Merger Agreement or if Grease Monkey terminates the Merger Agreement pursuant to Section 7.3.1 thereof, then the Escrow Deposit shall be forfeited to Grease Monkey. If (a) (i) the Effective Time does not occur on or before the Termination Date because Grease Monkey has materially breached its representations, warranties or covenants contained in the Merger Agreement (other than a breach of a representation or warranty as to hich Grease Monkey had no control or knowledge), or (ii) the shareholders of Grease Monkey vote to reject the Merger or (iii) all of the conditions to Grease Monkey's obligations under the Merger Agreement have been satisfied or waived by Grease Monkey and the Effective Time has not occurred (for reasons other than QL 3000's failure to close) by the end of the fifth business day following the date on which the last of such conditions was satisfied or waived, and (b) QL 3000 shall have not materially breached any of its representations, warranties or covenants contained in the Merger Agreement, then QL 3000 may terminate the Merger Agreement and will be entitled to liquidated damages from Grease Monkey in the amount of $400,000.00; provided; however, that Grease Monkey shall not be required to pay liquidated damages if Grease Monkey terminates the Merger Agreement pursuant to Section 7.3.3 thereof. The parties agree that the provisions regarding the Escrow Deposit and liquidated damages are an integral part of this Agreement, and that, without these provisions, the parties would not enter into this Agreement.

          3. EXCLUSIVE REMEDY. The forfeiture of the Escrow Deposit and payment of liquidated damages provided for in Section 2 hereof shall be the sole and exclusive respective remedies for the breach of any representation, warranty or covenant in the Merger Agreement or related thereto, including the commitment by Stokes to provide financing.

          4. DELETED CONDITION. Section 6.9 of the Merger Agreement is hereby deleted.

          5. DISSENTING SHARES. Section 6.8 of the Merger Agreement is hereby amended to replace the number "20%" with the number "25%".

          6. DISCLOSURE SCHEDULE. The Disclosure Schedule is hereby amended to include the items listed on Schedule 1 hereof. QL 3000 hereby waives, discharges and releases Grease Monkey from any claim of breach of the Merger Agreement relating to the transactions listed on such Schedule 1.

          7. REAFFIRMATION OF COMMITMENT LETTER. Stokes hereby reaffirms his unconditional commitment to provide or cause to be provided all necessary debt and equity financings to complete the merger described in the Merger Agreement.

          8. STATUTORY MERGER ELECTION. QL 3000 hereby irrevocably elects the form of statutory merger described in the Merger Agreement. Grease Monkey shall not be required to enter into the agreement attached as Exhibit A to the Merger Agreement.

          9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          10. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

          11. BOARD APPROVAL. This Agreement shall be of no force or effect until approved by the Board of Directors of Grease Monkey. Unless and until such approval occurs, Grease Monkey shall not be deemed to have waived any provision of the Merger Agreement, including, without limitation, its right to terminate the Merger Agreement pursuant to Section 7.3.2 thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GREASE MONKEY HOLDING                  QL 3000, INC., a Florida corporation
CORPORATION, a Utah corporation

By                                     By
  --------------------------------       -------------------------------------
Name:                                  Name:
     -----------------------------          ----------------------------------
Title:                                 Title:
      ----------------------------           ---------------------------------




----------------------------------
E. Chester Stokes, Jr.

                                   SCHEDULE 1

                                     APPENDIX B
                                   OPINION OF GMB

              [Letterhead of Green, Manning & Bunch Securities, Inc.]

March 8, 1999



The Board of Directors
Grease Monkey Holding Corporation
633 17th Street, Suite 400
Denver, Colorado  80202



Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock, par value $.03 per share (the "Common Shares"), and shares of Series C Preferred Stock, $100.00 stated value (the "Preferred Shares") (collectively, the "Shares"), of Grease Monkey Holding Corporation, a Utah corporation (the "Company"), of the consideration to be received by such holders in the merger (the "Merger") of the Company pursuant to the Agreement and Plan of Merger (the "Agreement") made as of March 26, 1999, by and among the Company and QL 3000, Inc., a Florida corporation ("QL 3000"). The Agreement provides that the Company will be the surviving corporation in the Merger. The Agreement further provides that each Common Share issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive a cash payment in the amount of $1.00 and each Preferred Share will be converted into the right to receive a cash payment in the amount of $100 plus accrued but unpaid dividends (collectively, the "Merger Consideration"). As of the Effective Time, all of the Shares will no longer be outstanding and will automatically be canceled, and each holder of Shares (except for dissenting shares) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The terms and conditions of the Merger are set forth in more detail in the Agreement.

In connection with rendering our opinion, we have reviewed the Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, projections and analyses prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with certain representatives of the Company to review and discuss such information and, among other matters, the Company's business, financial condition, results of operations and prospects.

We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other publicly traded

The Board of Directors
Grease Monkey Holding Corporation
March 8, 1999

Page 2


companies that we believe may be comparable in certain respects to the
Company or its business.   We have also reviewed and considered the financial
terms of certain recent acquisitions and business combination transactions that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

In our review and analysis, and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us, discussed with us or made available to us, including the Company's financial projections referenced above, and we have not assumed any responsibility for independent verification of, and express no opinion as to the accuracy of, any of such information. With respect to the Company's forward looking financial information, we have relied upon the reasonableness and accuracy of the information furnished to us, and have assumed that such information was reasonably prepared in good faith and on a basis reflecting the best currently available judgments and estimates of the Company's management as of the date thereof. We have also assumed that management of the Company is unaware of any facts not disclosed to us that would make any of the information provided to us materially incomplete or misleading. We have not reviewed any of the books and records of the Company or conducted, or assumed any responsibility for conducting, a physical inspection of the properties or facilities of the Company or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they currently exist and can be evaluated by us as of the date hereof. Finally, we have assumed that the Merger will be consummated in a manner consistent with the terms and conditions set forth in the Agreement in its present form without material waiver or modification.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services relating to the Merger, which services include rendering this opinion. A significant portion of such fee is contingent upon consummation of the Merger.

Our opinion addresses only the fairness from a financial point of view to the holders of the Shares of the Merger Consideration to be received by such holders pursuant to the Agreement and does not address the Company's underlying business decision to effect the Merger.

Our advisory services and the opinion expressed herein are provided for the benefit and use of the Board of Directors of the Company in its evaluation of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, provided, however, that the Proxy Statement to be filed in connection with the Merger (the "Proxy Statement") may refer to our opinion, disclose the analysis performed by us in connection with our opinion, and include our

The Board of Directors
Grease Monkey Holding Corporation
March 8, 1999

Page 3


opinion as an exhibit. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. We have been engaged and are acting solely as an advisor to the Company and not as an advisor to or agent of any other person.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view.

Very truly yours,

GREEN MANNING & BUNCH SECURITIES, INC.

                                     APPENDIX C
       TEXT OF SECTIONS 16-10a-1301 THROUGH 16-10a-1331 OF THE UTAH BUSINESS
                                  CORPORATION ACT

             UTAH BUSINESS CORPORATION ACT - PART 13 DISSENTERS' RIGHTS

16-10a-1301 DEFINITIONS.--For purposes of Part 13:

       (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

       (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

       (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

       (4) Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

       (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

       (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in
Section 16-10a-723.

       (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302 RIGHT TO DISSENT.

       (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

       (a) consummation of a plan of merger to which the corporation is a party if:

       (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

       (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-04;

       (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

       (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

       (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

       (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

       (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

       (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

       (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

       (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

       (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except

       (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

       (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National

Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

       (c)    cash in lieu of fractional shares; or

       (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

       (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS

       (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

       (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (b) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (a) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

       (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320 NOTICE OF DISSENTERS' RIGHTS.

       (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

       (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by
Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to
Section 16-10a-704 for which the notice was to have been given.

16-10a-1321 DEMAND FOR PAYMENT--ELIGIBILITY AND NOTICE OF INTENT.

       (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

       (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

       (b)    may not vote any of his shares in favor of the proposed action.

       (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16- 10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

       (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

       (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322 DISSENTERS' NOTICE.


       (1) If a proposed corporate action creating dissenters' rights under Section 16- 10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

       (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

       (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

       (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

       (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

       (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

       (f)    state the requirement contemplated by Subsection
16-10a-1303(3), if the requirement is imposed; and

       (g)    be accompanied by a copy of this part.

16-10a-1323 PROCEDURE TO DEMAND PAYMENT.

       (1)    A shareholder who is given a dissenters' notice described in
Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

       (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

       (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

       (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

       (2)    A shareholder who demands payment in accordance with Subsection
(1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

       (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324 UNCERTIFICATED SHARES.

       (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

       (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10A-1325 PAYMENT.

       (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

       (2)    Each payment made pursuant to Subsection (1) must be
accompanied by:

       (a)    (i)    (A)    the corporation's balance sheet as of the end of
its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

       (B)    an income statement for that year;

       (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

       (D)    the latest available interim financial statements, if any;

       (ii) the balance sheet and statements referred to in Subsection must be audited if the corporation customarily provides audited financial statements to shareholders;

       (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

       (c)    a statement of the dissenter's right to demand payment under
Section 16-10a-1328; and

       (d)    a copy of this part.

16-10a-1326 FAILURE TO TAKE ACTION.

       (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, end all shareholders who submitted a demand for payment pursuant to Section 116-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

       (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

       (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1302, state the date of the fist announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.

       (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

       (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

       (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

       (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

       (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

       (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330 JUDICIAL APPRAISAL OF SHARES--COURT ACTION.

       (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

       (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

       (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328,
whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

       (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraises to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

       (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

       (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

       (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331 COURT COSTS AND COUNSEL FEES.

       (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

       (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

       (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

       (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

PROXY

          GREASE MONKEY HOLDING CORPORATION
             633 17th Street, Suite 400
              Denver, Colorado  80202

 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
     ON MONDAY, NOVEMBER 22, 1999 AT 2:00 P.M.

The undersigned hereby appoints James B. Wallace and Jerry D. Armstrong, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.03 per share, of Grease Monkey Holding Corporation, held by the undersigned at the close of business on October 8, 1999, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on November 22, 1999 at 2:00 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 26, 1999 (AS AMENDED BY THE AMENDMENT, EXTENSION AND RELEASE AGREEMENT, DATED JULY 30, 1999), BY AND BETWEEN GREASE MONKEY HOLDING CORPORATION AND QL 3000, INC.

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREASE MONKEY HOLDING CORPORATION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

FAILURE TO RETURN THIS PROXY WILL HAVE THE EFFECT OF A VOTE AGAINST THE
PROPOSAL.

                              Dated: __________, 1999



                              --------------------------------------------
                              Signature

                              Please sign exactly as your
                              name(s) appear(s) hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please add your full title as such. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY

                     GREASE MONKEY HOLDING CORPORATION
                         633 17th Street, Suite 400
                          Denver, Colorado  80202

          PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                ON MONDAY, NOVEMBER 22, 1999 AT 2:00 P.M.

The undersigned hereby appoints James B. Wallace and Jerry D. Armstrong, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Series C preferred stock, $100.00 stated value, of Grease Monkey Holding Corporation, held by the undersigned at the close of business on October 8, 1999, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on November 22, 1999 at 2:00 p.m., local time, at the training center of the Company, 633 17th Street, Suite 400, Denver, Colorado 80202, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 26, 1999 (AS AMENDED BY THE AMENDMENT, EXTENSION AND RELEASE AGREEMENT, DATED JULY 30, 1999), BY AND BETWEEN GREASE MONKEY HOLDING CORPORATION AND QL 3000, INC.

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREASE MONKEY HOLDING CORPORATION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

FAILURE TO RETURN THIS PROXY WILL HAVE THE EFFECT OF A VOTE AGAINST THE
PROPOSAL.

                              Dated: __________, 1999




                              --------------------------------------------
                              Signature

                              Please sign exactly as your
                              name(s) appear(s) hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please add your full title as such. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.